Exhibit 10.4

EXECUTION COPY

$479,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

among

VIRGIN MOBILE USA, LLC,

as Borrower,

The Several Lenders from Time to Time Parties Hereto,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Syndication Agent,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of July 19, 2006

J.P. MORGAN SECURITIES INC.	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Joint Lead Arrangers and Joint Bookrunners

i

4.2	No Change	32

4.3	Existence; Compliance with Law	32

4.4	Power; Authorization; Enforceable Obligations	32

4.5	No Legal Bar	33

4.6	Litigation	33

4.7	No Default	33

4.8	Ownership of Property; Liens	33

4.9	Intellectual Property	33

4.10	Taxes	33

4.11	Federal Regulations	33

4.12	Labor Matters	34

4.13	ERISA	34

4.14	Investment Company Act; Other Regulations	34

4.15	Subsidiaries	34

4.16	[INTENTIONALLY OMITTED]	34

4.17	Environmental Matters	34

4.18	Accuracy of Information, etc	35

4.19	Security Documents	36

4.20	Solvency	36

4.21	[RESERVED]	36

4.22	[INTENTIONALLY OMITTED]	36

SECTION 5.	CONDITIONS PRECEDENT	36

5.1	Conditions to Effectiveness	36

5.2	[INTENTIONALLY OMITTED]	38

SECTION 6.	AFFIRMATIVE COVENANTS	38

6.1	Financial Statements	38

6.2	Certificates; Other Information	39

6.3	Payment of Obligations	40

6.4	Maintenance of Existence; Compliance	40

6.5	Maintenance of Property; Insurance	40

6.6	Inspection of Property; Books and Records; Discussions	41

6.7	Notices	41

6.8	Environmental Laws	42

6.9	Interest Rate Protection	42

6.10	Additional Collateral, etc	42

6.11	Credit Rating	43

6.12	Working Capital	43

6.13	Deposit Account Control Agreements	43

6.14	Mortgages	44

SECTION 7.	NEGATIVE COVENANTS	44

7.1	Financial Condition Covenants	44

7.2	Indebtedness	45

7.3	Liens	46

7.4	Fundamental Changes	48

7.5	Disposition of Property; Capital Stock	49

7.6	Restricted Payments	50

7.7	Capital Expenditures	51

7.8	Investments	51

7.9	Optional Payments and Modifications of Certain Debt Instruments	52

7.10	Transactions with Affiliates	52

7.11	Sales and Leasebacks	52

7.12	Swap Agreements	52

7.13	Changes in Fiscal Periods	53

7.14	Negative Pledge Clauses	53

7.15	Clauses Restricting Subsidiary Distributions	53

7.16	Lines of Business	53

7.17	Amendments to JV Agreements	53

SECTION 8.	EVENTS OF DEFAULT	54

SECTION 9.	THE AGENTS	58

9.1	Appointment	58

9.2	Delegation of Duties	58

9.3	Exculpatory Provisions	58

9.4	Reliance by Administrative Agent	59

9.5	Notice of Default	59

9.6	Non-Reliance on Agents and Other Lenders	59

9.7	Indemnification	60

9.8	Agent in Its Individual Capacity	60

9.9	Successor Administrative Agent	60

9.10	Syndication Agent	61

SECTION 10.	MISCELLANEOUS	61

10.1	Amendments and Waivers	61

10.2	Notices	61

10.3	No Waiver; Cumulative Remedies	62

10.4	Survival of Representations and Warranties	63

10.5	Payment of Expenses and Taxes	63

10.6	Successors and Assigns; Participations and Assignments	64

10.7	Adjustments; Set off	66

10.8	Counterparts	67

10.9	Severability	67

10.10	Integration	67

10.11	GOVERNING LAW	67

10.12	Submission To Jurisdiction; Waivers	67

10.13	Acknowledgements	68

10.14	Releases of Guarantees and Liens	68

10.15	Confidentiality	69

10.16	WAIVERS OF JURY TRIAL	69

10.17	Delivery of Addenda	69

10.18	Patriot Act	69

10.19	Non-Recourse	69

SCHEDULES:
1.1A	Lender Exposure
1.1B	Real Property
1.1C	Subscriber Acquisition Costs
1.1D	Specified Swap Agreements
4.4	Consents, Authorizations, Filings and Notices
4.6	Litigation
4.15	Subsidiaries
4.19(a)	Filing Jurisdictions
7.2(d)	Existing Indebtedness
7.3(f)	Existing Liens

EXHIBITS:
A	Form of Amendment to Guarantee and Collateral Agreement
B	Copy of Patent Security Agreement
C	Copy of Trademark Security Agreement
D	Form of Copyright Security Agreement
E	Form of Compliance Certificate
F	Form of Closing Certificate
G	Form of Assignment and Assumption
H	Form of Amendment to Member Agreement
I	Form of Amendment to Consent to Assignment
J	Form of Legal Opinion of Simpson Thacher & Bartlett LLP
K	Form of Exemption Certificate
L	Form of Addendum
M	Form of Subordination Agreement
N	Form of Solvency Certificate
O	Form of Holdings Agreement
P	Form of Joinder

v

AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of July 19, 2006, among, VIRGIN MOBILE USA, LLC, a Delaware limited liability company (the “Borrower”), the Lenders (as defined below), MERRILL LYNCH PIERCE, FENNER & SMITH INCORPORATED, as syndication agent (in such capacity, the “Syndication Agent”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and J.P. MORGAN SECURITIES INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as joint lead arrangers and joint bookrunners (in such capacity, the “Arrangers”).

INTRODUCTORY STATEMENT

WHEREAS, the Borrower, the Syndication Agent, the Administrative Agent, the Arrangers and the lenders party thereto (the “Existing Lenders”) are parties to that certain Credit Agreement, dated as of July 14, 2005 (as amended and restated or otherwise modified, the “Existing Credit Agreement”) pursuant to which the Existing Lenders agreed to make revolving loans and a term loan to the Borrower. The term loan is outstanding in the aggregate principal amount of $479,000,000, with interest accrued thereon through the date hereof and accrued and unpaid fees and expenses (together, the “Existing Obligations”);

WHEREAS, the Existing Obligations are secured by substantially all of the personal property of the Borrower pursuant to the Security Documents (as defined herein); and

WHEREAS, the Borrower has requested that the Administrative Agent, the Syndication Agent, the Arrangers and the Lenders agree, and the Administrative Agent, the Syndication Agent, the Arrangers and the Lenders so agree, subject to and upon the terms and conditions set forth herein, that as of the Effective Date (as defined herein), the Existing Obligations be amended, modified, renewed and replaced as follows: (i) the Revolving Commitments (as defined in the Existing Credit Agreement) will be terminated pursuant to that certain Termination Letter, dated as of June 5, 2006 (the “Termination Letter”), and (ii) the Existing Credit Agreement will be restated, modified, amended, renewed and replaced as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR (and including, for the avoidance of doubt, any Eurodollar Loan the terms of which have been varied pursuant to Section 2.12).

“Addendum”: an instrument, substantially in the form of Exhibit L, by which a Lender becomes a party to this Agreement as of the Effective Date.

“Additional Subordinated Debt”: as defined in Section7.2(k).

“Adjustment Date”: as defined in the Pricing Grid.

“Administrative Agent”: as defined in the preamble hereto.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents”: the collective reference to the Syndication Agent, the Administrative Agent and the Collateral Agent.

“Agreement”: as defined in the preamble hereto.

“Applicable Margin”: (a) in the case of ABR Loans, 3.95% per annum and (b) in the case of Eurodollar Loans, 4.95% per annum; provided that on and after the first Adjustment Date occurring after the completion of one fiscal quarter of the Borrower after the Effective Date, the Applicable Margin will be determined pursuant to the Pricing Grid.

“Approved Fund”: as defined in Section 10.6(b).

“Arrangers”: as defined in the preamble hereto.

“Asset Sale”: any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (e) or (f) of Section 7.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

“Assignee”: as defined in Section 10.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit G.

“Benefitted Lender”: as defined in Section 10.7(a).

“Best Buy”: Best Buy Co., Inc., a Minnesota corporation.

“Bluebottle”: Bluebottle USA Holdings L.P., a Delaware limited partnership and an indirect Subsidiary of Virgin Group Investments Limited, a British Virgin Islands registered company.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Business”: as defined in Section 4.17(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of less than 12 months from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing less than 12 months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of less than 12 months from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Agency Agreement”: the Collateral Agency Agreement (as the same may be amended and restated, supplemented or otherwise modified, renewed or replaced from time to time), dated as of the date hereof, by and among the Collateral Agent, the Administrative Agent and the Secured Parties.

“Collateral Agent”: as defined in the Guarantee and Collateral Agreement.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit E.

“Consent to Assignment”: a Consent to Assignment, as amended by an amendment substantially in the form of Exhibit I.

“Consolidated Adjusted EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs (including, without limitation, the deferred costs associated with the termination of the Revolving Loans) and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) any fees, costs and expenses associated with the IPO (to the extent incurred within 180 days of the consummation thereof), (d) any fees, costs and expenses associated with any Permitted Acquisition or any other acquisition or investment permitted hereunder (whether or not consummated) not in excess of $1,000,000 in the aggregate, (e) depreciation and amortization expense, (f) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (g) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (h) any other non-cash charges, (i) any non-cash distribution to Best Buy which constitutes an earnout, (j) any remaining amounts attributable to the cash bonus payments relating to the Original Transaction to management of the Borrower not in excess of $5,400,000, (k) any non-cash restructuring charges or reserves and (l) for each period from January 1, 2006 through June 30, 2006, September 30, 2006 and December 31, 2006, respectively, and thereafter for each trailing twelve months during such period, the aggregate subscriber acquisition costs expended in such period, but only such costs for such period that exceed the budgeted subscriber acquisition costs set forth on Schedule 1.1C (the “Excess Subscriber Costs”) and only if the number of subscribers acquired during the period exceeds the projected number of subscribers for such period set forth on Schedule 1.1C (it being understood that for purposes of calculating such add-back, the cost per subscriber (CPGA) shall not exceed $115 in any fiscal quarter during fiscal year 2006, $107 in any fiscal quarter during fiscal year 2007 and $108 in any fiscal quarter during fiscal year 2008 and thereafter), provided that the aggregate amount of such costs added to Consolidated Net Income for fiscal year 2006 shall not exceed $20,000,000, provided, further that the aggregate amount of such costs added to Consolidated Net Income during the period January 1, 2006 through the date the Loans shall have been paid in full shall not exceed $40,000,000; and minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business but excluding up to $10,000,00 in fiscal year 2006 for proceeds received in connection with a judgment or settlement with Nokia relating to the bulk purchase of Nokia Shorty Handsets, as previously disclosed to the Administrative Agent), (iii) income tax credits (to the extent not netted from income tax expense) and (iv) any other non-cash income and (b) any cash payments made during such period in respect of items described in clause (g) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis. For the purposes of calculating Consolidated Adjusted EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, if during such Reference Period the Borrower or any Subsidiary shall have made a Permitted Acquisition, Consolidated Adjusted EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, to the extent such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article 11 of Regulation S-X under the Securities Act of 1933, as amended, as interpreted by the staff of the SEC, and as certified by a Responsible Officer of the Borrower) as if such Permitted Acquisition occurred on the first day of such Reference Period.

“Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

“Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of loans under the Subordinated Revolving Facility to the extent otherwise included therein.

“Consolidated Fixed Charge Coverage Ratio”: for any period, the ratio of (a) the sum of Consolidated Adjusted EBITDA for such period plus 50% of the average daily availability under the Subordinated Revolving Facility during the fiscal quarter ending on the testing date to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges”: for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) the aggregate amount actually paid by the Borrower and its Subsidiaries during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness (other than any Loans) incurred in connection with such expenditures), (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Loans), (d) cash dividends paid by the Borrower and its Subsidiaries during such period pursuant to Section 7.6 and cash payments made in respect of the PIK Notes issued in accordance with Section 7.6(b) and (e) taxes paid during such period by the Borrower and its Subsidiaries.

“Consolidated Interest Expense”: for any period, total cash interest expense (including that attributable to the Subordinated Revolving Facility and Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Leverage Ratio”: as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated Adjusted EBITDA for such period.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date (excluding Indebtedness then outstanding under the Subordinated Revolving Facility and any PIK Notes), determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Continuing Directors”: (i) prior to a Holdings Transaction, the directors of the Borrower on the Effective Date, and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended by at least 66-2/3% of the then Continuing Directors of the Borrower or such other director is elected to the board of directors of the Borrower by the Permitted Investors pursuant to the LLC Agreement and (ii) upon the consummation of a Holdings Transaction, the directors of Holdings or the IPO Company, as applicable, on the date of such Holdings Transaction, and each other director, if, in each case, such other director’s nomination for election to the board of directors of Holdings or the IPO Company is recommended by at least 66-2/3% of the then Continuing Directors of Holdings or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of Holdings or the IPO Company.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Copyright Security Agreement”: the Copyright Security Agreement (as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time), to be executed by the Borrower, the Subsidiary Guarantors and the Collateral Agent, substantially in the form of Exhibit D.

“Deactivated”: an End User (as defined in the PCS Services Agreement) who has voluntarily terminated its Virgin Mobile Service (as defined in the PCS Services Agreement) or whose Virgin Mobile Service has been terminated by the Borrower (it being understood that (i) termination shall mean that such End User no longer has a phone number with the Borrower and (ii) such termination by the Borrower shall occur no more than 150 days from such End User’s last “top-up” of its account).

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Deposit Account Control Agreement”: an agreement in writing, in form and substance reasonably satisfactory to the Collateral Agent, by and among the Collateral Agent, the Borrower and any bank at which any deposit account of the Borrower is at any time maintained which provides that such bank will comply with instructions originated by the Collateral Agent after the occurrence and during the continuance of an Event of Default directing disposition of the funds in the deposit account without further consent by the Borrower and such other terms and conditions as the Collateral Agent may reasonably require.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Distribution Agreement”: any agreement between the Borrower and a retailer pursuant to which the Borrower distributes and/or sells its products.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“ECF Percentage”: 100%; provided, that with respect to each fiscal year of the Borrower ending after December 31, 2006, the ECF Percentage shall be reduced to 75% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than or equal to 2.5 to 1.0 and the ECF Percentage shall be reduced to 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 2.0 to 1.0.

“Effective Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied (or waived by the Lenders).

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“Equity Investors”: Bluebottle and Sprint Ventures.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate (and including, for the avoidance of doubt, any ABR Loan the terms of which have been varied pursuant to Section 2.12).

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 – Eurocurrency Reserve Requirements

“Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8, provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Adjusted EBITDA and (ii) decreases in Consolidated Working Capital for such fiscal year less (b) the sum, without duplication, of (i) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (ii) the aggregate amount of all optional prepayments of the Loans during such fiscal year, (iii) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of income taxes and interest, (v) cash dividends or distributions permitted by Section 7.6(b) and cash payments made in respect of the PIK Notes issued in accordance with Section 7.6(b) and (vi) increases in Consolidated Working Capital for such fiscal year.

“Excess Cash Flow Application Date”: as defined in Section 2.11(c).

“Excluded Foreign Subsidiary”: any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

“Existing Credit Agreement”: as defined in the Introductory Statement hereto.

“Existing Lenders”: as defined in the Introductory Statement hereto.

“Existing Obligations”: as defined in the Introductory Statement hereto.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.

“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funded Debt”: as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”: the collective reference to the Borrower and its Subsidiaries and after a Holdings Transaction, Holdings and its Subsidiaries and any IPO Company.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement (as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time), dated as of July 14, 2005, by and among the Borrower, the Subsidiary Guarantors and the Collateral Agent, as amended by an amendment substantially in the form of Exhibit A.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such

Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Holdco Restructuring”: any transaction in which the Borrower remains a limited liability company and a U.S. entity becomes the direct owner of 100% of each class of outstanding Capital Stock of the Borrower.

“Holdings”: (a) in the case of the Holdco Restructuring, the direct parent company which owns 100% of each class of outstanding Capital Stock of the Borrower and (b) in the case of the UPREIT Restructuring, the sole general partner of the Borrower.

“Holdings Agreement”: the Guarantee and Collateral Agreement to be executed and delivered by Holdings and the IPO Company, as applicable, in accordance with Section 7.4(e), substantially in the form of Exhibit O, or in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which each of Holdings and the IPO Company, as applicable, become a Group Member and a Loan Party after the Effective Date.

“Holdings Transaction”: any of the Holdco Restructuring, the UPREIT Restructuring or the formation of the IPO Company.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables paid in accordance with their terms (or unpaid but subject to a bona fide dispute) incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Swap Agreements, valued at the Termination Value thereof. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or variation date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders, nine or 12) months thereafter, as selected by the Borrower in its notice of borrowing or notice of variation, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders, nine or 12) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period that would extend beyond the date final payment is due on the Loans;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

“Investments”: as defined in Section 7.8.

“IP Security Agreements”: the collective reference to the Patent Security Agreement, the Trademark Security Agreement and the Copyright Security Agreement.

“IPO”: means a bona fide underwritten initial public offering of common stock of Holdings or the direct parent company of Holdings (the “IPO Company”) as a direct result of which at least 10.0% of the aggregate common stock of Holdings or the IPO Company (calculated on a fully-diluted basis after giving effect to all options to acquire common stock of

Holdings or the IPO Company then outstanding, regardless of whether such options are then currently exercisable) is beneficially owned by Persons other than the Permitted Investors and Best Buy.

“IPO Company”: as defined in the definition of “IPO.”

“Joinder”: an agreement to be executed and delivered by OpCo in accordance with Section 7.4(e), substantially in the form of Exhibit P, pursuant to which OpCo shall become a party to this Agreement and certain other Loan Documents after the Effective Date.

“JV Agreements”: each of (a) the LLC Agreement, (b) the PCS Services Agreement, (c) the Sprint Trademark Agreement and (d) the Virgin Trademark Agreement.

“Lender Exposure”: with respect to any Lender at any time, an amount equal to the aggregate then unpaid principal amount of such Lender’s Loans, as set forth opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Lender Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Lender Exposure at such time to the aggregate Lender Exposure of all Lenders at such time.

“Lenders”: the several banks and other financial institutions or entities from time to time party to this Agreement.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“LLC Agreement”: the Third Amended and Restated Limited Liability Company Agreement of Virgin Mobile USA, LLC, dated as of August 25, 2003, by and among Bluebottle, Sprint Ventures and Best Buy or, to the extent not prohibited by the terms of this Agreement, including, Sections 7.17 and 8(m), any similar operating agreement of the Borrower, in each case as amended, restated or otherwise modified from time to time.

“Loan”: as defined in Section 2.1.

“Loan Documents”: this Agreement, the Security Documents, the Subordination Agreement, the Notes and any amendment, waiver, supplement, joinder or other modification to any of the foregoing.

“Loan Parties”: each Group Member that is a party to a Loan Document.

“Material Adverse Effect”: a material adverse effect on (a) the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole (and, upon consummation of a Holdings Transaction, Holdings and its Subsidiaries or the IPO Company and its Subsidiaries, as applicable, taken as a whole) or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Distribution Agreement”: any Distribution Agreement, the revenue from which, at any time of determination, equals or exceeds 5% of the consolidated revenue of the Borrower and its Subsidiaries.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Member Agreement”: a Member Agreement, as amended by an amendment substantially in the form of Exhibit H.

“Members”: Sprint Ventures, Bluebottle and Best Buy.

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgages”: each of the mortgages and deeds of trust, if any, made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, each in form and substance reasonably acceptable to the Administrative Agent.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (including, without limitation, by means of tax distributions made in accordance with Section 7.6(b) and after taking into account any available tax credits or deductions and any tax sharing arrangements) and net of appropriate amounts set up as a reserve against liabilities associated with the assets so disposed of and retained by the selling entity after such Asset Sale, as reasonably determined by the Borrower, provided, that upon any termination of such reserve, all amounts not paid-out in connection therewith shall be deemed to be “Net Cash Proceeds” of such Asset Sale and (b) in connection with any issuance or sale of Capital Stock, any capital contribution or any incurrence of Indebtedness, the cash proceeds received from such issuance, capital contribution or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Net Service Revenue”: for any period, gross service revenue minus airtime taxes and fraud allowance, with each such term having the meaning ascribed thereto in the consolidated statement of income of the Borrower and its consolidated Subsidiaries.

“Non-Excluded Taxes”: as defined in Section 2.19(a).

“Non-U.S. Lender”: as defined in Section 2.19(d).

“Notes”: the collective reference to any promissory note evidencing Loans.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities (including obligations and liabilities in respect of cash management services) of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements, any affiliate of any Lender or Secured Party), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender or Secured Party that are required to be paid by the Borrower pursuant hereto) or otherwise.

“OpCo”: as defined in the definition of “UPREIT Restructuring”.

“Original Transaction”: (1) the repayment in full and termination of all indebtedness under those certain Amended and Restated Revolving Notes, dated as of July 8, 2004, between the Borrower and each of Sprint Ventures and Barfair Limited, an affiliate of Bluebottle, respectively (as amended to the date hereof), in an aggregate amount equal to approximately $42,700,000, (2) the repayment in full and termination of all indebtedness under the certain Second Amended and Restated Loan and Security Agreement, dated as of July 10, 2003, between the Borrower and Fleet Retail Group, Inc., Wells Fargo Foothill, Inc. and Back Bay Capital Funding LLC, as amended, in an aggregate amount equal to approximately $39,100,000, and the termination of all Liens granted in connection therewith and (3) the return of capital and other cash distributions to each of the Members and certain members of managing in an aggregate amount equal to approximately $380,600,000.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant”: as defined in Section 10.6(c).

“Patent Security Agreement”: the Patent Security Agreement (as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time), dated as of July 14, 2005, by and among the Borrower, the Subsidiary Guarantors and the Collateral Agent, a copy of which is attached hereto as Exhibit B.

“Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“PCS Services Agreement”: the PCS Services Agreement dated as of October 4, 2001, by and between Sprint Spectrum and the Borrower, as amended to the date hereof and as further amended, restated or otherwise modified from time to time in accordance with the terms hereof.

“Permitted Acquisition” means any acquisition by the Borrower or a Subsidiary Guarantor of any portion of the assets of, or more than 50% of the Capital Stock in, a Person or division or line of business of a Person if, at the time of and immediately after giving effect thereto, (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) all transactions related thereto are consummated in accordance with applicable laws, (c) all the Capital Stock in each Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly by the Borrower or a Subsidiary Guarantor and all actions required to be taken with respect to such acquired or newly-formed Subsidiary under Section 6.10 shall be taken in accordance with the terms thereof, (d) in case of an acquisition of assets, such assets (other than assets to be retired or disposed of) are to be used, and in the case of an acquisition of Capital Stock, the Person so acquired is engaged, in the same line of business as that of the Borrower or a line of business reasonably related thereto, (e) the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in this Agreement, with the applicable covenants contained in Section 7.1 being recomputed in accordance with the second sentence of the definition of “Consolidated Adjusted EBITDA”, and (f) the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer to the effect set forth in clauses (a) through (e) above, together with all financial information for the Person or assets to be acquired as reasonably requested by the Administrative Agent.

“Permitted Investors”: the collective reference to Bluebottle, Sprint Ventures and any of their respective Affiliates.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“PIK Notes”: the collective reference to any promissory note issued at any time in a principal amount equal to the amount of accrued interest at such time with respect to any loan under the Subordinated Revolving Facility that is not paid in cash or by the issuance of additional Capital Stock of the Borrower and any promissory note issued for the payment of dividends or distributions as permitted under Section 7.6(b).

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pricing Grid”: the table set forth below.

Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans
≥ 4.0 to 1.0	4.95%	3.95%
< 4.0 to 1.0	4.50%	3.50%

For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.

“Projections”: as defined in Section 6.2(c).

“Properties”: as defined in Section 4.17(a).

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

“Register”: as defined in Section 10.6(b).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Loans pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower’s business.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring 365 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”: at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Loans then outstanding.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

“Restricted Payments”: as defined in Section 7.6.

“S&P”: Standard & Poor’s Ratings Services.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Parties”: as defined in the Guarantee and Collateral Agreement.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Collateral Agency Agreement, the Holdings Agreement, the IP Security Agreements, the Mortgages and all other security documents delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Solvency Certificate”: a certificate duly executed by the chief financial officer of the Borrower substantially in the form of Exhibit N.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such

Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Swap Agreement”: (i) each Swap Agreement listed on Schedule 1.1D, provided that no such agreement shall be extended, renewed, assigned or substituted in any respect and (ii) any Swap Agreement entered into by the Borrower and any Lender or affiliate thereof after the Effective Date in respect of interest rates, currency exchange rates or commodity prices.

“Sprint Communications”: Sprint Communications Company, L.P., a Delaware limited partnership.

“Sprint Spectrum”: Sprint Spectrum L.P., a Delaware limited partnership.

“Sprint Trademark Agreement”: the Trademark License Agreement dated as of October 4, 2001, by and between Sprint Communications and the Borrower, as amended, restated or otherwise modified from time to time in accordance with the terms hereof.

“Sprint Ventures”: Sprint Ventures, Inc., a Kansas corporation.

“Subordinated Debt”: means Indebtedness (other than Indebtedness under the Subordinated Revolving Facility) that, by the terms of any agreement or instrument pursuant to which such Indebtedness is incurred, is expressly made subordinate in right of payment and priority to the Indebtedness of any Loan Party under the Loan Documents.

“Subordinated Lenders”: the Lenders under and as defined in the Subordinated Revolving Facility.

“Subordinated Revolving Facility”: that certain Credit Agreement (as the same may be amended, amended and restated, supplemented, refinanced or otherwise modified, renewed or replaced from time to time), dated as of July 19, 2006, by and among the Borrower, Virgin, Sprint Spectrum and the other Subordinated Lenders from time to time party thereto.

“Subordinated Revolving Obligations”: the obligations of the Borrower to Virgin, Sprint Spectrum and the other Subordinated Lenders from time to time party thereto under the Subordinated Revolving Facility.

“Subordination Agreement”: that certain Subordination and Intercreditor Agreement (as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time) dated the date hereof by and among the Agents, Virgin, Sprint Spectrum, the Borrower and the Subsidiary Guarantors party thereto in substantially the form attached as Exhibit M.

“Subscriber”: End Users (as defined in the PCS Services Agreement) (1) that are included in the Borrower’s Siebel CRM system database (or any replacement database system therefor) and (2) that are not Deactivated.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary; collectively, the “Subsidiary Guarantors”.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement.”

“Syndication Agent”: as defined in the preamble hereto.

“Termination Letter”: as defined in the Introductory Statement hereto.

“Termination Value”: in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).

“Trademark Security Agreement”: the Trademark Security Agreement (as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time), dated as of July 14, 2005, by and among the Borrower, the Subsidiary Guarantors and the Collateral Agent, a copy of which is attached hereto as Exhibit C.

“Transaction”: the restructuring of the Existing Obligations as described herein and in the Termination Letter, and the execution, delivery and performance by the Borrower of this Agreement, the Subordinated Revolving Facility, the Subordination Agreement and any other document executed in connection herewith or therewith.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“United States”: the United States of America.

“UPREIT Restructuring”: any transaction in which the Borrower becomes a limited partnership (“OpCo”), the sole general partner of which shall be a U.S. entity, with (i) such general partner being the record and beneficial owner, directly, of 100% of each class of outstanding Capital Stock of OpCo (other than (a) any non-voting Capital Stock owned by Sprint Ventures or its Affiliates, which interest shall not exceed a percentage of all outstanding non-voting Capital Stock equal to the percentage of Capital Stock of the Borrower owned by Sprint Ventures on the Effective Date and (b) any options or similar rights permitted pursuant to the LLC Agreement), (ii) all of such general partner’s Subsidiaries and other assets thereafter held through OpCo and (iii) OpCo thereafter being the sole Borrower hereunder.

“VEL”: Virgin Enterprises Limited, a company organized under the laws of England.

“Virgin”: Virgin Entertainment Holdings, Inc.

“Virgin Trademark Agreement”: the Trademark License Agreement dated as of October 4, 2001, by and between VEL and the Borrower, as amended, restated or otherwise modified from time to time in accordance with the terms hereof.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) Upon consummation of a Holdings Transaction, the references in the following definitions to “the Borrower” shall be deemed to refer to “Holdings” or the “IPO Company”, as applicable: “Consolidated Current Assets”, “Consolidated Current Liabilities”, “Consolidated Fixed Charges”, “Consolidated Interest Expense”, “Consolidated Net Income”, “Consolidated Total Debt” and “Excess Cash Flow”.

1.3 Acknowledgment of Existing Obligations; No Novations; Ratification.

(a) The Borrower hereby confirms and acknowledges to the Administrative Agent and the Lenders that, immediately prior to the Effective Date, the aggregate principal amount of the Existing Obligations is as set forth in the Introductory Statement of this Agreement, as to which the Borrower is truly and justly indebted, in all cases, without offset, defense or counterclaim.

(b) It is expressly understood and agreed by the parties that, as of the Effective Date (i) no novation is intended and that, as of the Effective Date, the Existing Obligations have not been repaid, satisfied or discharged, but for all purposes constitute indebtedness and obligations outstanding under this Agreement and (ii) this Agreement shall supersede and replace in its entirety the Existing Credit Agreement. Notwithstanding the foregoing, the Revolving Loans shall be terminated pursuant to the Termination Letter.

(c) The Borrower acknowledges and agrees that, prior to and as of the Effective Date, the Liens on the Collateral granted under the Security Documents to secure, among other things, payment and performance of the Existing Obligations are in all respects continuing and in full force and effect and secure the payment and performance of the Existing Obligations and will, from and after the Effective Date, continue, under the Security Documents, to secure, among other things, payment and performance of the Obligations.

SECTION 2. AMOUNT AND TERMS OF THE LOANS

2.1 Loans. Subject to the terms and conditions hereof and the payment in full of the other Existing Obligations, the Lenders agree to restructure $479,000,000 of the Term Loans (as defined in the Existing Credit Agreement) into term loans (the “Loans”) on the Effective Date, which Loans shall be allocated pro rata based on each Lender’s Lender Exposure Percentage. The Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.12.

2.2 [INTENTIONALLY OMITTED].

2.3 Repayment of Loans. The Loan of each Lender shall mature in 19 consecutive quarterly installments, each of which shall be in an amount equal to such Lender’s Lender Exposure Percentage multiplied by the amount set forth below opposite such installment:

Installment	Principal Amount
September 30, 2006	$9,250,000
December 31, 2006	$9,250,000
March 31, 2007	$9,250,000
June 30, 2007	$9,250,000
September 30, 2007	$9,250,000
December 31, 2007	$9,250,000
March 31, 2008	$12,500,000
June 30, 2008	$12,500,000
September 30, 2008	$12,500,000
December 31, 2008	$12,500,000
March 31, 2009	$12,500,000
June 30, 2009	$12,500,000
September 30, 2009	$12,500,000
December 31, 2009	$12,500,000
March 31, 2010	$12,500,000
June 30, 2010	$12,500,000
September 30, 2010	$12,500,000
December 14, 2010	$286,000,000

2.4 [INTENTIONALLY OMITTED].

2.5 [INTENTIONALLY OMITTED].

2.6 [INTENTIONALLY OMITTED].

2.7 [INTENTIONALLY OMITTED].

2.8 Fees, etc. The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

2.9 [INTENTIONALLY OMITTED].

2.10 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to

Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of the Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

2.11 Mandatory Prepayments. (a) If any Indebtedness shall be issued or incurred by any Group Member (excluding any Indebtedness incurred in accordance with Section 7.2 (other than Indebtedness incurred in accordance with Section 7.2(i))), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Loans as set forth in Section 2.11(e); provided, that the foregoing percentage shall be reduced to 50% if the Consolidated Leverage Ratio as of the last day of the period of four consecutive fiscal quarters most recently ended is less than or equal to 2.0 to 1.0 and the Consolidated Fixed Charge Coverage Ratio as of the last day of the period of four consecutive fiscal quarters most recently ended is greater than 1.0 to 1.0.

(b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Loans as set forth in Section 2.11(e); provided, that, notwithstanding the foregoing, (i) up to $1,000,000 of the aggregate Net Cash Proceeds of Asset Sales and Recovery Events may be excluded from the foregoing requirement pursuant to a Reinvestment Notice in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Loans as set forth in Section 2.11(e).

(c) If, for any fiscal year of the Borrower, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Loans as set forth in Section 2.11(e). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than five days after the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are delivered to the Lenders.

(d) If on any date any Group Member shall receive Net Cash Proceeds from any capital contribution to, or issuance of Capital Stock of, any Group Member (other than pursuant to any employee stock, stock option compensation plan or an equity investment by the Equity Investors or any of their respective Affiliates to the Borrower), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such capital contribution or issuance toward the prepayment of the Loans as set forth in Section 2.11(e); provided, that the foregoing percentage shall be reduced to 50% to the extent that the Consolidated Leverage Ratio on a pro forma basis after giving effect such contribution or issuance is less than or equal to 2.0 to 1.0.

(e) Amounts to be applied in connection with prepayments made pursuant to Section 2.11 shall be applied to the prepayment of the Loans in accordance with Section 2.17(b). The application of any prepayment pursuant to Section 2.11 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.11 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(f) No repayment or prepayment pursuant to this Section 2.11 or Section 2.10 shall affect any of the Borrower’s obligations under any Swap Agreement.

2.12 Variation and Continuation Options. (a) The Borrower may elect from time to time to vary the terms of any Eurodollar Loans as set forth in the next sentence by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed variation date, provided, that any such variation of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. From the variation date, any such Eurodollar Loan shall be treated as being made on the terms of an ABR Loan and for the purpose of this Agreement shall thereafter be referred to as an ABR Loan. The Borrower may elect from time to time to vary the terms of any ABR Loans as set forth in the next sentence by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed variation date (which notice shall specify the length of the initial Interest Period therefor), provided, that no such election may be made in relation to any ABR Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such elections. From the variation date, any such ABR Loan shall be treated as being made on the terms of a Eurodollar Loan and for the purpose of this Agreement shall thereafter be referred to as a Eurodollar Loan. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided, that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso the terms of such Loans shall be automatically varied and treated as made on the terms of an ABR Loan with effect from the last day of such then expiring Interest Period (and for the purpose of this Agreement shall hereafter be referred to as an ABR Loan). Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.13 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, variations and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than 12 Eurodollar Tranches shall be outstanding at any one time.

2.14 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)(i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% and (ii) if all or a portion of any interest payable on any Loan or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided, that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.15 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given, (x) any ABR Loans that were to have had their terms varied pursuant to Section 2.12 on the first day of such Interest Period and to have thereafter been treated as made in the terms of Eurodollar Loans shall be continued on the terms of ABR Loans and (y) any outstanding Eurodollar Loans shall have their terms varied pursuant to Section 2.12, on the last day of the then-current Interest Period, thereafter being treated as made on the terms of ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be continued as such, nor shall the Borrower have the right to vary the terms of Loans pursuant to Section 2.12 or to treat such Loans as made on the terms of Eurodollar Loans.

2.17 Pro Rata Treatment and Payments. (a) [INTENTIONALLY OMITTED].

(b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. The amount of each principal prepayment of the Loans shall be applied to reduce the then remaining installments of the Loans pro rata based upon the respective then remaining principal amounts thereof. Amounts prepaid on account of the Loans may not be reborrowed.

(c) [INTENTIONALLY OMITTED].

(d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e) [INTENTIONALLY OMITTED].

(f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.19 and changes in the rate of tax on the overall net income of such Lender);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

(iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, varying the terms of ABR Loans pursuant to Section 2.12 so as to be treated as made on the terms of, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) A certificate as to any additional amounts payable pursuant to this Section, showing the calculations of the amounts payable in reasonable detail, submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided, that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.19 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

(d) Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit K and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation and in such case the Participant shall deliver such forms to the Lender from which it purchased the Participation). In addition, each Non U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non U.S. Lender is not legally able to deliver.

(e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided, that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(f) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.20 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in varying the terms of ABR Loans so as to be treated as made on the terms of, or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or variation of Eurodollar Loans pursuant to Section 2.12 after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so varied or continued, for the period from the date of such prepayment or of such failure to vary or continue to the last day of such Interest Period (or, in the case of a failure to vary or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section, showing the calculation of the amounts payable in reasonable detail, submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

2.22 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19(a) with a replacement financial institution; provided, that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided, that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

SECTION 3. [INTENTIONALLY OMITTED].

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

4.1 Financial Condition. (a) [INTENTIONALLY OMITTED].

(b) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 2005, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by PricewaterhouseCoopers LLP, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2006, and the related unaudited consolidated statements of income and cash flows for such month and the portion of the fiscal year through the end of such month, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for such month and the portion of the fiscal year through the end of such month (subject to normal year end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from April 1, 2006 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property.

4.2 No Change. Since December 31, 2005, there has been no development or event that has not been disclosed to the Lenders and that has had or could reasonably be expected to have a Material Adverse Effect.

4.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents will not violate any Requirement of Law or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

4.6 Litigation. Except as set forth on Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the IPO Company, Holdings or the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) that could reasonably be expected to have a Material Adverse Effect. No JV Agreement or Distribution Agreement is the subject of any pending (or to the knowledge of the Borrower, threatened) litigation, investigation or proceeding of or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

4.7 No Default. No Default or Event of Default has occurred and is continuing. No Group Member (and with respect to each JV Agreement or Distribution Agreement, no counterparty thereto, to the knowledge of the Borrower) is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.

4.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 7.3.

4.9 Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the IPO Company, Holdings or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.

4.10 Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim has been asserted in writing, with respect to any such tax, fee or other charge.

4.11 Federal Regulations. No part of the proceeds of any Loans has been or will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1, as applicable, referred to in Regulation U.

4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

4.13 ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

4.15 Subsidiaries. As of the Effective Date, Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents or as permitted by the LLC Agreement.

4.16 [INTENTIONALLY OMITTED].

4.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

(b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) no Group Member has assumed any liability of any other Person under Environmental Laws.

4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or written statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading. The projections contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse

Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.19 Security Documents. Each of the Security Documents (other than the Mortgages) continues to be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Equity Interests described in the Guarantee and Collateral Agreement and the Holdings Agreement, when stock certificates or other certificates representing such Pledged Equity Interests are delivered to the Collateral Agent, and in the case of the other Collateral described in the Security Documents (other than the Mortgages), as applicable, as a result of the filing of financing statements and other filings specified on Schedule 4.19(a) in appropriate form in the offices specified on Schedule 4.19(a), such Security Documents constitute or shall each constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement and the Holdings Agreement), in each case prior and superior in right to any other Person (except Liens permitted by Section 7.3).

4.20 Solvency. Each of the Borrower and its Subsidiaries is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and with the other Loan Documents and in connection with the Subordinated Revolving Facility, will be, Solvent.

4.21 [RESERVED].

4.22 [INTENTIONALLY OMITTED].

SECTION 5. CONDITIONS PRECEDENT

5.1 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction (or waiver by the Lenders) of the following conditions precedent:

(a) Credit Agreement. The Agents shall have received this Agreement or, in the case of the Lenders, an Addendum, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1A.

(b) Security Documents. The Agents shall have received an amendment to the Guarantee and Collateral Agreement in form and substance reasonably satisfactory to the Agents.

(c) Financial Statements. The Lenders shall have received (i) audited consolidated financial statements of the Borrower for the 2005 fiscal year, (ii) unaudited consolidated financial statements of the Borrower for the fiscal quarter ended March 31, 2006, (iii) a report in form and substance reasonably satisfactory to the Agents detailing the number of Subscribers as of the month ended May 31, 2006, (iv) unaudited interim financial statements of the Borrower for the month ended May 31, 2006 and (v) unaudited interim consolidated financial statements of the Borrower for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such report and financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower.

(d) Projections. The Agents shall have received satisfactory projections through 2008.

(e) Approvals; Consents. All governmental and material third party approvals and consents (including landlord (if any), shareholder and/or member approvals and consents) necessary in connection with the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect.

(f) Member Agreements and Consents to Assignment. The Agents shall have received (i) an amendment to the Member Agreement, executed and delivered by each of Sprint Ventures and Bluebottle and (ii) an amendment to each Consent to Assignment, executed and delivered by each of Sprint Spectrum, Sprint Communications and VEL, in each case in form and substance reasonably satisfactory to the Agents.

(g) Lien Searches. The Agents shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 7.3 or discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Agents.

(h) Interest and Fees. On or before the Effective Date, the Lenders, the Arrangers and the Agents shall have received all fees required to be paid.

(i) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Agents shall have received (i) a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit F, with appropriate insertions and attachments, including the certificate of formation of the Borrower certified by the relevant authority of the jurisdiction of organization of the Borrower and resolutions of the Board of Directors of the Borrower and the Members, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

(j) Legal Opinions. The Agents shall have received the legal opinion of Simpson Thacher & Bartlett LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit J.

(k) Pledged Notes. The Collateral Agent shall have received each promissory note (if any) pledged to the Collateral Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(l) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Agents to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

(m) Solvency Certificate. The Agents shall have received a Solvency Certificate that shall document the solvency of each of the Group Members after giving effect to the transactions contemplated hereby.

(n) [INTENTIONALLY OMITTED].

(o) Insurance. The Agents shall have received insurance certificates satisfying the requirements for insurance set forth in Section 5.2(b) of the Guarantee and Collateral Agreement.

(p) Patriot Act. Each of the Lenders shall have received all documentation and other information required by Governmental Authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including as required by the Patriot Act.

(q) Subordinated Revolving Facility. The Agents shall have received a fully executed copy of the Subordinated Revolving Facility and any other material document executed in connection therewith, each in form and substance reasonably satisfactory to the Agents.

(r) Subordination Agreement. The Agents shall have received a fully executed copy of the Subordination Agreement.

(s) No Default. No Default or Event of Default shall have occurred and be continuing under this Agreement on the Effective Date.

(t) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects.

5.2 [INTENTIONALLY OMITTED].

SECTION 6. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as any Loan shall remain outstanding or unpaid under this Agreement, the Borrower shall and shall cause each of its Subsidiaries to:

6.1 Financial Statements. Furnish to the Administrative Agent for the benefit of each Lender:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year end audit adjustments); and

(c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); provided, that the requirements set forth in this Section 6.1(c) shall no longer apply if the Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters most recently ended is less than or equal to 2.0 to 1.0.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods. After a Holdings Transaction, all such financial statements shall be with respect to Holdings and its consolidated Subsidiaries or the IPO Company and its consolidated Subsidiaries, as applicable.

6.2 Certificates; Other Information. Furnish to the Administrative Agent for the benefit of each Lender (or, in the case of clause (h), to the relevant Lender):

(a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default resulting from a breach of Section 7.1(b), 7.1(c), 7.1(d) or 7.1(e), except as specified in such certificate;

(b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any existing Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any material Intellectual Property acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Effective Date);

(c) as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d) within 15 days of the last day of any month, a report in form and substance reasonably satisfactory to the Administrative Agent detailing the number of Subscribers as of the end of such month; provided, that the reporting requirement set forth in this Section 6.2(d) shall no longer apply if the Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters most recently ended is less than or equal to 2.0 to 1.0;

(e) within 10 days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities (other than, prior to an IPO, such financial statements and reports that are sent to a Permitted Investor in its capacity as a holder of debt securities) or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

(f) promptly and, other than those notices required by Section 6.7, in any event within two Business Days after delivery or receipt thereof, copies of all (i) notices or documents given or received by the Borrower pursuant to any JV Agreement other than routine correspondence relating to routine aspects of the transactions contemplated by such agreements and (ii) amendments, waivers or other modifications of any Material Distribution Agreement;

(g) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any agreement governing any Subordinated Debt permitted hereunder or any proposed amendment, supplement, waiver or other modification thereof; and

(h) promptly, such additional financial and other information as any Lender (or potential Lender) may from time to time reasonably request.

6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member and except where failure to make such payment could not reasonably be expected to have a Material Adverse Effect.

6.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5 Maintenance of Property; Insurance. (a) Keep all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice, at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.

6.7 Notices. Promptly give notice to the Administrative Agent:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case could reasonably be expected to have a Material Adverse Effect;

(c) any litigation, investigation or proceeding affecting any Group Member (i) in which the amount involved is $5,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought that, if enforced, would be of similar impact or (iii) which relates to any Loan Document;

(d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

(e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect; and

(f)(i) any breach, default or event of default by any party thereto under any JV Agreement or Distribution Agreement or, upon obtaining knowledge thereof, any other event that could reasonably be expected to lead to the termination, cancellation, revocation or suspension of any JV Agreement or Material Distribution Agreement and (ii) any termination, cancellation, revocation or suspension of any Distribution Agreement.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.9 Interest Rate Protection. In the case of the Borrower, within 90 days after the Effective Date, enter into, and thereafter maintain, Swap Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of any Subordinated Debt and the Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than two years, which Swap Agreements shall have terms and conditions reasonably satisfactory to the Agents.

6.10 Additional Collateral, etc. (a) With respect to any property acquired after the Effective Date by any Loan Party (other than (x) any property described in paragraph (b), (c) or (d) below and (y) any property subject to a Lien expressly permitted by Section 7.3(g) or (h)) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent may reasonably request to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions as the Collateral Agent may reasonably request to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority (except with respect to Liens expressly permitted by Section 7.3(h)) security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent.

(b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 and any leasehold interest in real property under which the annual rent exceeds $1,000,000 acquired after the Effective Date by any Loan Party (other than any such real property subject to a Lien expressly permitted by Section 7.3(g) or (h)), promptly (i) execute and deliver a first priority Mortgage, in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) if reasonably requested by the Collateral Agent, provide the Collateral Agent with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) to the extent the same can be obtained by the exercise of commercially reasonably efforts, any consents or estoppels reasonably requested by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance reasonably satisfactory to the Collateral Agent.

(c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Effective Date by any Loan Party (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent may reasonably request to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions as the Collateral Agent may reasonably request to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit F, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

(d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Effective Date by any Loan Party, promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent may reasonably request to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Loan Party (provided, that in no event (A) shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged and (B) shall any Excluded Foreign Subsidiary be required to become a Subsidiary Guarantor), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action as the Collateral Agent may reasonably request to perfect the Collateral Agent’s security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

6.11 Credit Rating. From and after the later to occur of the time that the Administrative Agent and Syndication Agent begin the process of syndicating this Agreement and October 1, 2007, at all times cause the credit facility provided for under this Agreement to be assigned a credit rating by both S&P and Moody’s.

6.12 Working Capital. Borrow loans under the Subordinated Revolving Facility as necessary to maintain compliance with Section 7.1(a).

6.13 Deposit Account Control Agreements. Use commercially reasonable efforts to deliver to the Collateral Agent within sixty (60) days following the Effective Date one or more Deposit Account Control Agreements, properly executed by the Borrower and each bank at which the Borrower maintains deposit accounts, provided that nothing in this Section 6.12(a) shall be deemed to modify the Borrower’s obligation to provide the Collateral Agent with “control” (within the meaning of Section 9-104 of the New York Uniform Commercial Code) over the deposit accounts of the Borrower as required under the Guarantee and Collateral Agreement.

6.14 Leasehold Mortgages. Use commercially reasonable efforts to deliver to the Collateral Agent, with respect to each real property leasehold interest of the Borrower listed on Schedule 1.1B hereto, a properly executed leasehold mortgage in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 7. NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as any Loan shall remain outstanding or other amount is owing to any Lender or the Administrative Agent under this Agreement, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.1 Financial Condition Covenants.

(a) Working Capital. So long as there is availability under the Subordinated Revolving Facility, allow the accounts payable of the Borrower or any Subsidiary Guarantor to remain unpaid more than 55 days, on average, from the original date of invoice, excluding invoices that are subject to a bona fide dispute.

(b) Minimum Net Service Revenue. Permit the Net Service Revenue as at the last day of any fiscal quarter set forth below to be less than the number set forth below opposite such fiscal quarter:

Fiscal Quarter	Minimum Net Service Revenue
June 30, 2006	$220,000,000
September 30, 2006	$210,000,000
December 31, 2006	$210,000,000

(c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters (or, if less, the number of full fiscal quarters subsequent to the Effective Date) of the Borrower, Holdings or the IPO Company, as applicable, ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Leverage Ratio
March 31, 2007	6.75 to 1.0
June 30, 2007	4.75 to 1.0
September 30, 2007	4.25 to 1.0
December 31, 2007	4.25 to 1.0
March 31, 2008	3.75 to 1.0
June 30, 2008	3.50 to 1.0
September 30, 2008	3.25 to 1.0
December 31, 2008 (and thereafter)	3.0 to 1.0

(d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters (or, if less, the number of full fiscal quarters subsequent to the Effective Date) of the Borrower, Holdings or the IPO Company, as applicable, ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Fixed Charge Coverage Ratio
September 30, 2007	1.0 to 1.0
December 31, 2007	1.0 to 1.0
March 31, 2008	1.1 to 1.0
June 30, 2008	1.1 to 1.0
September 30, 2008	1.1 to 1.0
December 31, 2008 (and thereafter)	1.15 to 1.0

(e) Minimum Consolidated Adjusted EBITDA. Permit Consolidated Adjusted EBITDA as at December 31, 2006 for the period of four consecutive fiscal quarters to be less than $40,000,000.

7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b)(i) Indebtedness of the Borrower owing to any Subsidiary and of any Wholly Owned Subsidiary Guarantor owing to the Borrower or any other Subsidiary and (ii) Indebtedness of any Subsidiary that is not a Loan Party owing to any other Subsidiary that is not a Loan Party;

(c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

(d) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

(f) after June 30, 2006, Indebtedness (i) in the form of purchase price adjustments in connection with any Permitted Acquisition and (ii) of any Person that becomes a Subsidiary after the date hereof as a result of any Permitted Acquisition, provided, that (A) in the case of clause (ii) above, such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) in the case of clauses (i) and (ii) above, the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to the incurrence of any such Indebtedness, with the covenants contained in this Agreement (including, without limitation, Section 7.1);

(g) Obligations with respect to (i) surety, appeal and performance bonds obtained by the Borrower or any of the Subsidiaries in the ordinary course of business and (ii) bankers’ acceptance, warehouse receipt or similar facilities entered into in the ordinary course of business;

(h) Contingent liabilities arising out of endorsement of checks and other negotiable instruments for deposit or collection in the ordinary course of business, provided, that such liabilities are eliminated within five Business Days of incurrence;

(i) unsecured Subordinated Debt in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $250,000,000 at any time outstanding; provided, that (i) such Subordinated Debt has no scheduled principal payments, amortization or other scheduled payment constituting a return of capital (and does not become mandatorily redeemable at the option of the holder thereof) until the date that is at least six months following the final maturity of the Loan, (ii) (A) other than with respect to any Subordinated Debt issued to the Permitted Investors, the terms and conditions of such Subordinated Debt (including, without limitation, terms and conditions relating to the interest rate, fees, maturity, redemption, subordination, covenants, events of default and remedies), when taken as a whole, are no more restrictive to the Borrower than those contained in comparable transactions in the market at the time of issuance and (B) with respect to any Subordinated Debt issued to the Permitted Investors, such Subordinated Debt shall contain terms and conditions reasonably acceptable to the Agents, (iii) no Default or Event of Default shall have occurred as a result of the incurrence of such Subordinated Debt, (iv) the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to the incurrence of any such Subordinated Debt, with the covenants contained in this Agreement (including, without limitation, Section 7.1), and (v) the Net Cash Proceeds therefrom are applied to prepay Loans in accordance with Section 2.11(a);

(j) Indebtedness of any Loan Party pursuant to the Subordinated Documents (as defined in the Subordination Agreement), subject in all respects to the Subordination Agreement;

(k) Subordinated Debt of the Borrower to Virgin, Sprint Spectrum or any of their respective Affiliates on substantially similar terms as the terms of the Subordinated Revolving Facility (“Additional Subordinated Debt”); provided that such additional subordinated loans may be made as term loans or revolving loans; and provided further that any such additional subordinated loans shall be subject in all respects to a subordination agreement substantially in the form of the Subordination Agreement;

(l) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $15,000,000 at any one time outstanding; and

(m) Indebtedness outstanding under the PIK Notes.

7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided, that no such Lien is spread to cover any additional property after the Effective Date and that the amount of Indebtedness secured thereby is not increased;

(g) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided, that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

(h) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, provided, that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, plus accrued interest and premiums in respect thereof;

(i) Liens created pursuant to the Security Documents;

(j) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

(k) Liens that are statutory, common law, or contractual rights of set-off relating to deposit accounts in favor of banks and other depositary institutions in the ordinary course of business;

(l) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 8(h) and in respect of which the Borrower or the Subsidiary subject thereto shall be prosecuting an appeal or proceedings for review in good faith and shall be maintaining appropriate reserves with respect thereto;

(m) licenses and sublicenses of Intellectual Property in the ordinary course of business and in a manner that does not materially interfere with the business of the Borrower and its Subsidiaries;

(n) Liens (subject and fully subordinate to the Liens granted to the Collateral Agent on behalf of the Secured Parties under the Security Documents) on the Collateral in favor of the Subordinated Lenders securing the Subordinated Revolving Obligations, provided, that (1) such Liens shall be subject in all respects to terms set forth in the Subordination Agreement and (2) the instruments and agreements pursuant to which such Liens are created are reasonably satisfactory in form and substance to the Agents;

(o) Liens on the Collateral securing the Indebtedness permitted pursuant to Section 7.2(k), provided, that such Liens shall be (1) subject and fully subordinate to the Liens granted to the Collateral Agent and (2) subject in all respects to a subordination agreement substantially in the form of the Subordination Agreement; and

(p) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $2,500,000 at any one time.

7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or permit any change to its organizational structure, or Dispose of all or substantially all of its property or business, except that:

(a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided, that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided, that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

(b) any Subsidiary of the Borrower that is not a Subsidiary Guarantor, nor a Subsidiary of a Subsidiary Guarantor, may be merged or consolidated with or into any other Subsidiary of the Borrower that is not a Subsidiary Guarantor; provided, that if one Subsidiary to such merger or consolidation is a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

(c) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Wholly Owned Subsidiary Guarantor (upon voluntary liquidation or otherwise), (ii) to a Subsidiary that is not a Subsidiary Guarantor if the Subsidiary making the Disposition is not a Subsidiary Guarantor or (iii) pursuant to a Disposition permitted by Section 7.5, and upon the occurrence of any of the foregoing events described in clause (i), (ii) or (iii), the disposing Subsidiary may be dissolved;

(d) any Investment expressly permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation; and

(e) solely in contemplation of an IPO, the consummation of any Holdings Transaction; provided, that in each case, (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) such Holdings Transaction shall not cause the Borrower and its Subsidiaries, or any of their respective assets, to be subject to any current or reasonably foreseeable material tax liabilities, (iii) such Holdings Transaction shall not have a Material Adverse Effect, (iv) in the case of the UPREIT Restructuring, OpCo shall become a party to this Agreement and the Guarantee and Collateral Agreement pursuant to a Joinder, in each case on terms reasonably satisfactory to the Agents, (v) Holdings shall enter into the Holdings Agreement on terms reasonably satisfactory to the Agents, (vi) the IPO Company, as applicable, shall enter into the Holdings Agreement on terms reasonably satisfactory to the Agents, and (vii) the Borrower shall have provided to the Lenders all information and documentation, including, without limitation, any legal opinions of one or more counsel to a Group Member, with respect to such Holdings Transaction, the Holdings Agreement, this Agreement, each Joinder or otherwise, as the Agents may reasonably request, and all such information and documentation shall be reasonably satisfactory to the Agents.

7.5 Disposition of Property; Capital Stock. Dispose of any of its property, whether now owned or hereafter acquired, issue any preferred Capital Stock or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition in the ordinary course of business of property that is obsolete, worn out or no longer commercially useful to the Borrower;

(b) the sale of inventory in the ordinary course of business;

(c) Dispositions permitted by clauses (i) and (ii) of Section 7.4(c) and by Section 7.4(e);

(d) the sale or issuance of any Subsidiary’s Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

(e) licenses or sublicenses of Intellectual Property and leases or subleases of other property, in each case, for fair value, in the ordinary course of business and in a manner that does not materially interfere with the business of the Borrower or any of its Subsidiaries;

(f) any Disposition consisting of a contribution of assets permitted by Section 7.8;

(g) any Disposition constituting a Recovery Event;

(h) the Disposition of other property having a fair market value not to exceed $2,000,000 in the aggregate for any fiscal year of the Borrower;

(i) the issuance of preferred Capital Stock permitted under Section 7.6(b) hereof; and

(j) the issuance of preferred Capital Stock in respect of interest on loans under the Subordinated Revolving Facility.

7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that:

(a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

(b) so long as no Event of Default has occurred and is continuing, (i) the Borrower may pay dividends or distributions in cash, PIK Notes or additional Capital Stock to each holder of its Capital Stock, in each case, on a quarterly basis as reasonably determined by the Borrower in an amount equal to the amount of taxable income allocated to such holder for such period (which income shall, for the avoidance of doubt, be calculated without regard to any adjustments to the basis of the assets of the Borrower pursuant to Section 743 of the Code as a result of an election under Section 754 of the Code) multiplied by the higher of (x) the highest effective combined Federal, state and local income tax rate applicable to net income or capital gain recognized during such period to a corporation organized in the United States and (y) 40% and (ii) upon consummation of a Holdings Transaction, the Borrower may pay cash dividends or distributions to Holdings solely to permit Holdings to (A) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $2,000,000 in any fiscal year and (B) pay salaries, bonuses and other compensation to employees of any Group Member which would otherwise be payable by the Borrower or any of its Subsidiaries in the ordinary course of business and in amounts materially consistent with the past practices of the Borrower;

(c) the Borrower may redeem in whole or in part any Capital Stock of the Borrower for another class of Capital Stock or rights to acquire Capital Stock of the Borrower, provided, that such other class of Capital Stock contains terms and provisions at least as advantageous to the Lenders as those contained in the Capital Stock redeemed thereby;

(d) the Borrower may pay cash dividends or distributions to each holder of its Capital Stock; provided, that (i) the aggregate amount of any such dividends and distributions in any fiscal year shall not exceed 100% of any Excess Cash Flow retained by the Borrower in accordance with Section 2.11(c) and (ii) at the time of and immediately after giving effect to any such dividend or distribution, (A) the Consolidated Leverage Ratio as of the last day of the period of four consecutive fiscal quarters most recently ended is less than or equal to 2.0 to 1.0, (B) no Default or Event of Default has occurred and is continuing or would result therefrom, (C) all transactions related thereto are consummated in accordance with applicable laws and (D) the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to any such dividend or distribution, with the covenants contained in this Agreement (including, without limitation, the covenants contained in Section 7.1);

(e) the Borrower may make payments on account of, or purchase, redeem or retire, options and/or stock appreciation rights granted under the Borrower’s long term incentive plans; and

(f) the Borrower may issue PIK Notes under the Subordinated Revolving Facility.

7.7 Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $50,000,000 in any fiscal year; provided, that (a) up to 50% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (b) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (a) above.

7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business;

(b) investments in Cash Equivalents;

(c) Guarantee Obligations permitted by Section 7.2;

(d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $1,000,000 at any one time outstanding;

(e) Investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

(f) Permitted Acquisitions;

(g)(i) intercompany Investments by any Group Member in the Borrower or any Person that, prior to such investment, is a Subsidiary Guarantor and (ii) intercompany Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;

(h) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputed with, customers and suppliers, in each case in the ordinary course of business;

(i) the Borrower or any Subsidiary Guarantor may make Investments in joint ventures or other Persons engaged primarily in one or more businesses in which the Borrower is engaged on the date of this Agreement or that are reasonably related thereto, in an aggregate amount (valued at cost and net of return) not to exceed $50,000,000; provided, that at the time of and immediately after giving effect thereto no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Investment as a result therefrom;

(j) Investments constituting non-cash proceeds of sales, transfers and other dispositions of property to the extent permitted by Section 7.5; and

(k) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $5,000,000 during the term of this Agreement.

7.9 Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to (x) any Subordinated Debt or (y) any Subordinated Revolving Obligations or Additional Subordinated Debt (it being understood that (i) the Borrower and its Subsidiaries shall be permitted to make regularly scheduled interest, fees and principal payments as and when due in respect of Subordinated Debt, other than payments in respect thereof prohibited by the subordination provisions thereof, (ii) so long as no Event of Default shall have occurred and be continuing under this Agreement, the Borrower shall be permitted to make interest, fees and principal payments under the Subordinated Revolving Facility without a reduction in the commitment thereunder (in accordance with the terms of the Subordination Agreement) or any agreement governing Additional Subordinated Debt with or without a concomitant reduction in the commitment thereunder (in accordance with the terms of a subordination agreement substantially in the form of the Subordination Agreement) and re-borrow such repaid amounts, and (iii) the Borrower shall be permitted to issue PIK Notes under the Subordinated Revolving Facility); (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Subordinated Debt incurred as permitted hereunder (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee); or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as “Designated Senior Indebtedness” (or any other defined term having a similar purpose) for the purposes of any agreement governing any Subordinated Debt incurred as permitted hereunder.

7.10 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the IPO Company, Holdings, the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) contemplated by the JV Agreements (as defined in the LLC Agreement), (b)(i) otherwise permitted under this Agreement, (ii) in the ordinary course of business of the relevant Group Member, and (iii) upon fair and reasonable terms not materially less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, (c) reasonably necessary to consummate a Holdings Transaction and an IPO, or (d) the Subordinated Revolving Facility and any PIK Notes.

7.11 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member.

7.12 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock, any Subordinated Debt or Additional Subordinated Debt or Indebtedness under the Subordinated Revolving Facility) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

7.13 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 (or such other calendar quarter-end date as consented to by the Administrative Agent, such consent not to be unreasonably withheld) or change the Borrower’s method of determining fiscal quarters.

7.14 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) the JV Agreements, (d) any agreements governing any Subordinated Debt or Additional Subordinated Debt incurred as permitted hereunder or Indebtedness under the Subordinated Revolving Facility, (e) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets and (f) any restriction or encumbrance imposed pursuant to an agreement that has been entered into by the Borrower or any of its Subsidiaries for the disposition of any of its property or assets so long as such Disposition is otherwise permitted to be made under Section 7.5.

7.15 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions existing under the JV Agreements as of the date hereof, (iii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (iv) and any restrictions imposed pursuant to any agreement governing any Subordinated Debt or Additional Subordinated Debt incurred as permitted hereunder or Indebtedness under the Subordinated Revolving Facility.

7.16 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

7.17 Amendments to JV Agreements. (i) Cancel or terminate, or agree to or permit any amendment, supplement or modification of, any JV Agreement to which it is a party, or grant consents with respect to any obligation thereunder, if such action could reasonably be expected to be adverse to the Lenders, (ii) waive timely performance or observance by any Person of any material obligation under any JV Agreement to which it is a party, (iii) exercise any options or remedies or make any elections under any JV Agreement to which it is a party if such actions could reasonably be expected to be adverse to the Lenders, (iv) compromise or settle any material claim against any counterparty to any JV Agreement to which it is a party, or (v) assign (or permit any counterparty to assign) any of its rights or obligations under any JV Agreement to which it is a party.

SECTION 8. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c)(i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement, Section 5 of the Guarantee and Collateral Agreement or Section 5 of the Holdings Agreement or (ii) an “Event of Default” under and as defined in any Mortgage shall have occurred and be continuing; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

(f)(i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)(i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k)(i) prior to a Holdings Transaction,

(A) the Permitted Investors shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of the Borrower (determined on a fully diluted basis);

(B) the Permitted Investors shall cease to own, directly or indirectly, of record and beneficially at least 51% of the Capital Stock of the Borrower;

(C) either Sprint Corporation, a Kansas corporation, or Virgin Group Investments Ltd., a British Virgin Islands company, or any of their respective Affiliates, shall cease to be the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of at least 25% of the outstanding Capital Stock of the Borrower; or

(D) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; and

(ii) upon consummation of a Holdings Transaction,

(A) the Permitted Investors shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings or the IPO Company, as applicable (determined on a fully diluted basis);

(B) the Permitted Investors shall cease to own, directly or indirectly, of record and beneficially at least 51% of the Capital Stock of Holdings or the IPO Company, as applicable;

(C) either Sprint Corporation, a Kansas corporation, or Virgin Group Investments Ltd., a British Virgin Islands company, or any of their respective Affiliates, shall cease to be the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of at least 25% of the outstanding Capital Stock of Holdings or the IPO Company (or in the case of an UPREIT Restructuring, the Borrower), as applicable;

(D) the board of directors of Holdings or the IPO Company, as applicable, shall cease to consist of a majority of Continuing Directors; or

(E) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower (other than (1) any non-voting Capital Stock owned by Sprint Ventures or its Affiliates, which interest shall not exceed a percentage of all outstanding non-voting Capital Stock equal to the percentage of Capital Stock of the Borrower owned by Sprint Ventures on the Effective Date and (2) any options or similar rights permitted pursuant to the LLC Agreement) free and clear of all Liens (except Liens created by the Holdings Agreement); or

(l) as applicable, the IPO Company shall cease to directly own and control, of record and beneficially, 100% of each class of outstanding Capital Stock of Holdings free and clear of all Liens (except Liens created by the Holdings Agreement); or

(m)(i) any JV Agreement shall cease, for any reason, to be in full force and effect or cease to be the legally valid, binding and enforceable obligation of any Person party thereto; (ii) any Person party thereto shall, directly or indirectly, contest such effectiveness, validity, binding nature or enforceability by the filing of a claim, complaint or notice with an arbitrator or any court or other Governmental Authority; (iii) any party to a JV Agreement shall fail to perform or observe the material terms or conditions thereof or shall breach or otherwise be in default thereunder, in any case, beyond any applicable grace period expressly provided for in such JV Agreement, or any such party pursues a right of termination that could reasonably have merit; (iv) the LLC Agreement shall be amended, supplemented or modified in any manner that could reasonably be expected to be adverse to the Lenders; (v) any party to the LLC Agreement shall waive timely performance or observance by any Person of any material obligation thereunder or (vi) any party to a JV Agreement shall assign (or permit any counterparty to assign) any of its rights or obligations under any JV Agreement other than an assignment to an Affiliate of such party so long as such assignment is permitted by the applicable JV Agreement and is not and could not reasonably be expected to be adverse to the Lenders; or

(n) the Virgin Mobile Service (as defined in the PCS Services Agreement) is suspended and such suspension continues for a period of 30 days or more; or

(o)(i) any Member Agreement or any Consent to Assignment shall cease, for any reason, to be in full force and effect or cease to be the legally valid, binding and enforceable obligation of any Person party thereto; (ii) any Person party thereto shall, directly or indirectly, contest such effectiveness, validity, binding nature or enforceability by the filing of a claim, complaint or notice with an arbitrator or any court or other Governmental Authority; or (iii) any party to a Member Agreement or a Consent to Assignment shall fail to perform or observe the material terms or conditions thereof or shall breach or otherwise be in default thereunder; or

(p) any Subordinated Debt or the guarantees thereof, if any, shall cease, for any reason, to be validly subordinated to the Obligations, the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement or the obligations of Holdings or the IPO Company under the Holdings Agreement, as the case may be, as provided in the agreements governing such Subordinated Debt, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of any Subordinated Debt or the holders of at least 25% in aggregate principal amount of any Subordinated Debt shall so assert; or

(q) any Event of Default under and as defined in the Revolving Subordinated Facility shall occur and be continuing;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 9. THE AGENTS

9.1 Appointment. (a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents (other than the Security Documents), and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents (other than the Security Documents) and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents (other than the Security Documents), together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document (other than the Security Documents) or otherwise exist against the Administrative Agent.

(b) Each Lender hereby irrevocably designates and appoints the Collateral Agent, for the benefit of the Secured Parties, as the agent of such Lender under the Security Documents, and each such Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Security Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Security Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Security Documents or otherwise exist against the Collateral Agent.

9.2 Delegation of Duties. The Agents may execute any of their duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Lender Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Loans shall have been paid in full, ratably in accordance with such Lender Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Loans, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

9.10 Syndication Agent. The Syndication Agent shall not have any duties or responsibilities hereunder in its capacity as such.

SECTION 10. MISCELLANEOUS

10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (other than as permitted under this Agreement), release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.17(b) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender; (v) reduce the percentage specified in the definition of Required Lenders without the written consent of all Lenders; or (vi) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	Virgin Mobile USA, LLC
10 Independence Boulevard
Warren, NJ 07059
Attention: Chief Financial Officer
Fax: 908-626-0473
Telephone: 908-607-4003

with a copy to:

Virgin Mobile USA, LLC
10 Independence Boulevard
Warren, NJ 07059
Attention: General Counsel
Fax: 908-607-4078
Telephone: 908-607-4017

Administrative Agent:	JPMorgan Chase Bank, N.A.
1111 Fannin, 10th Floor
Houston, TX 770022
Attention: Shadia Aminu
Telecopy: 713-750-2358
Telephone: 713-750-7933

With a copy to:

JPMorgan Chase Bank, N.A.
270 Park Avenue, 4th Floor
New York, NY 10017
Attention: Gianni Russello
Telecopy: 212-270-0430
Telephone: 212-270-0547

provided, that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Arrangers (with respect to syndication only) for all of their reasonable out of pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Arranger and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Chief Financial Officer (Telephone No. 908-607-4003) (Telecopy No. 908-626-0473), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (other than as permitted under this Agreement) without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld), provided, that no consent of the Borrower shall be required for an assignment to a Lender or an assignment to an affiliate of a Lender or an Approved Fund (as defined below) if such assignment will not result in increased costs to the Borrower or, if an Event of Default under Section 8(a) or (f) has occurred and is continuing, any other Person; and

(B) the Administrative Agent, provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan (i) by any holder of Loans to a Lender, an affiliate of a Lender or an Approved Fund or (ii) by a holder of Loans as of the date hereof.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s portion of the Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided, that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form as the Administrative Agent may require.

For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire in a form as the Administrative Agent may require (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)(i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”)

in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.19 unless such Participant complies with Section 2.19(d).

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.6, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Subsidiary Guarantors furnished to such Lender by or on behalf of the Borrower or any of the Subsidiary Guarantors; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.15.

10.7 Adjustments; Set off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by .pdf copy or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13 Acknowledgements. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

(b) At such time as the Loans and the other obligations under the Loan Documents (other than obligations under or in respect of Swap Agreements) shall have been paid in full, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, any Permitted Investor, the Administrative Agent or any Lender pursuant to or in connection with this Agreement; provided, that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.17 Delivery of Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent an Addendum duly executed by such Lender.

10.18 Patriot Act. Each Lender and the Administrative Agent, for itself and not on behalf of any Lender, hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information which identifies the Borrower, which information includes the name and address of the Borrower, its tax identification number and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

10.19 Non-Recourse. No recourse shall be had in respect of any obligation of the Borrower or any other Loan Party under or in respect of any Loan Document (a) against any Member or any Affiliate thereof, or any officer, shareholder, member, director or employee of any such Member or any such Affiliate, and (b) if the Borrower converts to a limited partnership pursuant to the terms hereof, against any partner (including the general partner) of the Borrower or any Affiliate thereof (in each case, other than as set forth in the Holdings Agreement), or any officer, shareholder, member, director or employee of any such partner or any such Affiliate, except, in each case, with respect to fraud or misrepresentation on the part of any such Member or partner or any such officer, shareholder, member, director or employee thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

VIRGIN MOBILE USA, LLC

By	/s/ Daniel Schulman
Name:	Daniel Schulman
Title:	Chief Executive Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Gianni Russello
Name:	Gianni Russello
Title:	Associate

MERRILL LYNCH CAPITAL CORPORATION, as a Lender

By:	/s/ Cecile Baker
Name:	Cecile Baker
Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Syndication Agent and as a Lender

By:	/s/Cecile Baker
Name:	Cecile Baker
Title:	Director

EXHIBIT A

AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT

This Amendment, dated as of July 2006, to that certain Guarantee and Collateral Agreement referred to below (this “Amendment”) is made by and between VIRGIN MOBILE USA, LLC, a Delaware limited liability company (the “Borrower” and together with any other entity that may become a party to the Guarantee and Collateral Agreement, the “Grantors”) and JPMORGAN CHASE BANK, N.A., a national banking association, as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

WITNESSETH:

WHEREAS, the Borrower and the Collateral Agent are parties to that certain Credit Agreement, dated as of July 14, 2005 (the “Existing Credit Agreement”);

WHEREAS, the Borrower and Collateral Agent are parties to that certain Guarantee and Collateral Agreement, dated as of July 14, 2005 (including all annexes, exhibits and schedules thereto, and as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee and Collateral Agreement”), pursuant to which, among other things, the Guarantors have agreed to guarantee the prompt and complete payment and performance by each Loan Party of the Obligations under the Existing Credit Agreement and the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Collateral;

WHEREAS, contemporaneously herewith, the parties to the Existing Credit Agreement are amending and restating the Existing Credit Agreement; and

WHEREAS, in connection with the amendment and restatement of the Existing Credit Agreement, the parties hereto have agreed to certain amendments to the Guarantee and Collateral Agreement, subject to the terms and conditions hereof.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Guarantee and Collateral Agreement.

2. Amendments. The Guarantee and Collateral Agreement is hereby amended as follows:

(a) Amendment to Section 1.1. Section 1.1 of the Guarantee and Collateral Agreement is hereby amended be amending the definition of “Secured Parties” in its entirety and inserting in lieu thereof the following:

““Secured Parties”: the Collateral Agent, the Administrative Agent, the Lenders and the financial institutions listed on Schedule 10 hereto.”

(b) Amendment to Section 2.1. Section 2.1 of the Guarantee and Collateral Agreement is hereby amended by (A) deleting the words “, no Letter of Credit shall be outstanding and the Commitments shall be terminated” appearing in subsection (d) thereof, and (B) deleting the words “, no Letter of Credit shall be outstanding and the Commitments are terminated” appearing in subsection (e) thereof.

(c) Amendment to Section 2.3. Section 2.3 of the Guarantee and Collateral Agreement is hereby amended by deleting the words “, no Letter of Credit shall be outstanding and the Commitments are terminated” appearing therein.

(d) Amendment to Section 4.11. Section 4.11 of the Guarantee and Collateral Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof the words “[RESERVED]”.

(e) Amendment to Section 5. The introduction to Section 5 of the Guarantee and Collateral Agreement is hereby amended by deleting the words “, no Letter of Credit shall be outstanding and the Commitments shall have terminated” appearing therein.

(f) Amendment to Section 6.5. Section 6.5 of the Guarantee and Collateral Agreement is hereby amended by deleting the words “, no Letters of Credit issued under the Credit Agreement shall be outstanding and the Commitments under the Credit Agreement shall have terminated or expired” appearing in paragraph “Fourth” therein.

(g) Amendment to Section 8.15. Subsection (a) of Section 8.15 of the Guarantee and Collateral Agreement is hereby amended by deleting the words “, the. Reimbursement Obligations” and , the Commitments have been terminated and no Letters of Credit shall be outstanding” appearing therein.

(h) Amendment to Schedules. A new Schedule 10 to the Guarantee and Collateral Agreement is hereby added by the addition of Schedule 10 attached hereto.

3. Conditions to Effectiveness. The amendments set forth in this Amendment shall not become effective until the date (the “Effective Date”) on which this Amendment shall have been executed by the Grantors and the Collateral Agent, and the Collateral Agent shall have received evidence reasonably satisfactory to it of such execution.

4. Ratification. Except to the extent hereby amended, the Guarantee and Collateral Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

5. Costs and Expenses. The Borrower agrees that its obligations set forth in Section 10.5 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment.

6. Representations and Warranties. The Borrower represents and warrants to the Collateral Agent, to induce the Collateral Agent to enter into this Amendment, that no Event of Default or event with the passage of time would constitute an Event of Default exists on the date hereof and that each of the representations and warranties made by the Borrower in the Guarantee and Collateral Agreement and each other Loan Document are true and correct in all material respects as of the date hereof except where such representation or warranty relates to a specific date, in which such representation or warranty shall be true and correct in all material respects as of such date.

7. References. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Guarantee and Collateral Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Collateral Agent or the Lenders may now have or have in the future under or in connection with the Guarantee and Collateral Agreement or any of the instruments or agreements referred to therein. Whenever the Guarantee and Collateral Agreement is referred to in the Guarantee and Collateral Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Guarantee and Collateral Agreement as modified by this Amendment.

8. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A fax copy or pdf copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

9. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

VIRGIN MOBILE USA, LLC, as Borrower

By:
Name:	Daniel Schulman
Title:	Chief Executive Officer

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:	Gianni Russello
Title:	Associate

Schedule 10

FINANCIAL INSTITUTIONS

EXHIBIT B

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Agreement”), dated as of July 14, 2005, between each of the undersigned (each, a “Grantor”), and JPMorgan Chase Bank, NA. (“Chase”), acting in the capacity of administrative agent for the benefit of itself and the other Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Credit Agreement, dated as of July 14, 2005 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Virgin Mobile USA, LLC (“Borrower”), the several barks and other financial institutions or entities from time to time parties (the “Lenders”), MERRILL LYNCH PIERCE, FENNER & SMITH INCORPORATED, Chase, and J.P. MORGAN SECURITIES INC., the Lenders have severally agreed to make extensions of credit to the Borrower on the terms set forth therein;

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of July 14, 2005 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), between the Grantors and JPMorgan Chase Bank, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”), each Grantor granted to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in, to and under all Collateral (as defined in the Guarantee and Collateral Agreement), including the Patent Collateral (as defined below), and all Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, to secure the prompt and complete payment when due of the Obligations (as defined in the Guarantee and Collateral Agreement); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantors are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor agrees as follows:

Section 1. Defined Terms

Unless otherwise defined herein, capitalized terms defined in the Guarantee and Collateral Agreement and used herein have the meaning given to them in the Guarantee and Collateral Agreement.

Section 2. Grant of Security Interest in Patents

Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties, a security interest and continuing lien on all of such Grantor’s right, title and interest in, to and under the Patents and

Patent Licenses, including the Patents and Patent Licenses listed in Schedule I, in each case whether now owned or existing or hereafter acquired or arising (collectively, the “Patent Collateral”).

Section 3. Security for Obligations

This Agreement secures, and the Patent Collateral is collateral security for the prompt and complete payment and performance when due (whether at the Stated Maturity, by acceleration or otherwise) of such Grantor’s Obligations, subject to the terms and conditions of the Guarantee and Collateral Agreement.

Section 4. Guarantee and Collateral Agreement

The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Administrative Agent pursuant to the Guarantee and Collateral Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall control.

Section 5. Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Collateral Agent.

Section 6. GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Guarantor has caused this Agreement to be duly, executed and delivered by its duly authorized officer as of the date first set forth above.

VIRGIN MOBILE USA, LLC,
as Grantor

By:
Name:	Daniel Schulman
Title:	Chief Executive Officer

PATENT SECURITY AGREEMENT SIGNATURE PAGE

ACCEPTED AND AGREED
as of the date first above written:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:	Gary Spevack
Title:	Vice President

ACKNOWLEDGEMENT OF GRANTOR

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On this 14 day of July, 2005 before me personally appeared Daniel Schulman, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of Virgin Mobile USA, LLC, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

PATENT SECURITY AGREEMENT SIGNATURE PAGE

SCHEDULE I

TO

PATENT SECURITY AGREEMENT

Patent	Reg. No. (App. No.)	Record Owner/Lien	Status
System and Method for Replenishing an Account	App. No. 10/138,398	Virgin Mobile USA, LLC filed application	Pending

System and Method for Replenishing an Account	App. No. 10/759,414 (continuation of 10/138,398)	Virgin Mobile USA, LLC filed application	Pending

Scaleable Communications Management Network	11/062,194	Virgin Mobile USA, LLC filed application	Pending

Automatic Replenishment of Prepaid Communications Services in a Scaleable Communications Management Network	11/126/474	Virgin Mobile USA, LLC filed application	Pending

ACKNOWLEDGEMENT OF GRANTOR

STATE OF	)
	)	ss.
COUNTY OF	)

On this      day of July, 2005 before me personally appeared Daniel Schulman, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of Virgin Mobile USA, LLC, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

EXHIBIT C

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of July 14, 2005, between each of the undersigned (each, a “Grantor”), and JPMorgan Chase Bank, N.A. (“Chase”), acting in the capacity of administrative agent for the benefit of itself and the other Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Credit Agreement, dated as of July 14, 2005 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Virgin Mobile USA, LLC (“Borrower”), the several banks and other financial institutions or entities from time to time parties (the “Lenders”), MERRILL LYNCH PIERCE, FENNER & SMITH INCORPORATED, Chase, and J.P. MORGAN SECURITIES INC., the Lenders have severally agreed to make extensions of credit to the Borrower on the terms set forth therein;

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of July 14, 2005 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), between the Grantors and JPMorgan Chase Bank, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”), each Grantor granted to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in, to and under all Collateral (as defined in the Guarantee and Collateral Agreement), including the Trademark Collateral (as defined below), and all Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, to secure the prompt and complete payment when due of the Obligations (as defined in the Guarantee and Collateral Agreement); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantors are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor agrees as follows:

Section 1. Defined Terms

Unless otherwise defined herein, capitalized terms defined in the Guarantee and Collateral Agreement and used herein have the meaning given to them in the Guarantee and Collateral Agreement.

Section 2. Grant of Security Interest in Trademarks

Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties, a security interest and continuing lien on all of such Grantor’s right, title and interest in, to and under the Trademarks

C-1

and Trademark Licenses, including the Trademarks and Trademark Licenses listed in Schedule I in each case whether now owned or existing or hereafter acquired or arising (collectively, the “Trademark Collateral”), provided that applications filed in the U.S. Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such marks will not be deemed Trademark Collateral unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted in the United States Patent and Trademark Office, whereupon such applications shall be automatically subject to the lien granted herein and deemed included in the Trademark Collateral.

Section 3. Security for Obligations

This Agreement secures, and the Trademark Collateral is collateral security for the prompt and complete payment and performance when due (whether at the Stated Maturity, by acceleration or otherwise) of such Grantor’s Obligations, subject to the terms and conditions of the Guarantee and Collateral Agreement.

Section 4. Guarantee and Collateral Agreement

The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Administrative Agent pursuant to the Guarantee and Collateral Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall control.

Section 5. Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Collateral Agent.

Section 6. GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

C-2

ACCEPTED AND AGREED
as of the date first above written:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:	Gary Spevack
Title:	Vice President

TRADEMARK SECURITY AGREEMENT SIGNATURE PAGE

ACKNOWLEDGEMENT OF GRANTOR

STATE OF	)
	)	ss.
COUNTY OF	)

On this      day of July, 2005 before me personally appeared Daniel Schulman, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of Virgin Mobile USA, LLC, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

TRADEMARK SECURITY AGREEMENT SIGNATURE PAGE

SCHEDULE I

TO

TRADEMARK SECURITY AGREEMENT

Trademark	Reg./App. No. (Filing/Issue Date)	Record Owner/Liens	Status
LIFE WITHOUT A PLAN	78452865 (7/19/2004)	Virgin Mobile USA, LLC	PENDING

VIVE SIN PLAN	78440769 (6/24/2004)	Virgin Mobile USA, LLC	PENDING

VIVE SIN PLAN	78437836 (6/18/2004)	Virgin Mobile USA, LLC	PENDING

NO SEAS NORMAL	78631211 (5/17/2005)	Virgin Mobile USA, LLC	PENDING

NO SOY NORMAL	78631209 (5/17/2005)	Virgin Mobile USA, LLC	PENDING

SUPERPHONIC RINGTONES	78383167 (3/12/2004)	Virgin Mobile USA, LLC	PENDING

K9	78458429 (7/28/2004)	Virgin Mobile USA, LLC	PENDING

USER	78617730 (4/27/2005)	Virgin Mobile USA, LLC	PENDING

MINUTE2MINUTE	78617376 (4/2612005)	Virgin Mobile USA, LLC	PENDING

CHAT PARK	78613516 (4/2112005)	Virgin Mobile USA, LLC	PENDING

Kl0 ROYALE	78490251 (9/27/2004)	Virgin Mobile USA, LLC	PENDING

FIRST DIES GAME	78608850 (4/14/2005)	Virgin Mobile USA, LLC	PENDING

PAYGOISM SAVES	78592796 (3/22/2005)	Virgin Mobile USA, LLC	PENDING

FRESH LICKS	78568337 (2/16/2005)	Virgin Mobile USA, LLC	PENDING

SERVICE PRESERVER	78591389 (3/21/2005)	Virgin Mobile USA, LLC	PENDING

SNAPPER	78578614 (3/2/2005)	Virgin Mobile USA, LW	PENDING

GOPHER	78574063 (2/24/2005)	Virgin Mobile USA, LLC	PENDING

HUG	78452909 (7/19/2004)	Virgin Mobile USA, LLC	PENDING

25/10	78571486 (2/21/2005)	Virgin Mobile USA, LLC	PENDING

FRESH LICKS	78568341 (2/16/2005)	Virgin Mobile USA, LLC	PENDING

Trademark	Reg./App. No. (Filing/Issue Date)	Record Owner/Liens	Status
SHORTY	78546438 (1/12/2005)	Virgin Mobile	PENDING USA, LLC

INSTANT TEN	78551957 (1/21/2005)	Virgin Mobile USA, LLC	PENDING

INSTANT 10	78551953 (1/21/2005)	Virgin Mobile USA, LLC	PENDING

LIVE WITHOUT A FAMILY PLAN	78397502 (41612004)	Virgin Mobile USA, LLC	PENDING

DAY2DAY	78507220 (10/28/2004)	Virgin Mobile USA, LLC	PENDING

MONTH2MONTH	78507215 (10/28/2004)	Virgin Mobile USA, LLC	PENDING

PAYGOISTS UNITE	78543676 (11712005)	Virgin Mobile USA, LLC	PENDING

TEXT FEST	78533456 (12/16/2004)	Virgin Mobile USA, LLC	PENDING

LOVE YOU BACK	78533451 (1211612004)	Virgin Mobile USA, LLC	PENDING

LOVE YOU BACK CREDITS	78533444 (12/16/2004)	Virgin Mobile USA, LLC	PENDING

SIMONE	78529603 (12/9/2004)	Virgin Mobile USA, LLC	PENDING

FIRST DIGS DOWNLOADS	78367189 (2/12/2004)	Virgin Mobile USA, LLC	PENDING

CHRISMAHANUKWANZAKAH	78524415 (11/30/2004)	Virgin Mobile USA, LLC	PENDING

D2D	78523652 (11/23/2004)	Virgin Mobile USA, LLC	PENDING

M2M	78523643 (11/29/2004)	Virgin Mobile USA, LLC	PENDING

FIRST DIES RINGTONES	78367178 (2/12/2004)	Virgin Mobile/USA, LLC	PENDING

FRESH LICKS WEDNESDAYS	78348540 (1/6/2004)	Virgin Mobile/USA, LLC	PENDING

FRESHLICK	78348542 (1/6/2004)	Virgin Mobile/USA, LLC	PENDING

FLASHER V7	78447538 (7/8/2004)	Virgin Mobile USA, LLC	PENDING

LIVE WITHOUT A PLAN	2923924 (2/1/2005)	Virgin Mobile USA, LLC	REGISTERED

VIRGIN MOBILE & Design	2770776 (8/3/2004)	Virgin Enterprises Limited	REGISTERED

VIRGIN MOBILE	277077S (10/7/2003)	Virgin Enterprises Limited	REGISTERED

MR. HAPPY	76524764 (6/3/2003)	Virgin Mobile USA, LLC	PENDING

THE PARTY ANIMAL	2800991 (12/30/2003)	Virgin Mobile USA, LLC	REGISTERED

2

Trademark	Reg./App. No. (Filing/Issue Date)	Record Owner/Liens	Status
THE SUPER MODEL	76359544 (1/16/2002)	Virgin Mobile USA, LLC	PENDING

THE SUPER MODEL	76458586 (10/16/2002)	Virgin Mobile USA, LLC	PENDING

THE PARTY ANIMAL	2750029 (8/12/2003)	Virgin Mobile USA, LLC	REGISTERED

RESCUE RING	2687631 (2/11/2003)	Virgin Mobile USA, LLC	REGISTERED

VIRGIN EXTRAS	76301010		APPLICATION ABANDONED

VIRGIN XTRAS	2870028 (8/3/2004)	Virgin Enterprises Limited	REGISTERED

VMOBL.COM	76518575 (6/2/2003)	Virgin Enterprises Limited	PENDING

VIRGIN	2689098 (2/18/2003)	Virgin Enterprises Limited	REGISTERED

VIRGIN (stylized)	2689097 (2/18/2003)	Virgin Enterprises Limited	REGISTERED

ENLIGHTENMENT KIT	78662394 (7/1/2005)	Virgin Mobile USA, LLC	PENDING

I LOVE 3 WAYS	78661926 (6/30/2005)	Virgin Mobile USA, LLC	PENDING

I LOVE THREE WAYS	78661921 (6/30/2005)	Virgin Mobile USA, LLC	PENDING

I LUV 3 WAYS	78661928 (6/30/2005)	Virgin Mobile USA, LLC	PENDING

PARENTAL ENLIGHTENMENT KIT	78662400 (7/1/2005)	Virgin Mobile USA, LLC	PENDING

PLAYERS CLUB	78654065 (6/20/2005)	Virgin Mobile USA, LLC	PENDING

THE SNAPPER	78653971 (6/20/2005)	Virgin Mobile USA, LLC	PENDING

VIRGIN EXTRAS	76301010 (8/16/2001)	Virgin Enterprises Limited	PENDING

VIRGIN XL	78543655 (1/27/2005)	Virgin Enterprises Limited	PENDING

3

EXHIBIT D

FORM OF

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Agreement”), dated as of                          , 20    , between each of the undersigned (each, a “Grantor”), and JPMorgan Chase Bank, NA. (“Chase”), acting in the capacity of administrative agent for the benefit of itself and the other Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Credit Agreement, dated as of [                         ], 2005 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Virgin Mobile USA, LLC (“Borrower”), the several banks and other financial institutions or entities from time to time parties (the “Lenders”),                     , as documentation agent, MERRILL LYNCH PIERCE, FENNER & SMITH INCORPORATED, Chase, and J.P. MORGAN SECURITIES INC., the Lenders have severally agreed to make extensions of credit to the Borrower on the terms set forth therein;

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of [                         ], 2005 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), between the Grantors and JPMorgan Chase Bank, NA., as Collateral Agent (in such capacity, the “Collateral Agent”), each Grantor granted to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in, to and under all Collateral (as defined in the Guarantee and Collateral Agreement), including the Copyright Collateral (as defined below), and all Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, to secure the prompt and complete payment when due of the Obligations (as defined in the Guarantee and Collateral Agreement); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantors are required to execute and deliver this Agreement.

Now, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor agrees as follows:

Section 1. Defined Terms

Unless otherwise defined herein, capitalized terms defined in the Guarantee and Collateral Agreement and used herein have the meaning given to them in the Guarantee and Collateral Agreement.

Section 2. Grant of Security Interest in Copyrights

Each Grantor hereby grants, assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest and continuing lien on all of such Grantor’s right, title and interest in, to and under the Copyrights and Copyright Licenses, including the Copyrights and Copyright Licenses listed in Schedule I, in each case whether now owned or existing or hereafter acquired or arising (collectively, the “Copyright Collateral”).

Section 3. Security for Obligations

This Agreement secures, and the Copyright Collateral is collateral security for, the prompt and complete payment and performance when due (whether at the Stated Maturity, by acceleration or otherwise) of such Grantor’s Obligations, subject to the terms and conditions of the Guarantee and Collateral Agreement.

Section 4. Guarantee and Collateral Agreement

The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Administrative Agent pursuant to the Guarantee and Collateral Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall control.

Section 5. Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Collateral Agent.

Section 6. LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR],
as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

JPMORGAN CHASE BANK, NA., as Administrative Agent

By:
Name:
Title:

ACKNOWLEDGEMENT OF GRANTOR

STATE OF	)
	)	ss.
COUNTY OF	)

On this      day of                     , 20     before me personally appeared                                         , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                                         , who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

SCHEDULE I

TO

COPYRIGHT SECURITY AGREEMENT

A.	COPYRIGHTS

[Include Registration Number and Date]

B.	COPYRIGHT APPLICATIONS

EXHIBIT E

FORM OF

COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 6.2(b) of the Amended and Restated Credit Agreement, dated as of July     , 2006 (as amended, supplemented, restated or otherwise modified from time to time the “Credit Agreement”), among Virgin Mobile USA, LLC (the “Borrower”), the Lenders party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1. I am the duly elected, qualified and acting Chief Financial Officer of the Borrower.

2. I have reviewed and am familiar with the contents of this Certificate.

3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of each Loan Party during such fiscal quarter or fiscal year of the Borrower covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Based on such review, I hereby certify that:

(a) No Default. Such review did not disclose any Default or Event of Default [other than as set forth below].

(b) Working Capital. The average accounts payable of the Borrower or any Subsidiary Guarantor (excluding invoices that are subject to a bona fide dispute) is days from the original date of invoice, excluding invoices that are subject to a bona fide dispute.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, so long as there is availability hereunder, allow the accounts payable of the Borrower or any Subsidiary Guarantor to remain unpaid more than 55 days, on average, from the original date of invoice, excluding invoices that are subject to a bona fide dispute, pursuant to Section 7.1 (a) of the Credit Agreement and, accordingly, the Borrower is [not] in compliance with Section 7.1(a) of the Credit Agreement.

(c) Minimum Net Service Revenue. The Minimum Net Service Revenue as of                     , 200   (the “Fiscal Quarter End Date”) is $                    .

The Minimum Net Service Revenue permitted pursuant to Section 7.1(b) of the Credit Agreement as of the Fiscal Quarter End Date is $                     and, accordingly, the Borrower is [not] in compliance with Section 7.1(b) of the Credit Agreement.

(d) Consolidated Leverage Ratio. The Consolidated Leverage Ratio as of the Fiscal Quarter End Date is     :1 as computed on Attachment 2 hereto.

The maximum Consolidated Leverage Ratio permitted pursuant to Section 7.1(c) of the Credit Agreement as of the Fiscal Quarter End Date is     :1 and, accordingly, the Borrower is [not] in compliance with Section 7.1(c) of the Credit Agreement.

(e) Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio as of the Fiscal Quarter End Date is     :1 as computed on Attachment 2 hereto.

The maximum Consolidated Fixed Charge Coverage Ratio permitted pursuant to Section 7.1(d) of the Credit Agreement as of the Fiscal Quarter End Date is     :1 and, accordingly, the Borrower is [not] in compliance with Section 7.1(d) of the Credit Agreement.

(f) [Consolidated Adjusted EBITDA. The minimum Consolidated Adjusted EBITDA as at December 31, 2006 for the period of four consecutive fiscal quarters is $                    .

The Minimum Consolidated Adjusted EBITDA permitted pursuant to Section 7.1(e) of the Credit Agreement as at December 31, 2006 for the period of four consecutive fiscal quarters is $                     and, accordingly, the Borrower is [not] in compliance with Section 7.1(e) of the Credit Agreement.]

(g) Indebtedness.

4. The aggregate principal amount of Indebtedness incurred pursuant to Section 7.2(e) of the Credit Agreement is $                    .

The maximum aggregate principal amount of Indebtedness permitted pursuant to Section 7.2(e) of the Credit Agreement (including without limitation, Capital Lease Obligations) is $10,000,000 at. any time outstanding and, accordingly, the Borrower is [not] in compliance with Section 7.2(e) of the Credit Agreement.

5. The aggregate principal amount of Indebtedness incurred pursuant to Section 7.2(i) is $                    .

The maximum aggregate principal amount of Indebtedness permitted pursuant to Section 7.2(i) is $250,000,000 at any time outstanding, and, accordingly, the Borrower is [not] in compliance with Section 7.2(i) of the Credit Agreement.

6. The aggregate principal amount of Indebtedness incurred pursuant to Section 7.2(1) is $                    .

The maximum aggregate principal amount of Indebtedness permitted pursuant to Section 7.2(1) is $15,000,000 at any time outstanding, and, accordingly, the Borrower is [not] in compliance with Section 7.2(j) of the Credit Agreement.

(h) Liens. The aggregate outstanding principal amount of obligations and the fair market value (determined as of the date such Lien is incurred) of all assets subject thereto of the Borrower and all Subsidiaries that are secured by Liens permitted pursuant to Section 73(p) of the Credit Agreement is $                    .

The maximum aggregate principal amount of obligations and the fair market value (determined as of the date such Lien is incurred) of all assets subject thereto of the Borrower and any of its Subsidiaries pursuant to Section 7.3(p) of the Credit Agreement is $2,500,000 at any time outstanding, and, accordingly, the Borrower is [not] in compliance with Section 7.3(p) of the Credit Agreement.

(i) Dispositions. The fair market value of all property Disposed by the Borrower and its Subsidiaries pursuant to Section 7.5(h) of the Credit Agreement for the fiscal year most recently ended is $                    .

The maximum aggregate fair market value of all property Disposed by the Borrower and its Subsidiaries permitted pursuant to Section 7.5(h) of the Credit Agreement is $2,000,000 in any fiscal year of the Borrower, and, accordingly, the Borrower is [not] in compliance with Section 7.5(h) of the Credit Agreement.]1

(j) Restricted Payments.

1. The aggregate amount of dividends or distributions in cash, PIK Notes or additional Capital Stock made pursuant to Section 7.6(b)(i) of the ‘ Credit Agreement for the most recent quarter is $                    .

The maximum amount of dividends or distributions in cash, PIK Notes or additional Capital Stock permitted to be made pursuant to Section 7.6(b)(i) of the Credit Agreement, in each case, on a quarterly basis is an amount equal to the amount of taxable income allocated to each Member or Holdings, as applicable, for such period (which income shall, for the avoidance of doubt, be calculated without regard to any adjustments to the basis of the assets of the Borrower pursuant to Section 743 of the Code as a result of an election under Section 754 of the Code) multiplied by, to the extent permitted by the LLC Agreement, the higher of (x) the highest effective combined Federal, state and local income tax rate applicable to net income or capital gain recognized during such period to a corporation organized in the United States and (y) 40%, and, accordingly, the Borrower is [not] in compliance with Section 7.6(b)(i) of the Credit Agreement.

2. The aggregate amount of cash dividend payments made pursuant to Section 7.6(b)(ii) of the Credit Agreement for the fiscal year is $                    .

The maximum amount of cash dividend payments permitted to be made pursuant to Section 7.6(b)(ii) of the Credit Agreement in any fiscal year is $2,000,000 (to pay corporate overhead expenses incurred in the ordinary course of business) plus cash dividend payments used to pay salaries, bonuses and other compensation to employees of any Group Member which

[1]	Only required for end of fiscal year.

would otherwise be payable by the Borrower or any of its Subsidiaries in the ordinary course of business and in amounts materially consistent with the past practices of the Borrower, and, accordingly, the Borrower is [not] in compliance with Section 7.6(b)(ii) of the Credit Agreement.

3. The aggregate amount of cash dividend payments made pursuant to Section 7.6(d) of the Credit Agreement for the fiscal year is $                    .

The Borrower may only pay cash dividend payments pursuant to Section 7.6(d) of the Credit Agreement in any fiscal year if (i) 100% of any Excess Cash Flow is retained by the Borrower in accordance with Section 2.11(c) of the Credit Agreement and (ii) at the time of and immediately after giving effect to any such dividend or distribution, (A) the Consolidated Leverage Ratio as of the last day of the period of four consecutive fiscal quarters most recently ended is less than or equal to 2.0 to 1.0, (B) no Default or Event of Default has occurred and is continuing or would result therefrom, (C) all transactions related thereto are consummated in accordance with applicable laws and (D) the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to any such dividend or distribution, with the covenants contained in the Credit Agreement (including, without limitation, the covenants contained in Section 7.1 of the Credit Agreement), and accordingly, the Borrower is [not] in compliance with Section 7.6(d).

(k) Capital Expenditures. The aggregate amount of Capital Expenditures made pursuant to Section 7.7 of the Credit Agreement is                     .

The maximum aggregate amount of Capital Expenditures permitted pursuant to Section 7.7 of the Credit Agreement is $50,000,000 in any fiscal year, plus 50% of the amount not expended in the preceding fiscal year (i.e. $                    ), and, accordingly, the Borrower is [not] in compliance with Section 7.7 of the Credit Agreement.

(l) Investments.

1. The aggregate amount of Investments made pursuant to Section 7.8(d) of the Credit Agreement is $                    .

The maximum aggregate amount of Investments permitted pursuant to Section 7.8(d) of the Credit Agreement is $1,000,000 at any time outstanding, and, accordingly, the Borrower is [not] in compliance with Section 7.8(d) of the Credit Agreement.

2. The aggregate amount of Investments made pursuant to Section 7.8(i) of the Credit Agreement is $                    .

The maximum aggregate amount of Investments permitted pursuant to Section 7.8(i) of the Credit Agreement is $50,000,000, and, accordingly, the Borrower is [not] in compliance with Section 7.8(i) of the Credit Agreement.

3. The aggregate amount of Investments made pursuant to Section 7.8(k) of the Credit Agreement is $                    .

The maximum aggregate amount (valued at cost) of Investments permitted pursuant to Section 7.8(k) of the Credit Agreement is $5,000,000 during the term of the Credit Agreement, and, accordingly, the Borrower is [not] in compliance with Section 7.8(k) of the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, I have executed this Certificate this      day of                     , 200  .

Name:
Title:

COMPLIANCE CERTIFICATE SIGNATURE PAGE

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 2

to Compliance Certificate

I. Consolidated Leverage Ratio

1.      Consolidated Total Debt:

a)      the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries (excluding Indebtedness then outstanding under the Subordinated Revolving Facility and any PIK Notes), determined on a consolidated basis in accordance with GAAP.

$

2. Consolidated Adjusted EBITDA: a) Consolidated Net Income for such period	$

b)      without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs (including, without limitation, the deferred costs associated with the termination of the Revolving Loans) and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) any fees, costs and expenses associated with the IPO (to the extent incurred within 180 days of the consummation thereof) (d) any fees, costs and expenses associated with any Permitted Acquisition or any other acquisition or investment permitted hereunder (whether or not consummated) not in excess of $1,000,000 in the aggregate; (e) depreciation and amortization expense, (f) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (g) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (h) any other non-cash charges, (i) any non-cash distribution to Best Buy which constitutes an earnout, (j) any remaining amounts attributable to the cash bonus payments relating to the Original Transaction to management of the Borrower not in excess of $5,400,000, (k) any non-cash restructuring charges or reserves and (1) for each period from January 1, 2006 through June 30, 2006, September 30, 2006 and December 31, 2006, respectively, and thereafter for each trailing twelve months during such period, the aggregate

$

subscriber acquisition costs expended in such period, but only such costs for such period that exceed the budgeted subscriber acquisition costs set forth on Schedule 1.1C (the “Excess Subscriber Costs”) and only if the number of subscribers acquired during the period exceeds the projected number of subscribers for such period set forth on Schedule 1.1C (it being understood that for purposes of calculating such add-back, the cost per subscriber (CPGA) shall not exceed $115 in any fiscal quarter during fiscal year 2006, $107 in any fiscal quarter during fiscal year 2007 and $108 in any fiscal quarter during fiscal year 2008 and thereafter), provided that the aggregate amount of such costs added to Consolidated Net Income for fiscal year 2006 shall not exceed $20,000,000, provided, further that the aggregate amount of such costs added to Consolidated Net Income during the period January 1, 2006 through the date the Term Loans shall have been paid in full shall not exceed $40,000,000;

c) the sum of items 2(a) and 2(b)	$

d)      (a)to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of . business but excluding up to $10,000,000 in fiscal year 2006 for proceeds received in connection with a judgment or settlement with Nokia relating to the bulk purchase of Nokia Shorty Handsets, as previously disclosed to the Administrative Agent), (iii) income tax credits (to the extent not netted from income tax expense) and (iv) any other non-cash income and (b) any cash payments made during such period in respect of items described in clause (g) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis.[2]

$

[2]

For the purposes of calculating Consolidated Adjusted EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, if during such Reference Period the Borrower or any Subsidiary shall have made a Permitted Acquisition, Consolidated Adjusted EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Permitted Acquisition occurred on the first day of such Reference Period.

2

e) the excess of item 2(c) over item 2(d) for the Consolidated Adjusted EBITDA

3. the ratio of item 1(a) to item 2(e) is the Consolidated Leverage Ratio

II. Consolidated Fixed Charge Coverage Ratio:

1. Consolidated Adjusted EBITDA for such period (calculated in item I(2)(e)) above)	$

2. Consolidate Fixed Charges

a) Consolidate Interest Expenses	$

b)      aggregate amount actually paid by the Borrower and its Subsidiaries on account of Capital Expenditures (excluding the principal amount of Indebtedness (other than any Loans) incurred in connection with such expenditures

$

c) scheduled payments made during the period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans)	$

d) cash dividends paid by the Borrower and its Subsidiaries pursuant to Section 6.6 of the Credit Agreement	$

e) taxes paid during such period by the Borrower and its Subsidiaries.	$

f) the sum of items II(2)(a) through II (2)(e)	$

3.      the ratio of the sum of item 1 plus 50% of the average daily availability under the Subordinated Revolving Facility during the fiscal quarter ending on the testing date to item 2(f) is the Consolidated Fixed Charge Coverage Ratio

$

3

EXHIBIT F

CLOSING CERTIFICATE

Pursuant to Section 5.1(i) of the Amended and Restated Credit Agreement, dated as of July 19, 2006 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among Virgin Mobile USA, LLC, as Borrower,. the Lenders party,. thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent, the undersigned [INSERT TITLE OF OFFICER] of Virgin Mobile USA, LLC (the “Certifying Loan Party”) hereby certifies as follows:

1. The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Certifying Loan Party pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

2.                      is the duly elected and qualified Secretary of the Certifying Loan Party and the signature set forth for such officer below is such officer’s true and genuine signature.

3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and the use of proceeds thereof.

4. The conditions precedent set forth in Section 5.1 of the Credit Agreement have been satisfied as of the Closing Date.

The undersigned Secretary of the Certifying Loan Party certifies as follows:

5. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Certifying Loan Party.

6. The Certifying Loan Party is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization.

7. Attached hereto as Annex 1-A is a true and complete copy of resolutions duly adopted by the Board of Directors of the Certifying Loan Party on July [    ], 2006; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein.

8. Attached hereto as Annex 1-B is a true and complete copy of resolutions duly adopted by the Members (as defined in the LLC Agreement) of the Certifying Loan Party on July [    ], 2006; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only proceedings of the Members of the Certifying Loan Party now in force relating to or affecting the matters referred to therein.

9. Attached hereto as Annex 2 is a true and complete copy of the Limited Liability Company Agreement of the Certifying Loan Party as in effect on the date hereof.

10. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Formation of the Certifying Loan Party as in effect on the date hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

11. The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party:

Name	Office	Signature
Daniel Schulman	Chief Executive Officer

Maureen Bezer	Chief Financial Officer

Peter Lurie	General Counsel and Secretary

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

Name:	Daniel Schulman	Name:	Peter Lurie
Title:	Chief Executive Officer	Title:	Secretary and General Counsel

Date: July [    ], 2006

EXHIBIT G

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement dated as of             , 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among, VIRGIN MOBILE USA, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”),                                         , as Documentation Agent, MERRILL LYNCH PIERCE, FENNER & SMITH INCORPORATED, as Syndication Agent, and JPMORGAN CHASE BANK, N.A., as Administrative Agent, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

The Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date, the interest described below (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto. to the extent related to the amount and percentage interest identified below with respect to those credit facilities as are set forth below (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility set forth on Schedule 1 hereto. Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	Virgin Mobile USA, LLC

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Assigned Interest:

[1]	Select as applicable.

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders[2]			Amount of Commitment/Loans Assigned[3]	Percentage Assigned of Commitment/Loans
Revolving Commitment/Revolving Loans	$	[100,000,000	]	$	%
Term Loan	$	[500,000,000	]	$	%

6.	Trade Date:	[4]

Effective Date:                 , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][5] Accepted:

JPMorgan Chase Bank, N.A., as Administrative Agent

By
Title:

[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[5]	To be added only if the Administrative Agent is required pursuant to Section 10.6 of the Credit Agreement.

[Consented to:][6]

VIRGIN MOBILE USA, LLC

By
Title:

[Consented to:][7]

JP MORGAN CHASE BANK, NA., as Issuing Lender

By
Title:

[6]	To be added only if the consent of the Borrower is required pursuant to Section 10.6 of the Credit Agreement.
[7]	To be added only if the consent of the Issuing Lender is required pursuant to Section 10.6 of the Credit Agreement.

ANNEX 1

VIRGIN MOBILE USA, LLC

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal,

interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.8

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of; the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[8]

The Administrative Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate: “From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.”

2

EXHIBIT H

AMENDMENT TO MEMBER AGREEMENT

This Amendment, dated as of July     , 2006, to that certain Member Agreement referred to below (this “Amendment”) is made by and between [VMU Initial Member], a [State of formation] [organization] (the “Member”) and JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent and collateral agent (in either such capacity, the “Agent”) for the benefit of the lenders (the “Lenders”) that are or may from time to time become a party to the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Virgin Mobile USA, LLC, a Delaware limited liability company (the “Borrower”), the Agent and the Lenders are parties to that certain Credit Agreement, dated as of July 14, 2005 (the “Existing Credit Agreement”);

WHEREAS, in connection with the Existing-Credit Agreement, the Member and the Agent entered into that certain Member Agreement, dated as of July 14, 2005 (including all annexes, exhibits and schedules thereto, and as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Member Agreement”), pursuant to which the Member has agreed to not create a Lien on any of its Capital Stock of the Borrower and will defend such Capital Stock against any Lien or claim on or to such Capital Stock;

WHEREAS, contemporaneously herewith, the parties to the Existing Credit Agreement are amending and restating the Existing Credit Agreement; and

WHEREAS, in connection with the amendment and restatement of the Existing, Credit Agreement (the “Credit Agreement”), the parties hereto have agreed to certain amendments to the Member Agreement, subject to the terms and conditions hereof.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Member Agreement.

2. Amendments. The Member Agreement is hereby amended as follows:

(a) Amendment to Section 4.7. Section 4.7 of the Member Agreement is hereby amended by deleting the words “so long as the Lenders shall have any Commitments outstanding under the Credit Agreement and” appearing therein.

3. Conditions to Effectiveness. The amendments set forth in this Amendment shall not become effective until the date (the “Effective Date”) on which this Amendment shall have been executed by the Member and the Agent, and the Agent shall have received evidence reasonably satisfactory to it of such execution.

4. Ratification. Except to the extent hereby amended, the Member Agreement remains in full force and effect and is hereby ratified and affirmed.

5. Representations and Warranties. The Member represents and warrants to the Agent, on behalf of the Lenders, to induce the Agent to enter into this Amendment, that each of the representations and warranties made by the Member in the Member Agreement (other than the representation and warranty set forth in Section 2.4 thereof and the representation and warranty set forth in Section 2.5 thereof with respect to violation of, breach of or default under any term of any material contract or agreement to which it is a party or by which it or its property is bound, or of any material license, permit, franchise, judgment, writ, injunction, decree, order, law, ordinance, rule or regulation applicable to it) is true and correct in all material respects as of the date hereof except where such representation or warranty relates to a specific date, in which such representation or warranty shall be true and correct in all material respects as of such date.

6. References. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Member Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Lenders may now have or have in the future under or in connection with the Member Agreement or any of the instruments or agreements referred to therein. Whenever the Member Agreement is referred to in the Member Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Member Agreement as modified by this Amendment.

7. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A fax copy or .pdf copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

8. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

[VMU Initial Member], as Member

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

EXHIBIT I

AMENDMENT TO CONSENT TO ASSIGNMENT

This Amendment, dated as of July     , 2006, to that certain Consent to Assignment referred to below (this “Amendment”) is made by and between [VIRGIN/SPRINT ENTITY], a [State of formation] [organization] (the “Obligor”) and JPMORGAN CHASE BANK, N.A., a national banking association, as collateral agent (in such capacity, the “Collateral Agent”) for the lenders (the “Lenders”) that are or may from time to time become party to the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Virgin Mobile USA, LLC, a Delaware limited liability company (the “Borrower”), the Collateral Agent and the Lenders are parties to that certain Credit Agreement, dated as of July 14, 2005 (the “Existing Credit Agreement”);

WHEREAS, in connection with the Existing Credit Agreement, the Obligor and Collateral Agent entered into that certain Consent to Assignment, dated as of July 14, 2005 (including all annexes, exhibits and schedules thereto, and as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Consent to Assignment”), pursuant to which the Obligor consented to the pledge to the Collateral Agent of all the Borrower’s right, title and interest in, to and under the Assigned Agreement (as defined below) as set forth in the Guarantee and Collateral Agreement (as defined below);

WHEREAS, contemporaneously herewith, the parties to the Existing Credit Agreement are amending and restating the Existing Credit Agreement; and

WHEREAS, in connection with the amendment and restatement of the Existing Credit Agreement, the parties hereto have agreed to certain amendments to the Consent to Assignment, subject to the teens and conditions hereof.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Consent to Assignment.

2. Amendments. The Consent to Assignment is hereby amended as follows:

(a) Amendment to Section 1.3. Section 1.3 of the Consent to Assignment is hereby amended by adding the following sentence at the end of Section 1.3 thereof: “In exercising applicable remedies provided hereunder, neither the Agent nor the Lenders will be required to cure (i) a default arising under the Assigned Agreement as a result of a bankruptcy proceeding filed by or against the Borrower or (ii) any default arising under the Subordinated Revolving Facility”.

3. Conditions to Effectiveness. The amendments set forth in this Amendment shall not become effective until the date (the “Effective Date”) on which this Amendment shall have been executed by the Obligor and the Collateral Agent, and the Collateral Agent shall have received evidence reasonably satisfactory to it of such execution.

4. Ratification. Except to the extent hereby amended, the Consent to Assignment remains in full force and effect and is hereby ratified and affirmed.

5. Representations and Warranties. The Obligor represents and warrants to the Collateral Agent, to induce the Collateral Agent to enter into this Amendment, that each of the representations and warranties made by the Obligor in the Consent to Assignment (other than the representations and warranties set forth in Sections 2.4, 2.6 and 2.7 thereof and the representation and warranty set forth in Section 2.5 thereof with respect to violation of, breach of or default under any term of any material contract or agreement to which it is a party or by which it or its property is bound, or of any material license, permit, franchise, judgment, writ, injunction, decree, order, law, ordinance, rule or regulation applicable to it) is true and correct in all material respects as of the date hereof except where such representation or warranty relates to a specific date, in which such representation or warranty shall be true and correct in all material respects as of such date.

6. References. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Consent to Assignment or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Collateral Agent or the Lenders may now have or have in the future under or in connection with the Consent to Assignment or any of the instruments or agreements referred to therein. Whenever the Consent to Assignment is referred to in the Consent to Assignment or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Consent to Assignment as modified by this Amendment.

7. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A fax copy or .pdf copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

8. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

[VIRGIN/SPRINT ENTITY], as Obligor

By:
Name
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name
Title:

July 19, 2006

JPMorgan Chase Bank, N.A., as Administrative

Agent under the Credit Agreement, as hereinafter

defined (in such capacity, the “Administrative Agent”)

and

The Lenders listed on Schedule I hereto

Re:	Amended and Restated Credit Agreement, dated as of July 19, 2006 (the “Credit Agreement”), among Virgin Mobile USA, LLC, a Delaware limited liability company (the “Company’), the lending institutions identified in the Credit Agreement (the “Lenders”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and the Administrative Agent.

Ladies and Gentlemen:

We have acted as counsel to the Company in connection with the preparation, execution and delivery of the following documents: (i) the Credit Agreement; (ii) the Amendment to the Guarantee and Collateral Agreement; and (iii) the Subordination and Intercreditor Agreement. The documents described in the foregoing clauses (i) through (iii) are collectively referred to herein as the “Credit Documents.” Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion is furnished to you pursuant to Section 5.1(j) of the Credit Agreement.

We have examined the following:

(i) the Credit Agreement, signed by the Company and by the Administrative Agent and certain of the Lenders; and

(ii) each other Credit Document, signed by the Company.

In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company. In addition, we have relied as to certain matters of fact upon the representations made in the Credit Documents.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. The Company (a) is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, (b) has the power and authority to execute and deliver each of the Credit Documents and to perform its obligations thereunder and (c) has duly authorized, executed and delivered each Credit Document.

2. The execution and delivery by the Company of the Credit Documents and performance of its payment obligations thereunder (a) will not result in any violation of (1) the Certificate of Formation or the Limited Liability Company Agreement of the Company or (2) assuming that proceeds of borrowings were used in accordance with the terms of the Credit Agreement, any Federal or New York statute or the Delaware Limited Liability Company Act or any rule or regulation issued pursuant to any New York or Federal statute or the Delaware Limited Liability Company Act or any order known to us issued by any court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in the Company’s properties pursuant to the terms of any agreement identified on Schedule II hereto.

3. No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Limited Liability Act is required for the execution and delivery by the Company of the Credit Documents or the performance by the Company of its payment obligations under the Credit Documents.

4. Assuming that each of the Credit Documents is a valid and legally binding obligation of each of the parties thereto other than the Company and assuming that (a) execution, delivery and performance by the Company of the Credit Documents do not violate the laws of the State of Delaware or any other applicable laws (excepting the laws of the State of New York, the Delaware Limited Liability Company Act and the Federal laws of the United States) and (b) execution, delivery and performance by the Company

2

of the Credit Documents do not constitute a breach or violation of any agreement or instrument which is binding upon such the Company (except that we do not make the assumption in the foregoing clause (b) with respect to the agreements that are the subject of opinion paragraph 2 of this opinion letter), each Credit Document constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

5. To our knowledge, there is no action, suit or proceeding now pending before or by any court, arbitrator or governmental agency, body or official to which the Company is a party or to which the business, assets or property of the Company is subject, and no such action, suit or proceeding is threatened to which the Company would be a party or to which the business, assets or property of the Company would be subject, that in either case questions the validity of the Credit Documents.

6. The Company is not an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended.

Our opinion in paragraph 4 above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We express no opinion with respect to:

(i) the effect of any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement in writing signed by the parties thereto;

(ii) the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

(iii) the effect of any provision of the Credit Documents imposing penalties or forfeitures;

(iv) the enforceability of any provision of any of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; and

(v) the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

3

In connection with the provisions of the Credit Documents whereby the parties submit to the jurisdiction of the courts of the United States of America located in the State of New York, we note the limitations of 28 U.S.C. §§ 1331 and 1332 on subject matter jurisdiction of the Federal courts. In connection with the provisions of the Credit Documents which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR § 510 a New York State Court may have discretion to transfer the place of trial, and under 28 U.S.C. § 1404(a) a United States District Court has discretion to transfer an action from one Federal court to another.

We do not express any opinion herein concerning any law other than the laws of the State of New York, the Federal laws of the United States and the Delaware Limited Liability Company Act.

This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, fine or corporation without our prior written consent.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

4

SCHEDULE I

The LENDERS

JPMorgan Chase Bank, N.A.

Merrill Lynch Capital Corporation

SCHEDULE II

AGREEMENTS

Subordinated Credit Agreement, dated as of July 19, 2006, among Virgin Mobile USA, LLC,

Virgin Entertainment Holdings, Inc. and Sprint Spectrum L.P.

PCS Services Agreement between Sprint Spectrum L.P. and Virgin Mobile USA, LLC, dated as of October 4, 2001, as amended.

Sprint Trademark License Agreement between Sprint Communications Company, L.P. and Virgin Mobile USA, LLC, dated as of October 4, 2001, as amended.

EXHIBIT K

FORM OF EXEMPTION CERTIFICATE

Reference is made to the Credit Agreement, dated as of [            ], 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Virgin Mobile USA, LLC (the “Borrower”), the Lenders party thereto, [                    ], as the Documentation Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.                      (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.19(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

2. The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:

(a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

3. The Non-U.S. Lender is not a 10 percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

[SIGNATURE PAGE FOLLOWS]

K-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Date:

K-2

EXHIBIT L

FORM OF

LENDER ADDENDUM

The undersigned Lender (i) agrees to all of the provisions of the Credit Agreement, dated as of             , 2005 (the “Credit Agreement”), among Virgin Mobile USA, LLC (the “Borrower”), the Lenders party thereto, Men-ill Lynch, Pierce, Fenner & Smith Incorporated, as the Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent, and (ii) becomes a party thereto, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Term Commitment, and/or Revolving Commitment, as the case may be, as set forth opposite the undersigned Lender’s name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

L-1

Name of Lender)

By:
Name:
Title:

Dated as of [            ], 2405

L-2

EXHIBIT M

SUBORDINATION AND INTERCREDITOR AGREEMENT

This Subordination and Intercreditor Agreement (the “Agreement”) dated as of July     , 2006 among (i) JPMorgan Chase Bank, N.A. as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Senior Agent”) for the Senior Creditors (as defined below), (ii) Virgin Entertainment Holdings, Inc. and Sprint Spectrum L.P., a Delaware limited partnership (each acting solely in its capacity as a lender under the Subordinated Agreement (as defined below) and not in any other capacity, together with their successors and assigns, the “Subordinated Creditors”), and (iii) Virgin Mobile USA, LLC, a Delaware limited liability company (the “Borrower”).

WHEREAS, the Borrower, the Senior Agent and certain financial institutions and other entities are parties to that certain Amended and Restated Credit Agreement dated as of the date hereof (the “Existing Senior Credit Agreement”), pursuant to which such financial institutions have agreed to restructure certain term loans made pursuant to that certain Credit Agreement, dated as of July 14, 2005; and

WHEREAS, the Borrower and the Subordinated Creditors are parties to that certain Subordinated Revolving Credit Agreement dated as of the date hereof (the “Existing Subordinated Agreement”), pursuant to which the Subordinated Creditors have agreed to make subordinated revolving loans up to $100,000,000 in principal amount at any one time outstanding (the “Subordinated Revolving Commitment”); and

WHEREAS, it is a condition to the effectiveness of the Existing Senior Credit Agreement that this Agreement be executed and delivered by the parties hereto to set forth the respective rights of the Senior Creditors, on the one hand, and the Subordinated Creditors, on the other hand, the subordination of the Subordinated Creditors’ security interests and rights of payment and certain other matters.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. The following terms, as used herein, have the following meanings:

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Cash Management Obligations” means, with respect to any Loan Party, any obligations of such Loan Party owed to any Senior Creditor (or any of its affiliates) in respect of treasury management arrangements, depositary or other cash management services.

“Common Collateral” means all assets that are both Senior Collateral and Subordinated Collateral.

“Comparable Subordinated Security Document” means, in relation to any Common Collateral subject to any Senior Security Document, the Subordinated Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.

“DIP Financing” has the meaning set forth in Section 7.2.

“Enforcement Action” means, with respect to the Senior Obligations, any demand for payment or acceleration thereof by the Senior Agent in accordance with the terms of the Senior Credit Agreement, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under the Senior Documents or applicable law, including without limitation the exercise of any rights of setoff or recoupment, the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code, the seeking of relief from the automatic stay or from any other stay in any Insolvency Proceeding, the conversion of any subsequent case under Chapter 11 of the Bankruptcy Code involving any Borrower or any other Loan Party to a case under Chapter 7 of the Bankruptcy Code, the dismissal of any case under Chapter 11 of the Bankruptcy Code under Section 1112 of the Bankruptcy Code or otherwise, and the appointment of a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or of a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(d) of the Bankruptcy Code.

“Existing Senior Credit Agreement” has the meaning set forth in the first recital paragraph at the head of this Agreement.

“Existing Subordinated Agreement” has the meaning set forth in the second recital paragraph at the head of this Agreement.

“Hedging Obligation” means, with respect to any Loan Party, any obligations of such Loan Party owed to any Senior Creditor (or any of its affiliates) in respect of any Specified Swap Agreement as defined in the Existing Senior Credit Agreement.

“Insolvency Proceeding” means any pending proceeding in respect of bankruptcy, insolvency, liquidation, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan Party” means the Borrower, each direct or indirect subsidiary of the Borrower that is now or hereafter becomes a party to any Senior Document or Subordinated Document and each other Loan Party as defined in the Senior Credit Agreement and the Subordinated Agreement. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means interest, fees, expenses and other charges that, pursuant to the Senior Credit Agreement or the Subordinated Agreement, continue to accrue after the commencement of any Insolvency Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Code or in any such Insolvency Proceeding.

“Secured Parties” means the Senior Creditors and the Subordinated Creditors.

“Senior Agent” has the meaning set forth in the introductory paragraph hereof and any successor, assign or replacement thereof as administrative agent under a Senior Credit Agreement.

“Senior Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Senior Creditor as security for any Senior Obligation.

“Senior Credit Agreement” means the collective reference (i) the Existing Senior Credit Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Senior Credit Agreement or any other agreement or instrument referred to in this clause (ii). Any reference to the Senior Credit Agreement hereunder shall be deemed a reference to any Senior Credit Agreement then extant.

“Senior Creditors” means the Senior Agent, the “Lenders”, as defined in the Senior Credit Agreement and the financial institutions that are party to a Specified Swap Agreement (as defined in the Existing Senior Credit Agreement).

“Senior Documents” means the Senior Credit Agreement, each Senior Security Document, each Senior Term Loan Note, each Senior Guarantee and each other document from time to time evidencing, securing or entered into in connection with the Senior Obligations.

“Senior Guarantee” means any guarantee by any Loan Party of any or all of the Senior Obligations, whether contained in the Senior Credit Agreement or separately documented.

“Senior Lien” means any Lien created by the Senior Security Documents.

“Senior Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the Senior Credit Agreement, (b) all Hedging Obligations, (c) all Cash Management Obligations and (d) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Senior Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Senior Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Subordinated Creditor, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Senior Creditors and the Subordinated Creditors, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Senior Credit Agreement are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency Proceeding, such interest, fees, expenses and charges (including, without limitation, Post Petition Interest) shall, as between the Senior Creditors and the Subordinated Creditors, be deemed to continue to accrue and be added to the amount to be calculated as the “Senior Obligations”.

“Senior Obligations Repayment Date” means the first date on which the Senior Obligations (other then those that constitute Unasserted Contingent Obligations, Hedging Obligations or Cash Management Obligations) have been indefeasibly paid in cash in full.

“Senior Security Documents” means the “Security Documents” as defined in the Existing Senior Credit Agreement, as any of the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, and any other documents from time to time securing the payment of the Senior Obligations.

“Senior Term Loan Note” means the “Notes” as defined in the Existing Senior Credit Agreement and any evidences of indebtedness outstanding under the Senior Credit Agreement.

“Standstill Period” means the period that commences on the date that the Senior Agent, on behalf of the Senior Creditors, commences an Enforcement Action and ends on the date which is the earlier of (i) ninety (90) days thereafter and (ii) the Senior Obligations Repayment Date.

“Subordinated Agreement” means the collective reference to (i) the Existing Subordinated Agreement and (ii) any other credit agreement, loan agreement, securities purchase agreement, note purchase agreement, note agreement, promissory note, indenture, other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Subordinated Agreement or any other agreement or instrument referred to in this clause (ii), including, without limitation, any agreement or instrument which increases the principal amount thereof. Any reference to the Subordinated Agreement hereunder shall be deemed a reference to any Subordinated Agreement then extant.

“Subordinated Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Subordinated Creditor as security for any Subordinated Obligation.

“Subordinated Creditors” has the meaning set forth in the introductory paragraph hereof.

“Subordinated Documents” means the Subordinated Agreement, each Subordinated Security Document, each Subordinated Revolving Note, each guarantee of the Subordinated Obligations by any Loan Party and each other document from time to time evidencing, securing or entered into in connection with the Subordinated Obligations.

“Subordinated Lien” means any Lien created by the Subordinated Security Documents.

“Subordinated Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Subordinated Agreement, and (b) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Subordinated Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Subordinated Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Senior Creditor, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Senior Creditors and the Subordinated Creditors, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges

(including, without limitation, Post-Petition Interest) to be paid pursuant to the Subordinated Agreement are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency Proceeding, such interest, fees, expenses and charges (including, without limitation, Post Petition Interest) shall, as between the Senior Creditors and the Subordinated Creditors, be deemed to continue to accrue and be added to the amount to be calculated as the “Subordinated Obligations”.

“Subordinated Revolving Commitment” has the meaning set forth in the second recital paragraph at the head of this Agreement.

“Subordinated Revolving Notes” shall mean the notes evidencing the indebtedness outstanding under the Subordinated Agreement.

“Subordinated Security Documents” means the “Security Documents” as defined in the Subordinated Agreement, as any of the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time in accordance herewith, and any documents from time to time securing the repayment of the Subordinated Obligations.

“Unasserted Contingent Obligations” shall mean, at any time, Senior Obligations for taxes, costs, indemnifications, reimbursements, damages and other similar liabilities constituting Senior Obligations (excluding the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Senior Obligation) in respect of which no assertion of liability and no claim or demand for payment has been made in writing (and, in the case of Senior Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

1.2 Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, amended and restated, supplemented, refinanced or otherwise modified, renewed or replaced from time to time.

SECTION 2. [INTENTIONALLY OMITTED].

SECTION 3. Payment Priorities.

3.1 Agreement to Subordinate. Each of the Subordinated Creditors agrees that the Subordinated Obligations are and shall be subordinate, junior and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of the Senior Obligations. The expressions “prior payment in full”, “payment in full, “paid in full” or any other similar term(s) or phrase(s) when used herein with respect to Senior Documents shall mean the occurrence of the Senior Obligations Repayment Date. The Senior Agent agrees to notify the Subordinated Creditors promptly upon the occurrence of the Senior Obligations Repayment Date.

3.2 Restrictions on Payment of the Subordinated Obligations. etc. (a) Until the Senior Obligations Repayment Date, no Subordinated Creditor will ask, demand, sue for, take or receive, directly or indirectly, from a Loan Party, in cash or other property, by setoff, by realizing upon collateral, foreclosing on any lien or otherwise, by exercise of any remedies or rights under the Subordinated Documents or by executions, garnishments, levies, attachments or by any other action relating to the Subordinated Obligations, or in any other manner, payment of, or additional security for, all or any part of the Subordinated Obligations unless and until the Senior Obligations shall have been paid in full, except, that the Borrower may make, and each Subordinated Creditor may receive, (i) repayments of the revolving loans outstanding pursuant to the Subordinated Agreement, provided that any such repayment of the revolving loans may not terminate any portion of the revolving commitment made available to the Borrower pursuant to the Subordinated Agreement and any amounts so repaid by the Borrower may be reborrowed, and (ii) payments (but not prepayments) of interest, reasonable fees and expenses in respect of the Subordinated Obligations upon the terms set forth in the Subordinated Agreement, but, in each case, only if at the time of making such repayment or payment and immediately after giving effect thereto, no “Event of Default” (as such term is defined in the Senior Credit Agreement) shall have occurred and be continuing.

(b) Except as expressly permitted in Section 3.2(a) above, Borrower will not (and it will not allow any other Loan Party to) make any payment of any of the Subordinated Obligations, or take any other action, in contravention of the provisions of this Agreement. Each of the Subordinated Creditors expressly agrees that, until the earlier of (x) the expiration of the Standstill Period and (y) two (2) Business Days (as defined in the Senior Credit Agreement) after the date on which the prohibition on repayment ceases to exist, any payment in respect to the Subordinated Obligations which is not made in a timely manner by reason of the operation of this Subordination Agreement shall be deemed to be deferred and the Loan Parties shall not be in default under any of the Subordinated Documents by reason of such non-payment.

3.3 Additional Provisions Concerning Payment Subordination. Each of the Subordinated Creditors and the Borrower agree as follows:

(a) In the event of any Event of Default (as such term is defined in the Senior Documents or the Subordinated Documents):

(i) All Senior Obligations shall first be paid to the Senior Agent for the benefit of the Senior Creditors in full before any payment or distribution is made upon or in connection with the Subordinated Obligations; and

(ii) Any payment or distribution of assets of a Loan Party, whether in cash, property or securities to which any Subordinated Creditor under the Subordinated Agreement would be entitled except for the provisions hereof (other than equity securities of the Borrower or debt securities of the Borrower which are subordinated to the Senior Obligations on substantially the same basis as the Subordinated Obligations are so subordinated), shall be paid or delivered by that Loan Party, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent, agent or other person making such payment or distribution, directly to the Senior Agent for the benefit of the Senior Creditors, to the extent necessary to pay in full all Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Creditors before any payment or distribution is made to any Subordinated Creditor;

(b) In any Insolvency Proceeding referred to or resulting from any event referred to in subsection (a) of this Section 3.3 commenced by or against that Loan Party, the Senior Agent may, and is hereby irrevocably authorized and empowered upon written notice to the Subordinated Creditors (in its own name or in the name of any Subordinated Creditor or otherwise), but shall have no obligation to, (A) demand, sue for, collect and receive every payment or distribution referred to in subsection (a) of this Section 3.3 and give acquittance therefor, (B) file claims and proofs of claim in respect of the Subordinated Obligations if the Subordinated Creditors fail to do so prior to the date that is three (3) weeks before the deadline for such filing and (C) take such other action as the Senior Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Creditors hereunder; and

(c) All payments or distributions upon or with respect to the Subordinated Obligations which are received by any Subordinated Creditor contrary to the provisions of this Agreement shall be deemed to be the property of the Senior Creditors, shall be received in trust for the benefit of the Senior Creditors, shall be segregated from other funds and property held by such Subordinated Creditor and shall be forthwith paid over to the Senior Agent for the benefit of the Senior Creditors in the same form as so received (with any necessary endorsement) to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations shall have been paid in full.

3.4 Legend on Subordinated Revolving Notes, Transfer.

(a) Such Subordinated Creditor and the Borrower will cause each Subordinated Revolving Note to include or have endorsed thereon the following provision:

“The payment of and security for the principal amount of the indebtedness evidenced by this instrument is subordinated to other indebtedness pursuant to, and to the extent provided in, and is otherwise subject to the terms of, the Subordination and Intercreditor Agreement dated as of July     , 2006 by and among the Company, the Lenders (as defined in the Subordinated Revolving Credit Agreement) and JPMorgan Chase Bank, N.A., as Administrative Agent under the $479,000,000 Amended and Restated Credit Agreement dated as of July     , 2006.”

The Borrower will cause all other Subordinated Documents to be expressly subject to this Agreement.

(b) Upon any sale, assignment or other transfer of any Subordinated Revolving Note or any interest therein, the transferor shall (i) provide a copy of this Agreement and the. Senior Credit Agreement to the transferee and (ii) provide a written instrument to Senior Agent evidencing the transferee’s agreement to be bound hereby.

SECTION 4. Lien Priorities.

4.1 Subordination of Liens. (a) Any and all Liens now existing or hereafter created or arising in favor of any Subordinated Creditor securing the Subordinated Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the Senior Creditors securing the Senior Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Subordinated Creditor may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any Senior Document or Subordinated Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any Senior Creditor securing any of the Senior Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Subordinated Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) No Senior Creditor or Subordinated Creditor shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other. Notwithstanding any failure by any Senior Creditor or Subordinated Creditor to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the Senior Creditors or the Subordinated Secured parties, the priority and rights as between the Senior Creditors and the Subordinated Creditors with respect to the Common Collateral shall be as set forth herein.

4.2 Nature of Senior Obligations. Each of the Subordinated Creditors acknowledges that the terms of the Senior Obligations may be modified, supplemented, extended or amended from time to time, and that the aggregate amount of the Senior Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Subordinated Creditors and without affecting the provisions hereof. The lien priorities provided in Section 4.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the Senior Obligations or the Subordinated Obligations, or any portion thereof, unless otherwise consented to by the Senior Agent.

4.3 Agreements Regarding Actions to Perfect Liens. (a) Each of the Subordinated Creditors agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Subordinated Creditors prior to the Senior Obligations Repayment Date shall be in form reasonably satisfactory to the Senior Agent.

(b) Each of the Subordinated Creditors agrees that prior to the Senior Obligations Repayment Date all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or hereafter filed against real property in favor of or for the benefit of the Subordinated Creditors with respect to the Subordinated Obligations shall be in form reasonably satisfactory to the Senior Agent and shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to JPMorgan Chase Bank, N.A., as Collateral Agent, and its successors and assigns, in such property, in accordance with the provisions of the Subordination and Intercreditor Agreement dated as of July __,2006 among JPMorgan Chase Bank, N.A., as Administrative Agent, the Subordinated Creditors and the Loan Parties referred to therein, as amended from time to time.”

(c) The Senior Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the Senior Security Documents, such possession or control is also for the benefit of the Subordinated Creditors solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the Senior Agent (or any third party acting on its behalf) with respect to such Common Collateral (other than to act in a commercially reasonable manner with respect to the Common Collateral to the extent required under the Uniform Commercial Code) or provide the Subordinated Creditors with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Subordinated Security Documents, provided that subsequent to the occurrence of the Senior Obligations Repayment Date, the Senior Agent shall (x) deliver to the Subordinated Creditors with respect to the Subordinated Obligations, at the Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent reasonably requested by the Subordinated Creditors or (y) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Creditors and the Subordinated Creditors and shall not impose on the Senior Creditors any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

4.4 No New Liens. So long as the Senior Obligations Repayment Date has not occurred, the parties hereto agree that (i) no Loan Party shall create any Lien on any assets of any Loan Party securing any Subordinated Obligation if these same assets are not subject to, and do not become subject to, a Lien securing any Senior Obligations and (ii) if any Subordinated Creditor shall acquire or hold any Lien on any assets of any Loan Party securing any Subordinated Obligation which assets are not also subject to the first-priority Lien of the Senior Agent under the Senior Documents, then such Subordinated Creditor, upon demand by the Senior Agent, will without the need for any further consent of any other Subordinated Creditor, notwithstanding anything to the contrary in any other Subordinated Document either (a) release such Lien or (b) assign it to the Senior Agent as security for the Senior Obligations (in which case the Subordinated Creditors may retain a junior lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Creditors, the Subordinated Creditors agree that any amounts distributable to or received by or distributed to any of them pursuant to or as a result of Liens granted with respect to the Subordinated Obligations in contravention of this Section 4.4 shall be subject to Section 6.1. The Subordinated Creditors may obtain a junior Lien on any assets of any Loan Party on which the Senior Agent has a Senior Lien.

SECTION 5. Enforcement Rights.

5.1 Enforcement: Standstill; Waiver. (a) Subject to Section 5.1(b) below, until the expiration of the Standstill Period, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the Senior Creditors shall have the exclusive right, except to the extent provided in clause (iii) below, to take, continue, oppose, or otherwise prosecute, defend, settle or consent to any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Subordinated Creditor and the Subordinated Creditors under or with respect to the Subordinated Obligations shall not take any position contrary to the Senior Creditors, or support any other Person who takes any position contrary to the Senior Creditors, with respect to such Enforcement Action, but subject to the proviso set forth in Section 7.1. Upon the occurrence and during the continuance of a Default or an Event of Default (as such terms are defined in the Senior Documents) and prior to the expiration of the Standstill Period, the Senior Agent and the other Senior Creditors may take and continue any Enforcement Action with respect to the Senior Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion. Without limiting the generality of any of the foregoing and subject to Section 5.1(b) below, each of the Subordinated Creditors agrees that prior to the expiration of the Standstill Period, subject to the proviso in section 7.1:

(i) the Subordinated Creditors will not make any judicial or nonjudicial claim or demand or commence any judicial or non judicial proceedings against any Loan Party or any of its subsidiaries or affiliates under or with respect to any Subordinated Security Document seeking payment or damages from or other relief by way of specific performance, injunction or otherwise under or with respect to any Subordinated Security Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Subordinated Security Document;

(ii) the Subordinated Creditors will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Subordinated Security Documents; and

(iii) the Subordinated Creditors will not be entitled to the benefit of any covenant contained in the Subordinated Documents other than (x) Sections 5.1, 5.2, 5.7 and 5.9 of the Existing Subordinated Agreement (and any comparable provisions of any agreement or instrument amending and restating, refinancing or otherwise replacing the same), or (y) as otherwise expressly permitted hereunder.

(b) Each of the Subordinated Creditors agrees that until the Senior Obligations Repayment Date has occurred, subject to the proviso set forth in Section 7.1:

(i) the Subordinated Creditors will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Subordinated Obligation pad passu with or senior to, or to give any Subordinated Creditor any preference or priority relative to, the Liens with respect to the Senior Obligations or the Senior Creditors with respect to any of the Common Collateral;

(ii) the Subordinated Creditors will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any Senior Creditor or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any Senior Creditor, including, without limitation, any attempt to realize upon any Common Collateral that is the subject of an existing Enforcement Action by any Senior Creditor;

(iii) the Subordinated Creditors have no right to (x) direct either the Senior Agent or any other Senior Creditor to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the Senior Security Documents or (y) consent or object to the exercise by the Senior Agent or any other Senior Creditor of any right, remedy or power with respect to the Common Collateral or pursuant to the Senior Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(iv) the Subordinated Creditors will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Creditor seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to the Subordinated Obligations, and no Senior Creditor shall be liable to any Subordinated Creditor with respect to the Subordinated Obligations for any action taken or omitted to be taken by any Senior Creditor with respect to the Common Collateral or pursuant to the Senior Documents, provided that the Senior Creditors have acted in a commercially reasonable manner with respect to the Common Collateral to the extent required under the Uniform Commercial Code; and

(v) the Subordinated Creditors will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.

5.2 Judgment Creditors. In the event that any Subordinated Creditor becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Subordinated Obligations prior to the Senior Obligations Repayment Date, such judgment lien shall be subject to the terms of this Agreement for all purposes with respect to the Subordinated Obligations (including in relation to the Senior Liens and the Senior Obligations) to the same extent as all other Liens securing the Subordinated Obligations subject to the terms of this Agreement.

5.3 Cooperation. Each of the Subordinated Creditors agrees that it shall take such actions as the Senior Agent shall reasonably request in connection with the exercise by the Senior Creditors of their rights set forth herein.

5.4 No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 5.5, if any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any Senior Creditor or Subordinated Creditor, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Senior Creditor or Subordinated Creditor.

5.5 Actions Upon Breach. (a) If any Subordinated Creditor, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral with respect to the Subordinated Obligations, such Loan Party, with the prior written consent of the Senior Agent, may interpose as a defense, or the basis for an equitable or legal claim, or a dilatory plea the making of this Agreement, and any Senior Creditor may intervene and interpose such defense or plea in its name or in the name of such Loan Party.

(b) Should any Subordinated Creditor with respect to the Subordinated Obligations, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to comply with any of the provisions of, or take any action required by, this Agreement, any Senior Creditor (in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may seek relief against such Subordinated Creditor by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Subordinated Creditors that (i) the Senior Creditors’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Subordinated Creditor waives any defense that the Loan Parties and/or the Senior Creditors cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 6. Application Of Proceeds Of Common Collateral; Dispositions And Release Of Common Collateral; Inspection and Insurance.

6.1 Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the Senior Agent for application to the Senior Obligations in accordance with the terms of the Senior Documents, until the Senior Obligations Repayment Date has occurred and thereafter, to the Subordinated Creditors for application to the Subordinated Obligations in accordance with the Subordinated Documents. Until the occurrence of the Senior Obligations Repayment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds of such, that may be received by any Subordinated Creditor in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Agent, for the benefit of the Senior Creditors, in the same form as received, with any necessary endorsements, and each Subordinated Creditor hereby authorizes the Senior Agent to make any such endorsements as agent for the Subordinated Creditors (which authorization, being coupled with an interest, is irrevocable).

6.2 Releases of Subordinated Lien. (a) Upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the Senior Documents that results in the release of the Senior Lien on any Common Collateral (including without limitation any sale or other disposition pursuant to any Enforcement Action), the Subordinated Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the Senior Obligations Repayment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person; provided that to the extent that the Senior Lien in the proceeds of such sale or disposition are not released, the Subordinated Lien attaches to such proceeds and are subordinated to the Senior Lien in such proceeds on the same basis as the other Liens securing the Subordinated Obligations are so subordinated to the Senior Obligations under this Agreement.

(b) The Subordinated Creditors shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Agent shall reasonably request to evidence any release of the Subordinated Lien described in paragraph (a).

The Subordinated Creditors hereby appoint the Senior Agent and any officer or duly authorized person of the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Subordinated Creditors and in the name of the Subordinated Creditors or in the Senior Agent’s own name, upon the Subordinated Creditors not carrying out the actions required pursuant to the terms set forth in this Section 6.2 within ten (10) Business Days after receipt of written notice from the Senior Agent requesting such actions, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 6.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

6.3 Inspection Rights and Insurance. (a) Provided that the Senior Creditors act in a commercially reasonable manner with respect to the Common Collateral to the extent required under the Uniform Commercial Code, any Senior Creditor and its representatives may at any time until the Senior Obligations Repayment Date inspect, repossess, remove and otherwise deal with the Common Collateral, and the Senior Agent may advertise and conduct public auctions or private sales of the Common Collateral, in each case with notice to, but without the involvement of or interference by any Subordinated Creditor or liability to any Subordinated Creditor and without prejudice to the rights of the Subordinated Creditors to receive the proceeds of any such auctions or sales, the proceeds of which shall be held by the Senior Agent in trust for the Subordinated Creditors following the Senior Obligations Repayment Date.

(b) Until the Senior Obligations Repayment Date has occurred, the Senior Agent will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party (except that the Subordinated Creditors shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner reasonably satisfactory to the Senior

Agent); (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

SECTION 7 Insolvency Proceedings.

7.1 Filing of Motions. Until the Senior Obligations Repayment Date has occurred, no Subordinated Creditor shall, with respect to the Subordinated Obligations, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Senior Agent (including the validity and enforceability thereof) or any other Senior Creditor or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Subordinated Creditors may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Subordinated Creditors imposed hereby with respect to the Subordinated Obligations.

7.2 Financing Matters. (a) If any Loan Party becomes subject to any Insolvency Proceeding, and if the Senior Agent or the other Senior Creditors consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “DIP Financing”) then each Subordinated Creditor agrees that it (i) will be deemed to have consented to, will raise no objection to, and will not support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (ii) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in paragraph 7.4 below, (iii) will subordinate (and will be deemed hereunder to have subordinated) the Subordinated Liens (x) to such DIP Financing on the same terms as the Senior Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (y) to any adequate protection provided to the Senior Creditors and (z) to any “carve-out” agreed to by the Senior Agent or the other Senior Creditors, and (iv) agrees that notice received one (1) calendar day prior to the entry of an order approving such usage of cash collateral or approving on an interim basis such financing shall be adequate notice.

(b) If any Loan Party becomes subject to any Insolvency Proceeding, and if the Senior Agent objects to (or does not affirmatively consent to or support) the use of cash collateral under the Bankruptcy Code or to the provision of any DIP Financing, each Subordinated Creditor agrees that it will not use, refer to or rely on its capacity as a Subordinated Creditor in any effort by such Loan Party to seek the use of such cash collateral or such DIP Financing.

7.3 Relief From the Automatic Stay. Each of the Subordinated Creditors agrees that with respect to the Subordinated Obligations, until the Senior Obligations Repayment Date, it shall not seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the Senior Agent.

7.4 Adequate Protection. Each of the Subordinated Creditors agrees that with respect to the Subordinated Obligations, until the Senior Obligations Repayment Date, it shall not object, contest, or support any other Person objecting to or contesting, (i) any request by the Senior Agent or the other Senior Creditors for adequate protection or any adequate protection provided to the Senior Agent or the other Senior Creditors or (ii) any objection by the Senior Agent or the other Senior Creditors to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to the Senior Agent or any other Senior Creditor under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 7.2(a)(iii) (but subject to all other provisions of this Agreement, including, without limitation, Sections 7.2(a)(ii) and 7.3), in any Insolvency Proceeding, (x) if the Senior Creditors (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, and the Senior Creditors do not object to the adequate protection being provided to them, then, in connection with any such DIP Financing or use of cash collateral, the Subordinated Creditors may seek or accept adequate protection (and the Senior Creditors agree to support the granting thereof) consisting solely of (A) a replacement Lien on the same additional collateral, subordinated to the Liens securing the Senior Obligations and such DIP Financing on the same basis as the other Liens securing the Subordinated Obligations are so subordinated to the Senior Obligations under this Agreement and’(B) superpriority claims junior in all respects to the superpriority claims granted to the Senior Creditors, provided, however, that each of the Subordinated Creditors shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims, and (y) in the event the Subordinated Creditors seek or accept adequate protection in accordance with clause (x) above and such adequate protection is granted in the form of additional collateral, then the Subordinated Creditors agree that the Senior Agent shall also be granted a senior Lien on such additional collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Subordinated Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Creditors as adequate protection, with such subordination to be on the same terms that the other Liens securing the Subordinated Obligations are subordinated to such Senior Obligations under this Agreement. Each of the Subordinated Creditors agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection without the prior written consent of the Senior Agent.

7.5 Avoidance Issues. (a) If any Senior Creditor is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including, without limitation, because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Repayment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Subordinated Creditors agree that with respect to the Subordinated Obligations none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

7.6 Asset Dispositions in an Insolvency Proceeding. No Subordinated Creditor shall, in an Insolvency Proceeding or otherwise, prior to the Senior Obligations Repayment Date, oppose any sale or disposition of any assets of any Loan Party that is supported by the Senior Creditors and each Subordinated Creditor will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the Senior Creditors and to have released their Liens on such assets.

7.7 Separate Grants of Security and Separate Classification. Each Subordinated Creditor acknowledges and agrees that (i) the grants of Liens pursuant to the Senior Security Documents and the Subordinated Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Subordinated Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Creditors and Subordinated Creditors in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Subordinated Creditors hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Creditors), the Senior Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post Petition Interest before any distribution is made in respect of the claims held by the Subordinated Creditors), with the Subordinated Creditors hereby acknowledging and agreeing to turn over to the Senior Agent for the benefit of the Senior Creditors amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Creditors.

7.8 No Waivers of Rights of Senior Creditors. Nothing contained herein shall prohibit or in any way limit the Senior Agent or any other Senior Creditor until the Senior Obligations Repayment Date from objecting in any Insolvency Proceeding or otherwise to any action taken by any Subordinated Creditor, including the seeking by any Subordinated Creditor of adequate protection (except as provided in Section 7.4) or elsewhere in this Agreement or the asserting by any Subordinated Creditor of any of its rights and remedies under the Subordinated Documents or otherwise.

7.9 [INTENTIONALLY OMITTED].

7.10 Other Matters. To the extent that any Subordinated Creditor has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, such Subordinated Creditor agrees until the Senior Obligations Repayment Date not to assert any of such rights without the prior written consent of the Senior Agent; provided that if requested by the Senior Agent, the Subordinated Creditor shall timely exercise such rights in the manner reasonably requested by the Senior Agent, including any rights to payments in respect of such rights.

7.11 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, has been entered into for good and valid consideration, and shall be effective before, during and after the commencement of any subsequently commenced Insolvency Proceeding prior to the Senior Obligations Repayment Date.

SECTION 8. Additional Agreements and Covenants.

8.1 Miscellaneous Agreements. Each of the Borrower and the Subordinated Creditors agrees that until the Senior Obligations Repayment Date:

(a) no Subordinated Creditor shall sell, assign or otherwise dispose of its rights under the Subordinated Agreement or any instrument evidencing the indebtedness owed to such Subordinated Creditor thereunder unless the other party to such sale, assignment or disposition is an “Eligible Assignee” (as defined in the Subordinated Agreement) and the consent of the Senior Agent, if required, shall have been obtained and such Person agrees in writing to be bound by the terms of this Agreement;

(b) subject to section 8.3, the Subordinated Documents shall not be amended in any respect without the written consent of the Senior Agent;

(c) there shall be no conditions to the availability of revolving loans under the Subordinated Agreement other than at the time of such extension of revolving-credit there is no pending or ongoing Enforcement Action by the Senior Agent;

(d) notwithstanding anything to the contrary in the Subordinated Agreement except as expressly permitted under this Agreement, there shall be no mandatory or optional reduction of the Subordinated Revolving Commitment; and

(e) no Subordinated Creditor shall be entitled to any fee other than those expressly set forth in Sections 2.3 and 4.1(h) of the Subordinated Agreement, provided that nothing herein shall limit or prohibit the payment or reimbursement to each Subordinated Creditor of its costs, expenses, fees and taxes as expressly set forth in Section 8.5 of the Subordinated Agreement.

8.2 Right to Purchase the Senior Debt. The Senior Agent, on behalf of the Senior Creditors, and the Subordinated Creditors, hereby agree that the Subordinated Creditors have the right to purchase the Senior Obligations at any time in an amount equal to the Senior Obligations outstanding at the time of such purchase (excluding Hedging Obligations and Cash Management Obligations).

8.3 Amendments. In the event the Senior Agent enters into any amendment or waiver in respect of any of the Senior Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document or changing in any manner the rights of any parties thereunder, then the Subordinated Creditors and the Borrower shall enter into a waiver or, as applicable, an amendment to effect such waiver or amendment to the corresponding provisions of the Comparable Subordinated Security Document; provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors) the Subordinated Creditors shall have no obligation to enter into any amendment or waiver (A) having the effect of removing assets subject to the Lien of any Subordinated Security Document, except to the extent that a release of such Lien is permitted by Section 6.2 or (B) that materially and adversely affects the rights of the Subordinated Creditors and does not affect the Senior Creditors in a like or similar manner. Notice of any such amendment or waiver shall be given to the Subordinated Creditors by the Senior Agent no later than five (5) Business Days prior to its proposed effectiveness. Such waiver or amendment shall become effective contemporaneously with the waiver under or amendment of the Senior Security Documents. In the event that the Subordinated Creditors fail to enter into any such waiver or amendment which it is obligated to execute pursuant to this Section 8.3, the Subordinated Creditors shall not be entitled to rely upon any provisions of the Comparable Subordinated Security Document which should have been so amended as giving rise to a Default or Event of Default (as defined in such agreement). -

SECTION 9. Reliance; Waivers; etc.

9.1 Reliance. The Senior Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. Each Subordinated Creditor expressly waives all notice of the acceptance of and reliance on this Agreement by the Senior Creditors. The Subordinated Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Senior Agent, for itself and on behalf of each other Senior Creditor, expressly waives all notices of the acceptance of and reliance by the Subordinated Creditors.

9.2 No Warranties or Liability. The Subordinated Creditors and the Senior Agent acknowledge and agree that none of them has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any Senior Document or any Subordinated Document. Except as otherwise expressly provided in this Agreement, the Subordinated Creditors and the Senior Agent will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with (a) the terms of the Senior Documents or Subordinated Documents, as applicable, (b) applicable law and (c) with their usual practices, modified from time to time as they deem appropriate.

9.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the Senior Documents or the Subordinated Documents.

9.4 No Duty to Subordinated Creditors. (a) Nothing contained herein shall operate to create a fiduciary duty on the part of any party for the benefit of any other party, provided that this shall in no way impair any obligations of a trust nature as set forth herein. The Subordinated Creditors acknowledge and agree that the Senior Creditors have the right to take action adverse to the interests of the Subordinated Creditors hereunder and are authorized to do so and shall not thereby incur any liability to the Subordinated Creditors, provided they act in accordance with the terms of this Agreement and applicable law (to the extent not modified by the terms of this Agreement (as permitted by applicable law)), including, without limitation, dealing with the Common Collateral, in a commercially reasonable manner to the extent required under the Uniform Commercial Code.

(b) Without limiting the generality of Section 9.4(a), the Subordinated Creditors agree that none of the Senior Creditors shall have any liability or obligation to the Subordinated Creditors on account of exercise of the rights and remedies of the Senior Agent and/or the other Senior Creditors under any Senior Document to the extent that such exercise is permitted hereunder. The Subordinated Creditors waive the right to commence or pursue any legal action (whether suit, counterclaim, cross claim or other action) on account of exercise of the rights and remedies of the Senior Creditors under any Senior Document, other than in respect of any breach of the Senior Creditors’ obligations hereunder or under applicable law including, without limitation, alleging, or based on a theory of, breach of fiduciary obligations of the Senior Agent and/or the other Senior Creditors, equitable subordination of claims of the Senior Creditors against the Borrower, conflicts of interest by the Senior Creditors or similar theories premised in any such case on the exercise of control or influence on management by the Senior Agent and/or the other Senior Creditors, actual management or control of the Borrower by the Senior Agent and/or the other Senior Creditors, or other pursuit of rights or remedies by the Senior Agent and/or the Senior Creditors under any Senior Document.

(c) The Subordinated Creditors hereby waive, to the fullest extent permitted by law, any right to equitable subordination (whether under or pursuant to 11 U.S.C. § 510 or otherwise) and any right to assert that the Senior Agent or Senior Creditors have in any way failed to comply with the provisions of the Uniform Commercial Code, including the provisions of Article 9 thereof.

9.5 No Additional Subordinated Collateral. The Subordinated Creditors hereby (a) represent and warrant that they hold no Subordinated Collateral that is not Common Collateral and (b) agree not to acquire any Subordinated Collateral that is not Common Collateral until the Senior Obligations Repayment Date has occurred.

SECTION 10. Obligations Unconditional.

10.1 Senior Obligations Unconditional. All rights and interests of the Senior Creditors hereunder, and all agreements and obligations of the Subordinated Creditors (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect in accordance with their terms irrespective of:

(i) any lack of validity or enforceability of any Senior Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Senior Obligations, or any amendment; waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Senior Document;

(iii) prior to the Senior Obligations Repayment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Senior Obligations or any guarantee or guaranty thereof;

(iv) the commencement of any Insolvency Proceeding; or

(v) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Senior Obligations, or of any of the Subordinated Creditors, or any Loan Party, to the extent applicable, in respect of this Agreement.

10.2 Subordinated Obligations Unconditional. All rights and interests of the Subordinated Creditors hereunder, and all agreements and obligations of the Senior Creditors (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Subordinated Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Subordinated Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Subordinated Document with the consent of the Senior Creditors if expressly required hereby;

(iii) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Subordinated Obligations or any guarantee thereof;

(iv) the commencement of any Insolvency Proceeding; or

(v) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Subordinated Obligations, or any Senior Creditor in respect of this Agreement.

SECTION 11. Miscellaneous.

11.1 Conflicts. In the event of any conflict between the provisions of any Senior Document and the provisions of any Subordinated Document, the provisions of the relevant

Senior Document shall govern. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Document or any Subordinated Document, the provisions of this Agreement shall govern.

11.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the Senior Obligation Repayment Date shall have occurred. This is a continuing agreement and the Senior Creditors and the Subordinated Creditors may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Loan Party on the faith hereof. Following the Senior Obligations Repayment Date, any payments or distributions received by any Senior Creditor after such date in respect of the loans made pursuant to the Senior Credit Agreement shall be segregated from other funds and held in trust by such Senior Creditor and shall be forthwith paid over to the Subordinated Creditors in the same form as so received (with any necessary endorsements) and applied to payment of the Subordinated Obligations until the Subordinated Obligations shall have been paid in full.

11.3 Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the Senior Agent and the Subordinated Creditors. The Borrower shall not have any right to amend or modify any provision of this Agreement, nor shall any consent or signed writing be required of the Borrower to effect any amendment or modification.

(b) Without limiting the Senior Creditors’ right hereunder to amend the Senior Documents and increase the amount of the Senior Obligations without the consent of the Subordinated Creditors, it is understood that the Senior Agent, without the consent of any other Senior Creditor, and the Subordinated Creditors may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become Senior Obligations or Subordinated Obligations, as the case maybe, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes Senior Obligations or Subordinated Obligations, provided, that such Additional Debt is permitted to be incurred by the Senior Credit Agreement and Subordinated Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as Senior Obligations or Subordinated Obligations, as applicable.

11.4 Further Assurances. Each Subordinated Creditor and the Borrower will, at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action that the Senior Agent may reasonably request, in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Senior Agent to exercise and enforce its rights and remedies hereunder. Each Subordinated Creditor further authorizes the Senior Agent to file UCC financing statements and any amendments thereto or continuations thereof and proofs of claim with regard to the Subordinated Obligations with notice to the Subordinated Creditors, but without any Subordinated Creditor’s signature until the Senior Obligations Repayment Date.

11.5 Information Concerning Financial Condition of the Borrower and the other Loan Parties. Each of the Subordinated Creditors and the Senior Agent hereby assume responsibility for keeping itself informed of the financial condition of the Borrower and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Subordinated Obligations. The Subordinated Creditors and the Senior Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Subordinated Creditors or the Senior Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information.

11.6 Acknowledgments and Agreements. Each of the Senior Creditors and the Subordinated Creditors recognize, acknowledge and agree that (a) each of Virgin Entertainment Holdings, Inc. and Sprint Spectrum L.P. (or their respective affiliates) is a member of the Borrower and is a party to one or more agreements with the Borrower other than the Subordinated Documents, including, without limitation, the “JV Agreements” (as defined in the Existing Senior Agreement) and (b) the provisions set forth herein with respect to each such Subordinated Creditor are expressly limited to (i) the rights of the Senior Creditors on the one hand solely as lenders to the Borrower with respect to the Senior Obligations and/or the Common Collateral pledged to secure the Senior Obligations and the rights of the Subordinated Creditors on the other hand solely as lenders to the Borrower with respect to the Subordinated Obligations and/or the Common Collateral pledged to secure the Subordinated Obligations and (ii) the subordination of the Subordinated Creditors’ security interests in such Common Collateral and the rights of payments and other related matters with respect to the Subordinated Obligations and/or the Common Collateral pledged to secure the Subordinated Obligations. The parties agree that nothing herein shall be construed to create or give rise to any waiver to or limitation or modification of, the rights of any such Person under the LLC Agreement (as defined in the Senior Credit Agreement), any other JV Agreement or any other agreement or instrument or pursuant to applicable law to take any action or to exercise any right or remedy available to any such Person in any capacity other than its capacity as a Subordinated Creditor with respect to the Subordinated Obligations to the extent expressly set forth herein.

11.7 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

11.8 Consent to Jurisdiction; Service of Process. (a) Each of the Subordinated Creditors and the Borrower (i) hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by the Senior Agent or its successors or assigns, and (ii) each hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(b) Each of the Subordinated Creditors and the Borrower each hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the Subordinated Creditors and the Borrower each hereby agrees that its submission to jurisdiction and its consent to service of process by mail are made for the express benefit of the Senior Agent and the Senior Creditors. Final judgment against any of the Subordinated Creditors or a Loan Party in any such action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (i) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Subordinated Creditors or a Loan Party therein described or (ii) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the Senior Agent may at its option bring suit, or institute other judicial proceedings against any of the Subordinated Creditors or a Loan Party or any of their respective assets in any state or Federal court of the United States or of any country or place where such party or their respective assets may be found in furtherance of this clause.

11.9 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT.

11.10 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

11.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Senior Creditors and Subordinated Creditors and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

11.12 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, to be taken into consideration in interpreting, this Agreement.

11.13 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

11.14 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or .pdf copy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by. each party hereto.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as Senior Agent for and on behalf of the Senior Creditors

By:
Name:	Gianni Russello
Title:	Associate

Address for Notices:	JPMorgan Chase Bank, N.A.
270 Park Avenue, 4th Floor
New York, NY 10017
Attention:	Gianni Russello
Telecopy No.:	(212) 270-0547

Signature Pages to Subordination and Intercreditor Agreement

VIRGIN ENTERTAINMENT HOLDINGS, INC.

By:
Name:
Title:

Address for Notices:	Virgin Entertainment Holdings, Inc.
5757 Wilshire Blvd., Suite 300
Los Angeles, CA 90036
Attention:	Ravi Ahuja, Chief Financial Officer
Telecopy No.:	(323) 937-9110

Signature Pages to Subordination and Intercreditor Agreement

SPRINT SPECTRUM L.P.

By:
Name:
Title:

Address for Notices:	Sprint Spectrum L.P.
6130 Sprint Parkway
KSOPHJ 0206-2A971
Overland Park, Kansas 66251
Attention:	Douglas B. Lynn, Vice President – Corporate Development
Telecopy No.:	(913) 523-2785

Signature Pages to Subordination and Intercreditor Agreement

VIRGIN MOBILE USA, LLC, as Borrower

By:
Name:	Daniel Schulman
Title:	Chief Executive Officer

Address for Notices:	Virgin Mobile USA, LLC
10 Independence Blvd.
Warren, NJ 07059
Attention:	Peter Lurie
Telecopy No.:	(908) 607-4078

Signature Pages to Subordination and Intercreditor Agreement

EXHIBIT N

SOLVENCY CERTIFICATE

The undersigned hereby certifies, as of July (                    ), 2006, as follows:

1. I am the Chief Financial Officer of Virgin Mobile USA, LLC, a Delaware limited liability company (the “Borrower”).

2. Reference is made to the Amended and Restated Credit Agreement, dated as of July 19, 2006 (as may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”, among Virgin Mobile USA, LLC (the “Borrower”), the Lenders party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

3. I have reviewed the terms of Sections 4 and 5 of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, together with each of the Loan Documents, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4. Based upon my review and examination described in paragraph 3 above, in my capacity as Chief Financial Officer, I certify that as of the date hereof, the Borrower and each of its Subsidiaries is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and with the other Loan Documents, will be and will continue to be, Solvent.

The foregoing certifications are made and delivered as of the date first set forth above.

Name:	Maureen Bezer
Title:	Chief Financial Officer

N-1

EXHIBIT O

HOLDINGS GUARANTEE AND COLLATERAL AGREEMENT

made by

[NAME OF HOLDINGS]/[IPO COMPANY)

in favor of

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

Dated as of                     , 200

TABLE OF CONTENTS

SECTION 1.	DEFINED TERMS	1

1.1	Definitions	1
1.2	Other Definitional Provisions	7

SECTION 2.	GUARANTEE	7

2.1	Guarantee	7
2.2	Right of Contribution	8
2.3	No Subrogation	8
2.4	Amendments, etc. with respect to the Obligations	8
2.5	Guarantee Absolute and Unconditional	9
2.6	Reinstatement	9
2.7	Payments	10

SECTION 3.	GRANT OF SECURITY INTEREST	10

SECTION 4.	REPRESENTATIONS AND WARRANTIES	11
4.1	No Change	11
4.2	Existence; Compliance with Law	11
4.3	Power; Authorization; Enforceable Obligations	11
4.4	No Legal Bar	12
4.5	Litigation	12
4.6	No Default	12
4.7	Taxes	12
4.8	ERISA	12
4.9	Accuracy of Information, etc	13
4.10	Solvency	13
4.11	Investment Company Act; Other Regulations	13
4.12	Title; No Other Liens	13
4.13	Perfected First Priority Liens	13
4.14	Jurisdiction of Organization; Chief Executive Office	14
4.15	Inventory and Equipment	14
4.16	Investment Related Property and Deposit Accounts	14
4.17	Farm Products	15
4.18	Receivables	15
4.19	Intellectual Property	16
4.20	Commercial Tort Claims	17
4.21	[RESERVED], Contracts	17
4.22	Credit Agreement	18

SECTION 5.	COVENANTS	18

5.1	Maintenance of Existence; Compliance	18

i

5.2	Inspection of Property; Books and Records; Discussions	18
5.3	Notices	18
5.4	Delivery and Control of Instruments, Certificated Securities, Chattel Paper, Negotiable Documents, Investment Related Property and Deposit Accounts	19
5.5	Maintenance of Insurance	20
5.6	Payment of Obligations	20
5.7	Maintenance of Perfected Security Interests Further Documentation	20
5.8	Fundamental Changes	21
5.9	Capital Stock	21
5.10	[RESERVED]	21
5.11	Transactions with Affiliates	21
5.12	Changes in Locations, Name, etc.	21
5.13	Investment Related Property	21
5.14	Contracts	22
5.15	Receivables	22
5.16	Intellectual Property	23
5.17	Vehicles	25
5.18	Commercial Tort Claims	25
5.19	Holding Company Status	25
5.20	Compliance by Grantor and Subsidiaries	25
5.21	LLC Agreement	25

SECTION 6.	REMEDIAL PROVISIONS	25

6.1	Certain Matters Relating to Receivables	25
6.2	Communications with Obligors; Grantor Remains Liable	26
6.3	Pledged Equity Interests	27
6.4	Proceeds to be Turned Over To Collateral Agent	27
6.5	Application of Proceeds	28
6.6	Code and Other Remedies	28
6.7	Registration Rights	30
6.8	Deficiency	31
6.9	Contract Remedies	31

SECTION 7.	THE COLLATERAL AGENT	31

7.1	Collateral Agent’s Appointment as Attorney-in-Fact, etc.	31
7.2	Duty of Collateral Agent	33
7.3	Authorization of Financing Statements	33
7.4	Authority of Collateral Agent	33
7.5	Successor Collateral Agent	33

SECTION 8.	MISCELLANEOUS	34

8.1	Amendments in Writing	34
8.2	Notices	34
8.3	No Waiver by Course of Conduct Cumulative Remedies	34

ii

8.4	Enforcement Expenses; Indemnification	34
8.5	Successors and Assigns	35
8.6	Set-Off	35
8.7	Counterparts	35
8.8	Severability	35
8.9	Section Headings	36
8.10	Integration	36
8.11	GOVERNING LAW	36
8.12	Submission to Jurisdiction; Waivers	36
8.13	Acknowledgements	36
8.14	Releases	37
8.15	WAIVER OF JURY TRIAL	37

SCHEDULES

Schedule 1	Consents and Authorizations; Perfection Matters
Schedule 2	Jurisdictions of Organization and Chief Executive Offices
Schedule 3	Inventory and Equipment Locations
Schedule 4	Investment Related Property
Schedule 5	Intellectual Property
Schedule 6	Material Contracts
Schedule 7	Notice Addresses
Schedule 8	Litigation

iii

HOLDINGS GUARANTEE AND COLLATERAL AGREEMENT

HOLDINGS GUARANTEE AND COLLATERAL AGREEMENT, dated as of [                    ,] 2006 (the “Agreement”), made by [NAME OF HOLDINGS]/[IPO COMPANY] (the “grantor”), in favor of JPMORGAN CHASE BANK, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

WITNESSETH:

WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of July     , 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Virgin Mobile USA, LLC, as Borrower, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, JPMorgan Chase Bank, NA., as Administrative Agent and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners, the Lenders have severally agreed to restructure $479,000,000 of terms loans upon the terms and subject to the conditions set forth therein; and

WHEREAS, pursuant to Section 7.4(e) of the Credit Agreement, upon the consummation of any Holdings Transaction, the Grantor is required to execute and deliver this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties (as defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (if any term is defined in Article 9 of the New York UCC and in another article of the New York UCC, the term as used herein shall be as defined in Article 9 of the New York UCC): Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Fixture, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Rights, Money, Security Entitlement, Securities Account, Securities Intermediary, and Supporting Obligation.

(b) The following terms shall have the following meanings:

“Agents”: collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative and Collateral Agent.

“Agreement”: this Holdings Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Article 9 Collateral”: Collateral in which a Lien can be created under Article 9 of the UCC and can be perfected by the filing of a financing statement in accordance with Article 9 of the UCC.

“Borrower Obligations”: “Obligations” as defined in the Credit Agreement.

“Capital Lease”: all real or personal property, or a combination thereof, the obligations of which are required to be classified and accounted for as capital leases on a balance sheet of a Person under GAAP.

“Cash Proceeds”: any portion of the Collateral consisting of Money, checks and other near-cash items.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.1 or 64.

“Contracts”: all contracts and agreements between the Grantor and any other person (in each case, whether written or oral, or third party or intercompany) as the same may be amended, restated, supplemented or otherwise modified from time to time including (i) all rights of the Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of the Grantor to damages, arising thereunder and (iv) all rights of the Grantor to terminate and to perform and compel performance of, such contracts and to exercise all remedies thereunder.

“Copyright Licenses”: any and all agreements, whether written or oral, naming the Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right in, to or under any Copyright.

“Copyrights”: all United States and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. § 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor (including, without limitation, the registrations and applications referred to in Schedule 5), (ii) all extensions and renewals thereof, and (iii) all rights corresponding thereto throughout the world.

“Excluded Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Excluded Foreign Subsidiary.

“Foreign Subsidiary”: with respect to the Grantor, any corporation, partnership, limited liability company or other business entity (i) which is organized under the laws of a jurisdiction other than a state of the United States or the District of Columbia and (ii) of which more than 50% of the outstanding classes of Capital Stock entitled to vote is, at the time, owned by the Grantor.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Guarantor”: any Guarantor (as defined in the VMU Guarantee and Collateral Agreement).

“Guarantor Obligations”: Guarantor Obligations as defined in the VMU Guarantee and Collateral Agreement.

“Insurance”: the collective reference to (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, including, without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, Trade Secret Licenses, technology, know-how and processes, all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, and the right to receive all proceeds therefrom, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Intercompany Note”: any promissory note evidencing loans made by the Grantor to the Borrower or any of its Subsidiaries.

“Investment Related Property”: the collective reference to (i) all Investment Property (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Equity Interests”) and (ii) all Pledged Notes and all Pledged Equity Interests.

“Issuers”: the collective reference to each issuer of any Investment Related Property.

“Lease”: Any lease or other agreement, no matter how styled or structured, pursuant to which the Grantor is entitled to the use or occupancy of any space.

“Material Contract” shall mean each agreement, Contract, Lease, or license, whether now existing or hereafter created, pursuant to which (i) the Grantor receives a license for material Intellectual Property or (ii) the Grantor is a party that is material to the Grantor and its subsidiaries, taken as a whole, and for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: the Borrower Obligations and the Guarantor Obligations.

“Patent Licenses”: any and all agreements, whether written or oral, providing for the grant by or to the Grantor of any right to manufacture, use, import or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

“Patents”: all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 5, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein.

“Pledged Equity Interests”: all Pledged LLC Interests, Pledged Partnership Interests, Pledged Stock and Pledged Trust Interests.

“Pledged LLC Interests”:

(i) all interests in any limited liability company, including, without limitation, all limited liability company interests listed on Schedule 4 and any certificates, if any, representing such limited liability company interests and any interest of the Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest;

(ii) any and all moneys due and to become due to the Grantor now or in the future by way of a distribution made to the Grantor in its capacity as a holder of interests in any such limited liability company or otherwise in respect of the Grantor’s interest as a holder of interests in any such limited liability company;

(iii) any other property of any such limited liability company to which the Grantor now or in the future may be entitled in respect of its interests in any such limited liability company by way of distribution, return of capital or otherwise; and

(iv) to the extent not otherwise included, all Proceeds of any or all of the foregoing; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Pledged Notes”: all promissory notes listed on Schedule 4, all Intercompany Notes at any time issued to the Grantor and all other promissory notes issued to or held by the Grantor (other than promissory notes issued in connection with extensions of trade credit by the Grantor in the ordinary course of business).

“Pledged Partnership Interests”:

(i) all interests in any partnership, including, without limitation, all limited partnership interests listed on Schedule 4 and any certificates, if any, representing such limited liability company interests and any interest of the Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest;

(ii) any and all moneys due and to become due to the Grantor now or in the future by way of a distribution made to the Grantor in its capacity as a general partner or limited partner, as the case may be, in any such partnership or otherwise in respect of the Grantor’s interest as a general partner or limited partner, as the case may be, in any such partnership;

(iii) any other property of any such partnership to which the Grantor now or in the future may be entitled in respect of its interests as a general partner or limited partner, as the case may be, in any such partnership by way of distribution, return of capital or otherwise; and

(iv) all Proceeds of any or all of the foregoing; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Pledged Stock”: all shares of capital stock of a corporation, including, without limitation, the shares of capital stock listed on Schedule 4 under the heading “Pledged Stock”, and the certificates, if any, representing such shares and any interest of the Grantor in the entries on the books and records of the issuer of such shares or on the books and records of any securities intermediary pertaining to the shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivables or otherwise distributed in respect of or in exchange for any or all of such shares, any other warrant, right or option to acquire any of the foregoing, and all Proceeds of any or all of the foregoing; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Pledged Trust Interests” shall mean all interests of the Grantor now owned or hereafter acquired in a Delaware business trust or other trust, including all trust interests listed on Schedule 4 under the heading “Pledged Trust Interests” and the certificates, if any, representing such trust interests and any interest of the Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall more than 65% of the total outstanding trust interests of a Foreign Subsidiary be required to be pledged hereunder.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Related Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or Leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account). References herein to Receivables shall include any obligation or collateral securing such Receivable.

“Receivable Records”: as defined in Section 6.2.

“Secured Parties”: the Collateral Agent, the Administrative Agent, the Lenders and the financial institutions listed on Schedule 9 hereto.

“Securities Act”: the Securities Act of 1933, as amended.

“Tax Code”: the United States Internal Revenue Code of 1986, as amended from time to time.

“Trademark Licenses”: any and all agreements, whether written or oral,

providing for the grant by or to the Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

“Trademarks”: all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 5 hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing.

“Trade Secret Licenses”: any and all agreements, whether written or oral, providing for the grant by or to the Grantor of any right in or to Trade Secrets, including, without limitation, any of the foregoing referred to in Schedule 5.

“Trade Secrets”: all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating or describing such information.

“UCC”: the New York UCC or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“VMU Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement dated as of July 14, 2005 (as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time), made by Virgin Mobile USA, LLC and such other Persons as may become party thereto in favor of the Collateral Agent.

1.2 Other Definitional Provisions. (a) The words “hereof;” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to the Grantor’s Collateral or the relevant part thereof.

SECTION 2. GUARANTEE1

2.1 Guarantee. (a) The Grantor hereby [jointly and severally2 unconditionally and irrevocably, guarantees, as a primary obligor and not merely as a surety, to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Loan Party when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Grantor hereunder and under the other Loan Documents shall in no event exceed the maximum amount which can be guaranteed by the Grantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) The Grantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Grantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any other Secured Party hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e) No payment made by any Loan Party, any other guarantor or any other Person or received or collected by the Collateral Agent or any Lender from any Loan Party, any

[1]

The guarantee set forth in Section 2 shall only be required to the extent such guarantee will not result in adverse tax consequences for Holdings or the Borrower or any Permitted Investor, as determined in the good faith judgment of Holdings or the Borrower or such Permitted Investor, in consultation with the Administrative Agent and the Arrangers.

[2]	If multiple Grantors.

other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Grantor hereunder which shall, notwithstanding any such payment, remain liable for the Obligations up to the maximum liability of the Grantor hereunder until the Obligations are paid in full.

2.2 Right of Contribution. The Grantor hereby agrees that to the extent that the Grantor shall have paid more than its proportionate share of any payment made hereunder, the Grantor shall be entitled to seek and receive contribution from and against any Guarantor which has not paid its proportionate share of such payment. The Grantor’s right of contribution shall be subject to terms and conditions of Section 2.3. The provisions of this Section 2.2. shall in no respect limit the obligations and liabilities of the Grantor to the Collateral Agent and the other Secured Parties, and the Grantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by the Grantor.

2.3 No Subrogation. Notwithstanding any payment made by the Grantor hereunder to or any set-off or application of funds of the Grantor by the Collateral Agent or any Lender, the Grantor shall not be entitled to be subrogated to any of the rights of the Collateral Agent or any Lender against any Loan Party or any collateral security or guarantee or right of offset held by the Collateral Agent or any Lender for the payment of the Obligations, nor shall the Grantor seek or be entitled to seek any contribution or reimbursement from any Loan Party in respect of payments made by the Grantor hereunder, until all amounts owing to the Collateral Agent and the Lenders by the Borrower on account of the Obligations are paid in full. If any amount shall be paid to the Grantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Grantor in trust for the Collateral Agent and the Lenders, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Collateral Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

2.4 Amendments, etc. with respect to the Obligations. The Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Grantor and without notice to or further assent by the Grantor, any demand for payment of any of the Obligations made by the Collateral Agent or any Lender may be rescinded by any Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5 Guarantee Absolute and Unconditional. The Grantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Grantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. The Grantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, any of the Guarantors or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Loan Parties from the Obligations, or of the Grantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Loan Parties or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Loan Parties or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. The Grantor hereby guarantees that payments hereunder will be paid to the Collateral Agent in immediately available funds without set-off or counterclaim in Dollars at the Funding Office.

SECTION 3. GRANT OF SECURITY INTEREST

The Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Commercial Tort Claims;

(d) all Deposit Accounts;

(e) all Documents (other than title documents with respect to vehicles);

(f) all General Intangibles;

(g) Goods;

(h) all Instruments;

(i) all Insurance;

(j) all Investment Property;

(k) all Letter-of-Credit Rights;

(l) all Money;

(m) all other personal property not otherwise described above (except for any property specifically excluded from any clause in this section, and any property specifically excluded from any defined term used in any clause of this section above);

(n) all books and records pertaining to items described in clauses (a) through (m) above; and

(o) all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, in no event shall the security interest granted under this Section 3 attach to or the term “Collateral” include (a) any Lease, license, contract, property rights or agreement to which the Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such Lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided., however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; (b) more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary; (c) applications filed in the U.S. Patent and Trademark Office to register Trademarks or service marks on the basis of the Grantor’s “intent to use” such marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted whereupon such application shall be automatically subject to the lien granted herein and deemed included in the Collateral; or (d) any property to the extent that such grant of a security interest is prohibited by any Requirement of Law of a Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law.

SECTION 4. REPRESENTATIONS AND WARRANTIES

The Grantor hereby represents and warrants to each of the Secured Parties that:

4.1 No Change. Since December 31, 2004, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.2 Existence; Compliance with Law. The Grantor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance, with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.3 Power; Authorization; Enforceable Obligations. The Grantor has the power and authority, and the legal right, to make, deliver and perform this Agreement. The Grantor has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement except consents, authorizations, filings and notices described in Schedule 1 (i), which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. This Agreement has been duly executed and delivered on behalf of the Grantor. This Agreement constitutes a legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.4 No Legal Bar. The execution, delivery and performance of this Agreement will not violate any Requirement of Law or any Contractual Obligation of the Grantor and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by this Agreement).

4.5 Litigation. Except as set forth on Schedule 8, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Grantor, threatened by or against the Grantor or against any of its properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.6 No Default. No Default or Event of Default has occurred and is continuing. The Grantor is not in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.

4.7 Taxes. The Grantor has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Grantor); no tax Lien has been filed, and, to the knowledge of the Grantor, no claim has been asserted in writing, with respect to any such tax, fee or other charge.

4.8 ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. The Grantor has not had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and the Grantor would not become subject to any material liability under ERISA if the Grantor were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

4.9 Accuracy of Information, etc. No statement or information contained in this Agreement or any other document, certificate or written statement furnished by or on behalf of the Grantor to the Collateral Agent, the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement, the Credit Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading. There is no fact known to the Grantor that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Collateral Agent, the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.10 Solvency. The Grantor is, and after giving effect to the incurrence of the obligations in connection herewith and with the other Loan Documents, will be, Solvent.

4.11 Investment Company Act; Other Regulations. The Grantor is not an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The Grantor is not subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

4.12 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, the Grantor owns each item of the Collateral free and clear of any and all Liens, including liens arising as a result of the Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another person. No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement, or financing statements for which proper termination statements will be delivered to the Collateral Agent on or prior to the date hereof.

No tangible personal property of the Grantor is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage or entrustment.

4.13 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 1 (ii) (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in duly completed and duly executed form, as applicable, and may be filed by the Collateral Agent at any time) and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof, and (b) are prior to all other Liens on the Collateral in existence on the date hereof, except for Liens permitted to exist on the Collateral by the Credit Agreement. Without limiting the foregoing, the Grantor has taken all actions necessary or desirable, including those specified in Section 5.4 to (i) if requested by the Collateral Agent, establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the New York UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the New York UCC) and (ii) if requested by the Collateral Agent, establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the New York UCC) over all Deposit Accounts.

4.14 Jurisdiction of Organization; Chief Executive Office. The Grantor’s exact legal name (as indicated in the public record of the Grantor’s jurisdiction of organization), jurisdiction of organization, organizational identification number, if any, from the jurisdiction of organization, and the location of the Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 2. The Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof. The Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as specified on Schedule 2, the Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another person, which has not heretofore been terminated.

4.15 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 3. Within the five years preceding execution of this Agreement, the Grantor has not changed the location of a material portion of its Inventory and Equipment that is included in the Collateral except as otherwise disclosed on Schedule 3.

4.16 Investment Related Property and Deposit Accounts. (a) Schedule 4 hereto sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests, respectively, owned by the Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule. Schedule 4 sets forth under the heading “Pledged Notes” all of the Pledged Notes owned by the Grantor and all of such Pledged Notes have been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, and is not in default and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to the Grantor. Schedule 4 sets forth under the headings “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts in which The Grantor has an interest. The Grantor is the sole entitlement holder or customer of each such account, and the Grantor has not consented to or is otherwise aware of any person (other than the Collateral Agent) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the New York UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account, in each case in which the Grantor has an interest, or any securities, commodities or other property credited thereto.

(b) The shares of Pledged Equity Interests pledged by the Grantor hereunder constitute all of the issued and outstanding shares of all classes of Equity Interests in each Issuer owned by the Grantor or, in the case of Excluded Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Excluded Foreign Subsidiary Voting Stock of each relevant Issuer.

(c) All the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.

(d) As of the date hereof, the terms of any Pledged LLC Interests and Pledged Partnership Interests do not expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the “issuer’s jurisdiction” of each Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction).

(e) The Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Related Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other person, except Liens permitted to exist on the Collateral by the Credit Agreement and the security interest created by this Agreement.

4.17 Farm Products. None of the Collateral constitutes, or is the Proceeds of Farm Products.

4.18 Receivables. (a) No amount payable to the Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

(b) None of the obligors on any Receivables in excess of $5,000,000 in the aggregate is a Governmental Authority.

(c) Each Receivable (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) is and will be in compliance with all applicable laws and regulations.

4.19 Intellectual Property. (a) Schedule 5(i) lists completely and accurately all Intellectual Property which is registered with a Governmental Authority or is the subject of an application for registration and all material unregistered Intellectual Property, in each case which is owned by the Grantor and recorded in its own name and Schedule 5(ii) lists all material (1) Copyright Licenses, (2) Patent Licenses, (3) Trademark Licenses and (4) Trade Secret Licenses.

(b) The Grantor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 5(i), and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens and licenses, except for the licenses set forth on Schedule 5(ii).

(c) All Patents, Trademarks and Copyrights are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and the Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect.

(d) No holding, decision or judgment has been rendered in any action or proceeding of any Governmental Authority which would limit, cancel or question the validity of, or the Grantor’s rights in, any Intellectual Property, and no such action or proceeding is pending or, to the best of the Grantor’s knowledge, threatened.

(e) The Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of the Grantor.

(f) The Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks and has taken reasonable actions necessary to insure that all licensees of the Trademark Collateral owned by the Grantor use such adequate standards of quality;

(g) To the best of the Grantor’s knowledge, the conduct of the Grantor’s business does not infringe upon or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party; and no written claim has been made that the use of any Intellectual Property owned or used by the Grantor (or any of its respective licensees) violates the asserted rights of any third party.

(h) To the best of the Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by the Grantor, or any of its respective licensees.

(i) Except as set forth on Schedule 5(iii), no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by the Grantor or to which the Grantor is bound that adversely affect the, Grantor’s rights to own or use any Intellectual Property.

(j) Except as set forth in Schedule 5(ii), none of the Intellectual Property listed on Schedule 5(i) is the subject of any material licensing agreement pursuant to which the Grantor is the licensor.

4.20 Commercial Tort Claims. The Grantor has no Commercial Tort Claims.

4.21 [RESERVED], Contracts. (a) The security interest in the Grantor’s right, title and interest in and to any Contract includes, but is not limited to:

(i) all (A) rights to payment and services under such Contract and (B) payments due and to become due under any Contract, in each case whether as contractual obligations, damages or otherwise; and

(ii) all of its claims, rights, powers, or privileges and remedies under each Contract (the Contracts, together with all of the foregoing in this Section 4.22 (the “Contract Rights”);

provided, however, that until the occurrence and continuance of an Event of Default, notwithstanding anything else herein to the contrary, the Grantor may, subject to the terms and provisions of the Credit Agreement, exclusively exercise all the Grantor’s rights, powers, privileges and remedies under the Contracts.

(b) Schedule 6 sets forth all of the Material Contracts in which the Grantor has any right, title or interest.

(c) Except as set forth on Schedule 6, no Material Contract prohibits assignment or encumbrance by the Grantor or requires or purports to require consent of, or notice to, any party (other than the Grantor) to any Material Contract in connection with the execution, delivery and performance of this Agreement, including the exercise of remedies by the Collateral Agent with respect to such Material Contract, except for such consents that have been obtained and such notices that have been given.

(d) Each Material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the Grantor party thereto and (to the best of the Grantor’s knowledge) each other party thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(e) right, title and interest of the Grantor in, to and under the Material Contracts are not subject to any defenses, rights of recoupment or claims.

(f) Neither the Grantor nor (to the best of the Grantor’s knowledge) any of the other parties to the Material Contracts is in default in the performance or observance of any of the terms thereof.

(g) No amount payable to the Grantor under or in connection with any Contract which has a value in excess of $250,000 individually or $250,000 in the aggregate is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Collateral Agent or constitutes Electronic Chattel Paper that is not under the control (within the meaning of Section 9-105 of the New York UCC) of the Collateral Agent.

(h) None of the parties to any Material Contract is a Governmental Authority.

4.22 Credit Agreement. The Grantor hereby makes each of the representations and warranties set forth in Sections 4.1, 4.11 and 4.12 of the Credit Agreement.

SECTION 5. COVENANTS

The Grantor covenants and agrees that, from and after the date of this Agreement until the Obligations shall have been paid in full:

5.1 Maintenance of Existence; Compliance. The Grantor shall: (a)(i) preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.2 Inspection of Property; Books and Records; Discussions. The Grantor shall: (a) keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice, at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Grantor with officers and employees of the Grantor and with its independent certified public accountants.

5.3 Notices. The Grantor shall promptly give notice to the Collateral Agent of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of the Grantor or (ii) litigation, investigation or proceeding that may exist at any time between the Grantor and any Governmental Authority, that in either case, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation, investigation or proceeding affecting the Grantor (i) in which the amount involved is $5,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought that, if enforced, would be of similar impact or (iii) which relates to any Loan Document;

(d) the following events, as soon as possible and in any event within 30 days after the Grantor knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Grantor or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

(e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect;

(f) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would materially adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(g) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

Each notice pursuant to this Section 5.3 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Grantor proposes to take with respect thereto.

5.4 Delivery and Control of Instruments, Certificated Securities, Chattel Paper, Negotiable Documents, Investment Related Property and Deposit Accounts. (a) If any amount payable under or in connection with any of the Collateral is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Documents or Tangible Chattel Paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by the Grantor as of the date hereof shall be delivered on the date hereof.

(b) If any Collateral is or shall become evidenced or represented by an Uncertificated Security, the Grantor shall cause the Issuer thereof either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with the Grantor and the Collateral Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of the Grantor, and such actions shall be taken on or prior to the date hereof with respect to any Uncertificated Securities owned as of the date hereof by the Grantor.

(c) If any of the Collateral is or shall become evidenced or represented by a Commodity Contract, the Grantor shall cause the Commodity Intermediary with respect to such

Commodity Contract to agree in writing with the Grantor and the Collateral Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Collateral Agent without further consent of the Grantor, in such form as shall be reasonably acceptable to the Collateral Agent.

5.5 Maintenance of Insurance. The Grantor shall (a) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

5.6 Payment of Obligations. Except as would not reasonably be expected to have a Material Adverse Effect, the Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

5.7 Maintenance of Perfected Security Interests Further Documentation. (a) The Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.13 and, subject to Liens permitted to exist on the Collateral by the Credit Agreement, shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of the Grantor under the Loan Documents to dispose of the Collateral.

(b) The Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of the Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any initial or amendment financing statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Related Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto and (iii) filing any intellectual property security agreement with the appropriate intellectual property registry.

5.8 Fundamental Changes. The Grantor shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or permit any change to its organizational structure.

5.9 Capital Stock. The Grantor shall not dispose of any shares of the Capital Stock in the Borrower to any Person.

5.10 [RESERVED]

5.11 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the MO Company, Holdings, the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) contemplated by the N Agreements (as defined in the LLC Agreement), (b)(i) permitted under this Agreement, (ii) in the ordinary course of business of the Grantor, and (iii) upon fair and reasonable terms not materially less favorable to the Grantor than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, or (c) reasonably necessary to consummate a Holdings Transaction and an 1PO.

5.12 Changes in Locations, Name, etc. The Grantor will not, except upon 30 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.14;

(ii) change its name, identity or organizational structure; or

(iii) change its address to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become factually incorrect.

5.13 Investment Related Property. (a) If the Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Equity Interests, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Collateral Agent and the other Secured Parties, hold the same in trust for the Collateral Agent and the other Secured Parties and promptly deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by the Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Grantor to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Related Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Related Property or any property shall be distributed upon or with respect to the Investment Related Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Related Property shall be received by the Grantor, the Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of the Grantor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Collateral Agent, the Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Related Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Related Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of the Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Related Property or Proceeds thereof.

5.14 Contracts. (a) The Grantor shall perform and comply in all material respects with all its obligations under the Material Contracts.

(b) Neither the Collateral Agent nor the other Secured Parties shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Secured Parties or any payment relating to any Contract pursuant hereto, nor shall the Secured Parties be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.15 Receivables. (a) Other than in the ordinary course of business consistent with its past practice and except as would not reasonably be expected to have a Material Adverse Effect, the Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) The Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

(c) The Grantor shall perform and comply in all material respects with all of its obligations with respect to the Receivables.

5.16 Intellectual Property. (a) The Grantor (either itself or through licensees) will not knowingly do any act, or omit to do any act, whereby any of its Intellectual Property may lapse, become forfeited, abandoned, unenforceable or dedicated to the public or which would adversely effect the validity, grant or enforceability of the security interest granted therein, except for such Intellectual Property that is not in use, is not planned to be used in the future and has negligible value.

(b) The Grantor (either itself or through licensees) will (i) continue to use each Trademark, whether owned or licensed, on each and every trademark class of goods on which it currently uses such Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) not adopt or use any mark which is confusingly similar to such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (iv) not knowingly (nor knowingly permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any Trademark is likely to become invalidated or impaired in any way, except for such Trademarks which are not in use, are not planned to be used in the future and have negligible value.

(c) The Grantor (either itself or through licensees) will not knowingly do any act that uses any Intellectual Property owned, held or used by the Grantor in its own name to infringe the intellectual property rights of any other Person.

(d) The Grantor will promptly notify the Collateral Agent and the Lenders if it knows, or has a reasonable basis for knowing, that any application or registration relating to any Intellectual Property that is material to the business of the Grantor in its own name is likely to become forfeited, abandoned or dedicated to the public, or of any adverse determination (including, without limitation, the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding the Grantor’s ownership of, or the validity of, any material Intellectual Property owned, held or used by the Grantor in its own name, or the Grantor’s right to register the same or to own and maintain the same.

(e) Promptly upon the Grantor’s acquisition or creation of any copyrightable work that is material, invention, trademark or other material Intellectual Property, the Grantor shall take all reasonable steps to pursue an application for registration thereof with the United States Copyright Office, the United States Patent and Trademark Office or any other appropriate office. Whenever the Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Grantor shall report such filing to the Collateral Agent within 15 Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, the Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the

Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Grantor relating thereto or represented thereby.

(f) The Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each material application (and to pursue the relevant registration) and to maintain each registration of the Intellectual Property currently scheduled as registered on Schedule 5(i), including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, except for those items of Intellectual Property that are no longer in use or planned on being used in the future and which have negligible value.

(g) In the event that any material Intellectual Property owned by the Grantor in its own name is infringed, misappropriated or diluted by a third party, the Grantor shall take such actions as the Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property, including, if such Intellectual Property is of material economic value, to promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution where appropriate, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(h) The Grantor agrees that, should it obtain an ownership interest in any item of Intellectual Property which is not, as of the date hereof, a part of the Collateral (the “After¬Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral, (iii) the Grantor shall give prompt (and, in any event within five Business Days after the last day of the fiscal quarter in which the Grantor acquires such ownership interest) written notice thereof to the Collateral Agent in accordance herewith, and (iv) it shall provide the Collateral Agent promptly (and, in any event within fifteen Business Days after the last day of the fiscal quarter in which the Grantor acquires such ownership interest) with an amended Schedule 5 and take the actions specified in Section 5.16(i).

(i) The Grantor agrees to execute from time to time an Intellectual Property Security Agreement with respect to its Intellectual Property in such form reasonably requested by the ‘ Collateral Agent in order to record the security interest granted herein to the Collateral Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority, and such Intellectual Property Security Agreement shall be executed and delivered on or prior to the date hereof with respect to any Intellectual Property identified on Schedule 5 as of the date hereof.

(j) The Grantor shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets material to its business, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.

(k) The Grantor shall use proper statutory notice in connection with its use of any of the Intellectual Property.

5.17 Vehicles. With respect to any Vehicles acquired by the Grantor after the occurrence of and during the continuation of an Event of Default, within 30 days after the date of acquisition thereof, all applications for certificates of title/ownership indicating the Collateral Agent’s first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Collateral Agent shall deem advisable to perfect its security interests in the Vehicles.

5.18 Commercial Tort Claims. The Grantor shall advise the Collateral Agent promptly of any Commercial Tort Claim held by the Grantor with a potential value in excess of $250,000 and shall promptly execute a supplement to this Agreement in form and substance reasonably satisfactory to the Collateral Agent to grant a security interest under the terms and provisions of this Agreement in such Commercial Tort Claim to the Collateral Agent for the ratable benefit of the Secured Parties.

5.19 Holding Company Status. Notwithstanding anything herein or any other Loan Document to the contrary, the Grantor shall not (i) conduct, transact or otherwise engage in, or commit to conduct, transact to otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the [Borrower/Holdings], (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law and (y) obligations with respect to its Capital Stock, (iii) own, invest in, lease, manage or otherwise operate any properties or assets (including cash and cash equivalents (other than cash and cash equivalents received and applied in accordance with, or retained as permitted by, the Credit Agreement) other than the ownership of shares of Capital Stock of the [Borrower/Holdings], (iv) create, permit or suffer to exist any Lien upon the Capital Stock of the [Borrower/Holdings] other than pursuant to this Agreement and (v) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

5.20 Compliance by Grantor and Subsidiaries. The Grantor hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Grantor shall comply with the covenants and agreements set forth in Sections 2.11, 6.1, 6.2, 7.1 and 7.13 of the Credit Agreement, and shall cause each of its Subsidiaries to comply with the covenants and agreements set forth in the Loan Documents that are applicable to such Subsidiary.

5.21 LLC Agreement. The Grantor shall not amend, supplement or otherwise modify the LLC Agreement in any manner that could reasonably be expected to be adverse to the Lenders.

SECTION 6. REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Receivables. (a) The Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. At any time and from time to time, upon the Collateral Agent’s request and at the expense of the Grantor, the Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) The Collateral Agent hereby authorizes each Grantor to collect the Grantor’s Receivables in the manner deemed necessary or advisable by the Grantor. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by the Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by the Grantor in the exact form received, duly indorsed by the Grantor to the Collateral Agent if required, in a Collateral Account maintained under the control (within the meaning of Section 9-104 or Section 9-106 of the New York UCC) of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by the Grantor in trust for the Collateral Agent, for the benefit of the Secured Parties, segregated from other funds of the Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s request, the Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2 Communications with Obligors; Grantor Remains Liable. (a) The Collateral Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables (the “Receivable Records”).

(b) The Collateral Agent may at any time notify, or require the Grantor to so notify, the Account Debtor or counterparty on any Receivable or Contract of the security interest of the Collateral Agent therein. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the Grantor, notify, or require the Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables and/or Contracts directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Pledged Equity Interests. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), the Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, in each case to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or organizational rights with respect to the Investment Related Property; provided, however, that no vote shall be cast or organizational right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the Grantor, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Related Property and make application thereof to the Obligations in such order as the Collateral Agent may determine, and (ii) any or all of the Investment Related Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, organizational and other rights pertaining to such Investment Related Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Related Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Related Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by the Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Related Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Related Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) The Grantor hereby authorizes and instructs each Issuer of any Investment Related Property pledged by the Grantor hereunder to comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Grantor, and the Grantor agrees that each Issuer shall be fully protected in so complying.

6.4 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Cash Proceeds received by the Grantor shall be held by the Grantor in trust for the Secured Parties, segregated from other funds of the Grantor, and shall, forthwith upon receipt by. the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its control (within the meaning of Section 9-105 or Section 9-106 of the New York UCC). All Proceeds while held by the Collateral Agent in such a Collateral Account (or by the Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. At such intervals as may be agreed upon by the Grantor and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.6) constituting Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to the Collateral Agent, to pay incurred and unpaid interest, fees and expenses of the Secured Parties under the Loan Documents;

Second, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Collateral Agent, for application by it towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and

Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing:

(a) the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Any Collateral not otherwise required to be delivered to the Collateral Agent in accordance with this Agreement shall be delivered to the Collateral Agent, at the request of the Collateral Agent, after an Event of Default has occurred and be continuing. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, Lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or Contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released.

(b) the Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable and documented costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral, including, without limitation, reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect (subject to Section 6.5), and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(c) in the event of any disposition of any of the Trademarks, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and with respect to any Intellectual Property Collateral, the Grantor shall supply the Collateral Agent or its designee with the Grantor’s know-how and expertise, and with records, documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to such Intellectual Property Collateral subject to such disposition, and the Grantor’s customer lists pertaining thereto, subject to appropriate confidentiality undertakings on the part of any person receiving such proprietary information.

(d) solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 6.6, and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of the Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property Collateral now owned or hereafter acquired by the Grantor, and wherever the same may be located.

(e) The Collateral Agent shall have no obligation to marshal any of the Collateral.

6.7 Registration Rights. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Equity Interests pursuant to Section 6.6, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Equity Interests, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors, managers and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Equity Interests, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) The Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) The Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. The Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agent and the Lenders, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8 Deficiency. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable and documented fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

6.9 Contract Remedies. The Secured Parties shall have the rights set forth in Article VI hereof, and in addition may (i) enforce all remedies, rights, powers and privileges of the Grantor under any Contract, (ii) sell any or all of the Contract Rights at public or private sale upon at least 10 days’ prior written notice and/or (iii) substitute itself or any nominee or trustee in lieu of the Grantor as party to the Contract.

SECTION 7. THE COLLATERAL AGENT

7.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following:

(i) in the name of the Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of the Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If the Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the Grantor, shall be payable by the Grantor to the Collateral Agent on demand.

(d) The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees, affiliates or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, attorneys and other advisors, attorneys in fact, affiliates, or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3 Authorization of Financing Statements. Pursuant to any applicable law, the Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. The Grantor authorizes the Collateral Agent to use collateral descriptions that describe the Collateral in an overbroad manner, such as “all personal property, whether now owned or hereafter acquired”, in any such financing statements.

7.4 Authority of Collateral Agent. The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5 Successor Collateral Agent. The Collateral Agent may resign as Collateral Agent upon 10 days’ notice to the Lenders and the Grantors. lithe Collateral Agent shall resign as Collateral Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) of the Credit

Agreement with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term “Collateral Agent” shall mean such successor agent effective upon such appointment and approval, and the former Collateral Agent’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any other Loan Document, or any holders of the Loans. If no successor agent has accepted appointment as Collateral Agent by the date that is 30 days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Collateral Agent’s resignation as Collateral Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and the other Loan Documents.

SECTION 8. MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

8.2 Notices. All notices, requests and demands to or upon the Collateral Agent or the Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon the Grantor shall be addressed to the Grantor at its notice address set forth on Schedule 7.

8.3 No Waiver by Course of Conduct Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification. (a) The Grantor agrees to pay or reimburse each Secured Party for all its reasonable and documented costs and expenses incurred in collecting against the Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Grantor is a party, including, without limitation, the reasonable and documented fees and disbursements of counsel to each Lender and of counsel to the Collateral Agent.

(b) The Grantor agrees to pay, and to save the Collateral Agent and each other Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) The Grantor agrees to pay, and to save the Collateral Agent and each other Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties; provided that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

8.6 Set-Off. The Grantor hereby irrevocably authorizes the Collateral Agent and each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without prior notice to the Grantor, any such notice being expressly waived by the Grantor, to the extent permitted by applicable law, upon any amount becoming due and payable by any Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such Secured Party to or for the credit or the account of any Grantor, or any part thereof in such amounts as the Collateral Agent or such Secured Party may elect, against and on account of the obligations and liabilities of the Grantor to the Collateral Agent or such Secured Party hereunder. The Collateral Agent and each Secured Party shall notify the Grantor promptly of any such set-off and the application made by the Collateral Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent and each Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Secured Party may have.

8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantor, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12 Submission to Jurisdiction; Waivers. The Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13 Acknowledgements. The Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party; -

(b) no Secured Party has any fiduciary relationship with or duty to the Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantor, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantor and the Secured parties.

8.14 Releases. (a) At such time as the Loans and the other Obligations (other than Obligations in respect of Specified Swap Agreements) shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor. At the request and sole expense of the Grantor following any such termination, the Collateral Agent shall deliver to the Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Grantor in a transaction permitted by the Credit Agreement, such Collateral shall be released from the Liens created hereby without delivery of any instrument or performance of any act by any party; provided that the Collateral Agent, at the request and sole expense of the Grantor, shall execute and deliver to the Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, the Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of the Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.15 WAIVER OF JURY TRIAL. THE GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Holdings Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

[NAME OF HOLDINGS]

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

JPMORGAN CHASE BANK, N.A. as Collateral Agent

By:
Name:
Title:

Schedule 1

FILINGS AND OTHER ACTIONS

(i) REQUIRED IN CONNECTION WITH THE EXECUTION, DELIVERY,

PERFORMANCE, VALIDITY AND ENFORCEABILITY OF THE AGREEMENT

(ii) FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Grantor Name	Filing Office

Federal IP Filings

Grantor Name	Filing Office

Schedule 2

LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Grantor	Jurisdiction of Organization	Identification Number	Location of Chief Executive Office

Schedule 3

LOCATIONS OF INVENTORY AND EQUIPMENT

Grantor	Location

Schedule 4

DESCRIPTION OF INVESTMENT RELATED PROPERTY

Pledged LLC Interests:

Name of Grantor	Name of Limited Liability Company	Type of Interest	Certificated (Y/N)	Certificate No.	% of Outstanding Interests of the Limited Liability Company

Pledged Partnership Interests:

Name of Grantor	Name of Partnership	Type of Interest (e.g., general or limited)	Certificated (Y/N)	Certificate No.	% of Outstanding Partnership Interests of the Partnership

Pledged Stock:

Name of Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Certificate No.	% of Outstanding Stock of the Stock Issuer

Pledged Trust Interests:

Name of Grantor	Name of Trust	Class of Trust Interest	Certificated (Y/N)	Certificate No.	% of Outstanding Trust Interests

Pledged Notes:

Name of Grantor	Issuer	Original Principal Amount	Issue Date	Maturity Date

Securities Account

Name of Grantor	Name of Securities Intermediary	Account Number	Account Name

Commodities Accounts:

Name of Grantor	Name of Commodities Intermediary	Account Number	Account Name

Deposit Accounts:

Name of Grantor	Name of Depository Bank	Account Number	Account Name

Schedule 5

Trademark Registrations and Applications

Trademark	Reg. No. (App. No.)	Reg. Date (App. Date)	Record Owner/Liens	Status/Comments

Patents

Patent	Reg. No. (App. No.)	Reg. Date (App. Date)	Record Owner/Liens	Status/Comments

Copyright Registrations

Title of Work	Reg. No.	Reg. Date	Record Owner/Liens	Status/ Comments

Top Level Domain Names

Domain	Registered	Expires	Record Owner	Status

License Agreements

Schedule 6

Material Contracts

Schedule 7

NOTICE ADDRESS OF THE GRANTOR

Schedule 8

LITIGATION

Schedule 9

FINANCIAL INSTITUTIONS

EXHIBIT P

FORM

OF

JOINDER

This JOINDER, dated [            ], 200_ (this “Joinder”), is delivered pursuant to that certain Credit Agreement, dated as of [            ], 2005 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Virgin Mobile USA, LLC, the several banks and other financial institutions or entities from time to time parties thereto and JPMORGAN CHASE BANK, NA., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Section 1. Pursuant to Section 7.4 (e) of the Credit Agreement, the undersigned hereby:

(a) agrees that this Joinder may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes the Borrower under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b) by executing and delivering this Joinder, the undersigned hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of the Borrower thereunder and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of its right, title and interest in all Collateral, whether now owned or hereafter acquired. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Joinder) as if made on and as of such date (except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date);

(c) represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Loan Document and applicable to the undersigned is true and correct in all material respects both before and after giving effect to this Joinder, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date;

(d) no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

Section 2. The undersigned agrees from time to time, upon request of the Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as the Administrative Agent may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.2 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF OPCO]

By:
Name:
Title:

Address for Notices:

Attention:

Telecopier

with a copy to:

Attention:

Telecopier

ACKNOWLEDGED AND ACCEPTED, as of the date above first written:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Annex 1-A

to Joinder

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Supplement to Schedule 7

Supplement to Schedule 8

Supplement to Schedule 9

SCHEDULE 1.1A

LENDER EXPOSURE

JPMorgan Chase Bank, N.A.	$239,500,000
Merrill Lynch Capital Corporation	$239,500,000

SCHEDULE 1.1B

REAL PROPERTY LEASES

DEMISED PREMISES	LEASE DATE	EXPIRATION DATE	LANDLORD
Portion of 3rd Floor Portion of 5th Floor Mt. Diablo Plaza 2175/2185 North California Blvd. Walnut Creek, CA	7/2003	5/31/2009, with a Five-year Tenant renewal option	RREEF AMERICA REIT II CORP. UUU

Sublease of: Entire 2nd Floor Entire 4th Floor 10 Independence Blvd. Warren, New Jersey	5/2/2002	2/28/2011	Sublandlord is AT&T Corp. Prime Landlord is 10 Independence SPE LLC

*Sub-Sublease of: Entire 3rd Floor 10 Independence Blvd. Warren, New Jersey	2/17/2006	5/31/2009	Sub-sublandlord is AON Human Capital Services LLC. Sublandlord is AT&T Corp. Prime Landlord is 10 Independence SPE LLC

Lease of Portion of 18th Floor 55 Fifth Avenue New York, New York	4/19/2002	12/31/06	55 Fifth Equities Group L.P.

*	Aon Human Capital Services LLC is currently subletting the entire third floor from AT&T Corp for a term expiring on May 31, 2009. VMU is sub-subletting the third floor from Aon Human Capital Services LLC until May 31, 2009 and thereafter VMU will become a direct subtenant of AT&T Corp. For a term ending on 2/28/2011.

SCHEDULE 1.1C

SUBSCRIBER ACQUISITION COSTS

CPGA SPEND	GROSS ADDS
	Quarterly CPGA Spend	CPGA Test Threshold	Quarterly Gross Adds Amount	Gross Add Test Period	Period
Q1 2006	$84,946,000		627,098
Q2 2006	$78,734,000	$163,680,000	509,118	1,136,216	1/1/06 to 6/30/06
Q3 2006	$72,150,000	$235,830,000	647,020	1,783,236	1/1/06 to 9/30/06
Q4 2006	$117,038,000	$352,868,000	1,215,819	2,999,055	Last 12 Months
Q1 2007	$67,021,000	$334,943,000	751,690	3,123,647	Last 12 Months
Q2 2007	$61,092,000	$317,301,000	586,108	3,200,637	Last 12 Months
Q3 2007	$65,601,000	$310,752,000	680,075	3,233,692	Last 12 Months
Q4 2007	$133,147,000	$326,861,000	1,243,128	3,261,001	Last 12 Months
Q1 2008	$71,587,000	$331,427,000	767,619	3,276,930	Last 12 Months
Q2 2008	$64,732,000	$335,067,000	600,063	3,290,885	Last 12 Months
Q3 2008	$76,071,000	$345,537,000	684,536	3,295,346	Last 12 Months
Q4 2008	$110,110,000	$322,500,000	1,214,781	3,266,999	Last 12 Months

Gross Adds for each fiscal quarter during 2009 and 2010 will be provided in a budget to be delivered to the Agent by July 1, 2008. Gross Adds for each fiscal quarter during such years will not be less than the Gross Adds set forth for the corresponding quarter during fiscal year 2008.

SCHEDULE 1.1D

SPECIFIED SWAP AGREEMENTS

Counterparty:	Lehman Brothers Special Financing Inc.
Trade Date:	October 17, 2005
Swap Notional:	US$124,687,500 Amortizing

Counterparty:	Wachovia Bank. N.A.
Trade Date:	October 17, 2005
Swap Notional:	US$124,687,500 Amortizing

SCHEDULE 4.4

CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

Consent to Assignments to be executed by Sprint Communications, Sprint Spectrum and VEL.

SCHEDULE 4.6

LITIGATION

None.

SCHEDULE 4.15

SUBSIDIARIES

None.

SCHEDULE 4.19(a)

FILING JURISDICTIONS

Delaware

New Jersey

California

United States Patent and Trademark Office

SCHEDULE 7.2(d)

EXISTING INDEBTEDNESS

None.

SCHEDULE 7.3(f)

EXISTING LIENS

None.